As filed with the Securities and Exchange Commission July 29 , 2016

Registration Statement No. 333-211636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Amendment No. 2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IEG Holdings Corporation

(Exact name of registrant as specified in its charter)

Florida	6141	90-1069184
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul Mathieson

Chief Executive Officer
IEG Holdings Corporation

6160 West Tropicana Ave., Suite E-13

Las Vegas, NV 89103

(702) 227-5626

(Name, address and telephone number of agent for service)

With copies to:

Laura Anthony, Esq. Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL 33401 (800) 341-2684	Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019 (212) 451-2300

Approximate date of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Estimated Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Subscription rights to purchase common stock	—	—		—	(2)
Shares of common stock underlying the subscription rights to purchase common stock	95,319,741	$95,319,741	(3)	$9,598.70
Total				$9,598.70

(1)	This registration statement relates to (a) the subscription rights to purchase common stock, and (b) the shares of common stock deliverable upon the exercise of such subscription rights.

(2)	The rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)	Estimated solely for purposes of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 29 , 2016

IEG HOLDINGS CORPORATION

Subscription Rights to Purchase

Up to 95,319,741 Shares of Common Stock at a Price per Share of $ 1.00 ,
Subject to a Maximum Offering of $ 95,319,741

IEG Holdings Corporation is distributing, at no charge, to holders of our common stock non-transferable subscription rights to purchase up to 95,319,741 shares of our common stock (“Stock Subscription Rights”). You will receive one Stock Subscription Right for each share of common stock owned at 5:00 p.m., Eastern time, on August 15, 2016.

Each Stock Subscription Right will entitle you to purchase one share of our common stock at a subscription price equal to $ 1.00 , subject to a maximum offering of $ 95,319,741 . We refer to this as the basic subscription privilege. The price was determined by our board of directors after a review of recent historical trading prices of our common stock and the closing sales price of our common stock on July 28 , 2016. Our common stock is quoted on the OTCQX® marketplace under the symbol “IEGH.” On July 28 , 2016, the last reported sale price of our common stock on the OTCQX was $ 1.67 per share. If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription right. If all the rights are exercised, the total purchase price of the shares offered in the rights offering would be approximately $ 95,319,741 .

We are conducting the offering to raise capital that we intend to use to fund new loan originations and for general corporate purposes. See “Use of Proceeds.”

Paul Mathieson, our Chief Executive Officer and a member of our board of directors, owns approximately 72.4% of our outstanding common stock. Mr. Mathieson has indicated his intention not to participate in the rights offering.

The Stock Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern time, on August 29 , 2016, unless we extend the rights offering period. We have the option to extend the rights offering and the period for exercising your Stock Subscription Rights for a period not to exceed 30 days, although we do not presently intend to do so. You should carefully consider whether to exercise your Stock Subscription Rights prior to the expiration of the rights offering. All exercises of Stock Subscription Rights are irrevocable, even if the rights offering is extended for 30 days by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. If the rights offering is not fully subscribed following expiration of the rights offering and the 30-day extension, Source Capital Group, Inc. (“Source Capital”) has agreed to use its best efforts to place any unsubscribed shares of common stock as part of this rights offering at the subscription price for an additional period of up to 45 days. The number of shares that may be sold by us during this period will depend upon the number of shares of common stock that are subscribed for pursuant to the exercise of rights by our shareholders. No assurance can be given that any unsubscribed shares will be sold during this period.

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service (the “IRS”), we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Our board of directors is making no recommendation regarding your exercise of the Stock Subscription Rights. The Stock Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market or on the OTC Market.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest.

We have engaged Source Capital as dealer-manager for this offering. See “Plan of Distribution.”

	Subscription Price	Dealer Manager Fee (1)	Proceeds, Before Expenses, to Us
Per share of common stock	$1.00	$0.08	$0.92
Total (2)	$95,319,741.00	$7,625,579.28	$87,694,161.72

(1) We have agreed to pay Source Capital, the dealer-manager for this rights offering, a dealer-manager fee equal to 6% of the dollar amount received by us from any gross proceeds received from cash exercises of the Stock Subscription Rights issued to stockholders in the rights offering, which commission will not exceed $6,000,000 in the aggregate. We have also agreed to pay Source Capital a non-accountable expense allowance of 1.8% of the gross proceeds of this offering, which non-accountable expense fee shall not exceed $1,800,000 in the aggregate, as well an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of this offering, which accountable expense allowance shall not exceed $200,000 in the aggregate. For any unsubscribed shares of common stock placed by Source Capital after the conclusion of the rights offering, we have agreed to pay Source Capital a placement fee equal to 6%, in lieu of the dealer-manager fee, along with continuing non-accountable and accountable expense allowances of 1.8% and 0.2%, respectively, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital if the rights offering were fully subscribed. Neither the placement fee or expense allowances in connection with the placement shall be payable with respect to any securities purchased as result of the exercise of any basic subscription privilege or oversubscription privilege in the rights offering.

(2) Assumes that the rights offering is fully subscribed and that the maximum aggregate offering amount of $95,319,741 is received by us.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and are subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

The exercise of your Stock Subscription Rights involves risks. See “Risk Factors” beginning on page 10 of this prospectus to read about important factors you should consider before exercising your Stock Subscription Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Persons effecting transactions in the securities should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

Dealer-Manager

The date of this prospectus is ________________, 2016.

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No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Some of the factors that we believe could affect our results include:

●	limitations on our ability to continue operations and implement our business plan;

●	our history of operating losses;

●	the timing of and our ability to obtain financing on acceptable terms;

●	the effects of changing economic conditions;

●	the loss of members of the management team or other key personnel;

●	competition from larger, more established companies with greater economic resources than we have;

●	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, which may not be covered by insurance;

●	costs and damages relating to pending and future litigation;

●	the impact of additional legal and regulatory interpretations and rulemaking and our success in taking action to mitigate such impacts;

●	control by our principal equity holders; and

●	the other factors set forth herein, including those set forth under “Risk Factors.”

There are likely other factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements. All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” All historical information in this prospectus has been adjusted to reflect (i) the 1-for-6 reverse stock split of our outstanding common stock that was effective February 22, 2013, and (ii) the 1-for-100 reverse stock split of our outstanding common stock that was effective June 17, 2015.

In this prospectus, unless the context indicates otherwise, “IEG Holdings,” the “Company,” “we,” “our,” “ours” or “us” refer to IEG Holdings Corporation, a Florida corporation, and its subsidiaries.

Our Company

We provide unsecured online consumer loans under the brand name “Mr. Amazing Loans” via our website and online application portal at www.mramazingloans.com. We started our business and opened our first office in Las Vegas, Nevada in 2010. From March 2013 to mid-2015, we provided unsecured consumer loans ranging from $2,000 to $10,000, and since then we only offer $5,000 consumer loans that mature in five years. We are currently licensed and originating direct consumer loans in 17 states – Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. We provide loans to residents of these states through our online application portal, with all loans originated, processed and serviced out of our centralized Las Vegas head office, which eliminates the need for physical offices in all of these states.

Our strategy is to address the funding needs of “under-banked” consumers that tend to be ignored by mainstream institutional credit providers such as traditional banks and credit unions, and charged high advanced fees and interest by fringe lenders such as payday lenders. In the current economic environment, we believe there is a substantial need for the small personal loans that we offer.

All of our personal loans are offered at less than prevailing maximum statutory rates with fixed repayments and no prepayment penalties. We conduct full underwriting on all applications, including credit checks and review of bank statements to ensure customers have the capacity to repay their loans.

We plan to continue expanding our state coverage in 2016 by obtaining state lending licenses in an additional eight states, including New York and Ohio, increasing our coverage to 25 states. As soon as we receive new state licenses, we are prepared to re-focus our existing online marketing and distribution channel resources to those states, which we expect will continue to lower our average customer acquisition cost.

For the years ended December 31, 2015 and 2014, we generated revenue of $1,835,165 and $529,225, respectively, and had net losses of $5,698,198 and $5,401,754, respectively. For the six months ended June 30 , 2016 and 2015, we generated revenue of $1,070,328 and $797,062 , respectively, and had net losses of $2,201,211 and $2,819,019 , respectively.

We were organized as a Florida corporation on January 21, 1999, originally under the name Interact Technologies, Inc. In February 2013, we changed our name to IEG Holdings Corporation. We have two wholly-owned subsidiaries, Investment Evolution Corporation (“IEC”), our U.S. operating entity that holds all of our state licenses, leases, employee contracts and other operating and administrative assets, and IEC SPV, LLC (“IEC SPV”), a bankruptcy remote special purpose entity that holds our U.S. loan receivables.

Our principal office is located at 6160 West Tropicana Avenue, Suite E-13, Las Vegas, Nevada 89103 and our phone number is (702) 227-5626. Our corporate website address is www.investmentevolution.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Issuer	IEG Holdings Corporation

Securities offered by us

We are distributing, at no charge, to holders of our common stock as of the record date for the rights offering non-transferrable Stock Subscription Rights to purchase up to 95,319,741 shares of our common stock.

You will receive one Stock Subscription Right for each share of common stock owned at 5:00 p.m., Eastern time, on August 15, 2016, which is the record date for the rights offering.

Basic subscription privilege	The basic subscription privilege of each Stock Subscription Right will entitle you to purchase one share of our common stock.

Over-subscription privilege	With respect to your Stock Subscription Right, if you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of the securities among stockholders exercising the over-subscription right. To the extent the number of the unsubscribed securities is not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available common stock will be prorated among those who properly exercised over-subscription rights based on the amount of securities each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of securities than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of securities for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

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Limitations on exercise	In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of securities as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Record date	5:00 p.m., Eastern time, on August 15, 2016.

Expiration of the rights offering	5:00 p.m., Eastern time, on August 29 , 2016, subject to extension as noted below.

Common stock subscription price	Each Stock Subscription Right will entitle you to purchase one share of our common stock at a subscription price equal to $1.00 , subject to a maximum offering of $95,319,741 .

Use of proceeds	We are conducting the offering to raise capital that we intend to use to fund new loan originations and for general corporate purposes. See “Use of Proceeds.”

Non-transferability of rights	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on any stock exchange or market or on the OTC Market.

No board recommendation

Although our directors may invest their own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the Stock Subscription Rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities. Mr. Mathieson, our Chief Executive Officer and a member of our board of directors, owns approximately 72.4% of our outstanding common stock. Mr. Mathieson has indicated his intention not to participate in the rights offering. As a group, our officers and directors beneficially own approximately 72.5% of our outstanding common stock as of July 28 , 2016. As of the date of this prospectus, none of our officers or directors has determined whether to participate in the rights offering. We cannot assure that any of our officers or directors will exercise their basic or over-subscription rights to purchase any shares issued in connection with this offering and there is no minimum amount required to be raised in this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

No revocation

All exercises of Stock Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Stock Subscription Rights, and even if the rights offering is extended for 30 days by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your Stock Subscription Rights unless you are certain that you wish to purchase the securities at the subscription price.

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U.S. federal income tax considerations

We believe that our distribution and any stockholder’s receipt and exercise of Stock Subscription Rights will not be taxable to our stockholders. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Stock Subscription Rights and the receipt, ownership and disposition of our securities. For further information, please see “Material U.S. Federal Income Tax Consequences”.

Extension, cancelation and amendment

We have the option to extend the rights offering and the period for exercising your Stock Subscription Rights for a period not to exceed 30 days, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their Stock Subscription Rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced.

If the rights offering is not fully subscribed following expiration of the rights offering and the 30-day extension, Source Capital has agreed to use its best efforts to place any unsubscribed shares of common stock as part of this rights offering at the subscription price for an additional period of up to 45 days. The number of shares that may be sold by us during this period will depend upon the number of shares of common stock that are subscribed for pursuant to the exercise of rights by our shareholders. No assurance can be given that any unsubscribed shares will be sold during this period.

Our board of directors may cancel the rights offering at any time prior to the expiration of the rights offering for any reason. In the event that the rights offering is cancelled, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

Procedures for exercise

To exercise your Stock Subscription Rights, you must complete the applicable rights certificate and deliver it to the subscription agent, Computershare Inc., together with full payment for all of the Stock Subscription Rights you elect to exercise under the basic subscription privilege and over-subscription privilege. You may deliver the documents and payments by mail or commercial carrier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you cannot deliver your rights certificate to the subscription agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering—Guaranteed Delivery Procedures.”

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No minimum	No minimum aggregate subscription amount is required to complete the rights offering. Therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering. Proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set. Shareholders should not rely on the success of the rights offering to address our need for funding.

Subscription agent	Computershare Inc.

Information agent	Georgeson LLC

Dealer-manager	Source Capital Group, Inc.

Risk factors	You should carefully read and consider the risk factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2015, and in the “Risk Factors” section beginning on page 10 of this prospectus, together with all of the other information included in this prospectus, before you decide to exercise your Stock Subscription Rights and/or Note Subscription Rights to purchase our securities.

Fees and expenses	We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay the fees charged by Source Capital acting as the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the Stock Subscription Rights.

Distribution arrangements

Source Capital will act as dealer-manager for this rights offering. Under the terms and subject to the conditions contained in the dealer-manager agreement, the dealer-manager will provide marketing assistance in connection with this offering. We have agreed to pay Source Capital a dealer-manager fee equal to 6% of the dollar amount received by us from any gross proceeds received from cash exercises of the Stock Subscription Rights issued to stockholders in this rights offering, which commission will not exceed $6,000,000 in the aggregate. We have also agreed to pay Source Capital a non-accountable expense allowance of 1.8% of the gross proceeds of this offering, which non-accountable expense fee shall not exceed $1,800,000 in the aggregate, as well as an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of this offering, which accountable expense allowance shall not exceed $200,000 in the aggregate. For any unsubscribed shares of common stock placed by Source Capital after the conclusion of the rights offering, we have agreed to pay Source Capital a placement fee equal to 6%, in lieu of the dealer-manager fee, along with continuing non-accountable and accountable expense allowances of 1.8% and 0.2%, respectively, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital if the rights offering were fully subscribed. Neither the placement fee or expense allowances in connection with the placement shall be payable with respect to any securities purchased as result of the exercise of any basic subscription privilege or oversubscription privilege in the rights offering.

We have agreed to indemnify Source Capital and their respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The dealer-manager agreement also provides that Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of gross negligence, bad faith or willful misconduct of Source Capital. Source Capital and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription or over-subscription rights or to otherwise invest in our company.

OTCQX symbol	IEGH

Questions	If you have any questions about the rights offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact the subscription agent, Computershare Inc., or the information agent, Georgeson LLC, as follows:

Subscription Agent:

By Mail:

Computershare

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Overnight Courier:

Computershare

c/o Voluntary Corporate Actions

Suite V

250 Royall Street

Canton, MA 02021

Information Agent: Georgeson 1290 Avenue of the Americas 9th Floor New York, NY 10104 (888) 680-1528 (toll free) IEGH@Georgeson.com

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Risk Factors

Before you invest in the offering, you should be aware that there are risks associated with your investment, including the risks described in the section entitled “Risk Factors” beginning on page 10 of this prospectus and the risks set forth in our annual report on Form 10-K for our fiscal year ended December 31, 2015. You should carefully read and consider the risk factors contained in our annual report on Form 10-K and in this prospectus, together with all of the other information included in this prospectus, before you decide to exercise your Stock Subscription Rights to purchase our securities.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the years ended December 31, 2015 and 2014 and the balance sheet data as of December 31, 2015 and 2014 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30 , 2016 and 2015 and the balance sheet data as of June 30 , 2016 and 2015 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,		Six Months Ended June 30 ,
	2015	2014	2016		2015
			(Unaudited)

Statement of Operations Data
Total revenues	$1,835,165	$529,225		$1,070,328		$797,062
Total operating expenses	7,012,609	5,381,671		3,283,289		3,142,103
Loss from operations	(5,177,444)	(4,852,446)		(2,212,961)		(2,345,041)
Total other income (expense)	(520,754)	(549,308)		11,750		(473,978)
Net loss	$(5,698,198)	$(5,401,754)	$	(2,201,211)	$	(2,819,019)
Net loss per share, basic and diluted	$(0.25)	$(0.42)	$	(0.04)	$	(0.14)

Balance Sheet Data (at period end)
Cash and cash equivalents	$485,559	$433,712		$174,080		$933,620
Working capital (1)	1,581,100	719,602		1,442,170		(451,952)
Total assets	7,758,149	4,929,120		8,017,651		7,869,725
Total liabilities	107,963	2,537,156		162,082		2,423,046
Stockholders’ equity	7,650,186	2,391,964		7,855,569		5,446,679

(1) Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our securities involves a number of substantial risks. You should not invest in our securities unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment.

Risks Related to Our Business and Industry

Our limited operating history and our failure since inception to achieve an operating profit makes our future prospects and financial performance unpredictable, and the current scale of our operations is insufficient to achieve profitability.

We commenced operations in 2010 and as a result, we have a limited operating history upon which a potential investor can evaluate our prospects and the potential value of an investment in our company. In addition, we have not made an operating profit since our incorporation. We remain subject to the risks inherently associated with new business enterprises in general and, more specifically, the risks of a new financial institution and, in particular, a new Internet-based financial institution. Our prospects are subject to the risks and uncertainties frequently encountered by companies in their early stages of development, including the risk that we will not be able to implement our business strategy. The current scale of our operations is insufficient to achieve profitability. If we are unable to implement our business strategy and grow our business, our business will be materially adversely affected.

Our accountants have raised substantial doubt regarding our ability to continue as a going concern.

As noted in our consolidated financial statements, we had an accumulated deficit of approximately $20.38 million and recurring losses and negative cash flows from operations as of December 31, 2015. We intend to fund operations through raising additional capital through debt financing and equity issuances and increased lending activities which may be insufficient to fund our capital expenditures, working capital or other cash requirements for the year ending December 31, 2016. We are continuing to seek additional funds to finance our immediate and long term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The audit report of Rose, Snyder & Jacobs LLP for the fiscal years ended December 31, 2015 and 2014 contains a paragraph that emphasizes the substantial doubt as to our continuance as a going concern. This means that there is a significant risk that we may not be able to remain operational for an indefinite period of time.

Historically, we have funded our operations through equity raises and with a prior credit facility. Our inability to raise additional funds or replace our revolving credit facility would have a material adverse effect on our business.

Previously, we were dependent on our credit facility with BFG Investment Holdings, LLC (“BFG”) to execute on our growth plans and operate our business. Effective July 15, 2015, BFG converted the credit facility from a revolving facility to a term loan, and we paid off the balance of the loan in August 2015. It will be very difficult for us to find a financing source to replace the revolving credit facility. The loss of our revolving credit facility could have a material adverse effect on our business. As a result of BFG’s conversion of the revolving credit facility to a term loan, monthly principal and interest payments equal to 100% of the consumer loan proceeds were due. We have been able to raise capital through the unregistered sale of shares of preferred and common stock to fund the increase in our loan book and, as a result, have not drawn down any funds from the credit facility since September 2014. Until we are able to replace the credit facility, we intend to continue to use the proceeds from equity sales to fund our operations.

On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid an aggregate of $1,676,954, representing all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG.

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We may not be able to implement our plans for growth successfully, which could adversely affect our future operations.

Since January 1, 2014, the amount we have lent to borrowers (our loan book) has grown 2,168% from $587,000 to $13,314,023 as of June 30, 2016. We expect to continue to grow our loan book and number of customers at an accelerated rate following completion of this offering. Our future success will depend in part on our continued ability to manage our growth. We may not be able to achieve our growth plans, or sustain our historical growth rates or grow at all. Various factors, such as economic conditions, regulatory and legislative considerations and competition, may also impede our ability to expand our market presence. If we are unable to grow as planned, our business and prospects could be adversely affected.

Our inability to manage our growth could harm our business.

We anticipate that our loan book and customer base will continue to grow significantly over time. To manage the expected growth of our operations and personnel, we will be required to, among other things:

●	improve existing and implement new transaction processing, operational and financial systems, procedures and controls;

●	maintain effective credit scoring and underwriting guidelines; and

●	increase our employee base and train and manage this growing employee base.

If we are unable to manage growth effectively, our business, prospects, financial condition and results of operations could be adversely affected.

We may need to raise additional capital that may not be available, which could harm our business.

Our growth will require that we generate additional capital either through retained earnings or the issuance of additional debt or equity securities. Additional capital may not be available on terms acceptable to us, if at all. Any equity financings could result in dilution to our stockholders or reduction in the earnings available to our common stockholders. If adequate capital is not available or the terms of such capital are not attractive, we may have to curtail our growth and our business, and our business, prospects, financial condition and results of operations could be adversely affected.

As an online consumer loan company whose principal means of delivering personal loans is the Internet, we are subject to risks particular to that method of delivery.

We are predominantly an online consumer loan company and there are a number of unique factors that Internet-based loan companies face. These include concerns for the security of personal information, the absence of personal relationships between lenders and customers, the absence of loyalty to a conventional hometown branch, customers’ difficulty in understanding and assessing the substance and financial strength of an online loan company, a lack of confidence in the likelihood of success and permanence of online loan companies and many individuals’ unwillingness to trust their personal details and financial future to a relatively new technological medium such as the Internet. As a result, some potential customers may be unwilling to establish a relationship with us.

Conventional “brick and mortar” consumer loan companies, in growing numbers, are offering the option of Internet-based lending to their existing and prospective customers. The public may perceive conventional established loan companies as being safer, more responsive, more comfortable to deal with and more accountable as providers of their lending needs. We may not be able to offer Internet-based lending that has sufficient advantages over the Internet-based lending services and other characteristics of conventional “brick and mortar” consumer loan companies to enable us to compete successfully.

We may not be able to make technological improvements as quickly as some of our competitors, which could harm our ability to compete with our competitors and adversely affect our results of operations, financial condition and liquidity.

Both the Internet and the financial services industry are undergoing rapid technological changes, with frequent introductions of new technology-driven products and services. In addition to improving the ability to serve customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend in part upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers. If we are unable, for technical, legal, financial or other reasons, to adapt in a timely manner to changing market conditions, customer requirements or emerging industry standards, our business, prospects, financial condition and results of operations could be adversely affected.

A significant disruption in our computer systems or a cyber security breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

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Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

We process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

Any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

Our unsecured loans generally have delinquency and default rates higher than prime and secured loans, which could result in higher loan losses.

We are in the business of originating unsecured personal loans. As of June 30, 2016, approximately 2.67 % of our customers are subprime borrowers, which we define as borrowers having credit scores below 600 on the credit risk scale developed by VantageScore Solutions, LLC. Unsecured personal loans and subprime loans generally have higher delinquency and default rates than secured loans and prime loans. Subprime borrowers are associated with lower collection rates and are subject to higher loss rates than prime borrowers. Subprime borrowers have historically been, and may in the future become, more likely to be affected, or more severely affected, by adverse macroeconomic conditions, particularly unemployment. If our borrowers default under an unsecured loan, we will bear a risk of loss of principal, which could adversely affect our cash flow from operations. Delinquency interrupts the flow of projected interest income from a loan, and default can ultimately lead to a loss. We attempt to manage these risks with risk-based loan pricing and appropriate management policies. However, we cannot assure you that such management policies will prevent delinquencies or defaults and, if such policies and methods are insufficient to control our delinquency and default risks and do not result in appropriate loan pricing, our business, financial condition, liquidity and results of operations could be harmed. If aspects of our business, including the quality of our borrowers, are significantly affected by economic changes or any other conditions in the future, we cannot be certain that our policies and procedures for underwriting, processing and servicing loans will adequately adapt to such changes. If we fail to adapt to changing economic conditions or other factors, or if such changes affect our borrowers’ capacity to repay their loans, our results of operations, financial condition and liquidity could be materially adversely affected. At June 30, 2016, we had 73 loans considered past due at 31+ days past due, representing 3.48% of the number of loans in our active portfolio. At June 30, 2016, we had 70 loans delinquent or in default (defined as 91+ days past due) representing 3.56% of the number of loans in our active portfolio. Loans become eligible for a lender to take legal action at 60 days past due.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

Our risk management efforts may not be effective which could result in unforeseen losses.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures, and techniques, including our scoring methodology, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or identify additional risks to which we may become subject in the future.

We face strong competition for customers and may not succeed in implementing our business strategy.

Our business strategy depends on our ability to remain competitive. There is strong competition for customers from personal loan companies and other types of consumer lenders, including those that use the Internet as a medium for lending or as an advertising platform. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies such as OneMain Financial;

●	peer-to-peer lending companies such as LendingClub Corp. and Prosper Marketplace Inc.;

●	online personal loan companies such as Avant;

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending; and

●	payday lenders, tribal lenders and other online consumer loan companies.

Some of these competitors have been in business for a long time and have name recognition and an established customer base. Most of our competitors are larger and have greater financial and personnel resources. In order to compete profitably, we may need to reduce the rates we offer on loans, which may adversely affect our business, prospects, financial condition and results of operations. To remain competitive, we believe we must successfully implement our business strategy. Our success depends on, among other things:

●	having a large and increasing number of customers who use our loans for financing needs;

●	our ability to attract, hire and retain key personnel as our business grows;

●	our ability to secure additional capital as needed;

●	our ability to offer products and services with fewer employees than competitors;

●	the satisfaction of our customers with our customer service;

●	ease of use of our websites; and

●	our ability to provide a secure and stable technology platform for providing personal loans that provides us with reliable and effective operational, financial and information systems.

If we are unable to implement our business strategy, our business, prospects, financial condition and results of operations could be adversely affected.

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We depend on third-party service providers for our core operations including online lending and loan servicing, and interruptions in or terminations of their services could materially impair the quality of our services.

We rely substantially upon third-party service providers for our core operations, including online web lending and marketing and vendors that provide systems that automate the servicing of our loan portfolios which allow us to increase the efficiency and accuracy of our operations. These systems include tracking and accounting of our loan portfolio as well as customer relationship management, collections, funds disbursement, security and reporting. This reliance may mean that we will not be able to resolve operational problems internally or on a timely basis, which could lead to customer dissatisfaction or long-term disruption of our operations. If these service arrangements are terminated for any reason without an immediately available substitute arrangement, our operations may be severely interrupted or delayed. If such interruption or delay were to continue for a substantial period of time, our business, prospects, financial condition and results of operations could be adversely affected.

If we lose the services of any of our key management personnel, our business could suffer.

Our future success significantly depends on the continued service and performance of our Chief Executive Officer, Paul Mathieson and our Chief Operating Officer, Carla Cholewinski. Competition for these employees is intense and we may not be able to attract and retain key personnel. We do not maintain any “key man” or other related insurance. The loss of the service of our Chief Executive Officer or our Chief Operating Officer, or the inability to attract additional qualified personnel as needed, could materially harm our business.

We have incurred, and will continue to incur, increased costs as a result of being a public reporting company.

In April 2015, we became a public reporting company. As a public reporting company, we incur significant legal, accounting and other expenses that we did not incur as a non-reporting company, including costs associated with our SEC reporting requirements. We expect that the additional reporting and other obligations imposed on us under the Exchange Act, will increase our legal and financial compliance costs and the costs of our related legal, accounting and administrative activities significantly. Management estimates that compliance with the Exchange Act reporting requirements as a reporting company will cost in excess of $200,000 annually. Given our current financial resources, these additional compliance costs could have a material adverse impact on our financial position and ability to achieve profitable results. These increased costs will require us to divert money that we could otherwise use to expand our business and achieve our strategic objectives.

We operate in a highly competitive market, and we cannot ensure that the competitive pressures we face will not have a material adverse effect on our results of operations, financial condition and liquidity.

The consumer finance industry is highly competitive. Our success depends, in large part, on our ability to originate consumer loan receivables. We compete with other consumer finance companies as well as other types of financial institutions that offer similar products and services in originating loan receivables. Some of these competitors may have greater financial, technical and marketing resources than we possess. Some competitors may also have a lower cost of funds and access to funding sources that may not be available to us. While banks and credit card companies have decreased their lending to non-prime customers in recent years, there is no assurance that such lenders will not resume those lending activities. Further, because of increased regulatory pressure on payday lenders, many of those lenders are starting to make more traditional installment consumer loans in order to reduce regulatory scrutiny of their practices, which could increase competition in markets in which we operate.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our marketplace, effectiveness of the credit decisioning and scoring models used in the marketplace, changes to our marketplace, our ability to effectively manage and resolve borrower and investor complaints, privacy and security practices, litigation, regulatory activity and the experience of borrowers and investors with our marketplace or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders such as us. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

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We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending and leasing practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each contract or loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system used by us must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency and to respond to consumers who inquire regarding any adverse reporting submitted by us to the consumer reporting agencies. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain the privacy of certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Servicemembers Civil Relief Act, which requires us, in most circumstances, to reduce the interest rate charged to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

The Consumer Financial Protection Bureau (the “CFPB”) is a new agency, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business.

The CFPB, which commenced operations in 2011, has broad authority over the business in which we engage. This includes authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Actions by the CFPB or other regulators against us or our competitors that discourage the use of the marketplace model or suggest to consumers the desirability of other loan products or services could result in reputational harm and a loss of borrowers or investors. Our compliance costs and litigation exposure could increase materially if the CFPB or other regulators enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted.

If our involvement in a December 11, 2014 article published in the Examiner or any other publicity regarding our company or the offering during the waiting period, including our December 2, 2014 press release, were held to be in violation of federal or state securities laws, we could incur monetary damages, fines or other damages that could have a material adverse effect on our financial condition and prospects.

On December 11, 2014, information about our company was published in an article by the Examiner. Our chief executive officer, Mr. Mathieson, did not participate in an interview with the author of the Examiner article. Rather, the author included certain quotations from Mr. Mathieson that were contained in prior press releases by us and summarized statements previously made by Mr. Mathieson that were contained in a prior article published by the Opportunist Magazine. Prior to its publication, the author of the December 11th article provided Mr. Mathieson a copy of the article.

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In addition, we issued a press release on December 2, 2014 in which we referenced, among other things, our intention to file a registration statement on Form S-1 and to list our securities on NASDAQ. The December 2nd press release presented certain statements about our company in isolation and did not disclose many of the related risks and uncertainties described in this prospectus.

If it were determined that the December 11th article, the December 2nd press release or any of our other publicity-related activities constituted a violation of Section 5 of the Securities Act, the SEC and relevant state regulators could impose monetary fines or other sanctions as provided under relevant federal and state securities laws. Such regulators could also require us to make a rescission offer, which is an offer to repurchase the securities, to our stockholders that purchased shares in this offering. This could also give rise to a private right of action to seek a rescission remedy under Section 12(a)(2) of the Securities Act.

We are unable to quantify the extent of any monetary damages that we might incur if monetary fines were imposed, rescission were required or one or more other claims were successful. As of the date of this prospectus, we are not aware of any pending or threatened claims alleging violations of any federal or state securities laws. However, there can be no assurance that any such claim will not be asserted in the future or that the claimant in any such action will not prevail. The possibility that such claims may be asserted in the future will continue until the expiration of the applicable federal and state statutes of limitations, which generally vary from one to three years from the date of sale. If the payment of damages or fines is significant, it could have a material adverse effect on our cash flows, financial condition or prospects.

Risks Relating to Our Common Stock and the Rights Offering

Trading on the OTC Markets is volatile and sporadic, which could depress the market price of our common stock and make it difficult for our security holders to resell their common stock.

Our common stock is currently quoted on the OTCQX tier of the OTC Markets. Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Markets is not a stock exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ or the New York Stock Exchange. These factors may result in investors having difficulty reselling any shares of our common stock.

Our common stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and the market price of our common stock is likely to be highly volatile in the future. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;

●	the absence of securities analysts covering us and distributing research and recommendations about us;

●	we may have a low trading volume for a number of reasons, including that a large portion of our stock is closely held;

●	overall stock market fluctuations;

●	announcements concerning our business or those of our competitors;

●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;

●	conditions or trends in the industry;

●	litigation;

●	changes in market valuations of other similar companies;

●	future sales of common stock;

●	departure of key personnel or failure to hire key personnel; and

●	general market conditions.

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Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

Because our officers and board of directors will make all management decisions, you should only purchase our securities if you are comfortable entrusting our directors to make all decisions.

Our board of directors will have the sole right to make all decisions with respect to our management. Investors will not have an opportunity to evaluate the specific projects that will be financed with future operating income. You should not purchase our securities unless you are willing to entrust all aspects of our management to our officers and directors.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the rights offering at any time prior to the expiration date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the subscription agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of common stock who desire to exercise their subscription rights and purchase common stock must act on a timely basis to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern time, on the expiration date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the subscription agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern time on the expiration date, as it may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., Eastern time, on the expiration date, as it may be extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription price by uncertified check, your check may not clear in sufficient time to enable you to exercise your subscription right and purchase shares of our common stock.

Any uncertified check used to pay for shares of our common stock must clear prior to the expiration date of this rights offering, and the clearing process may require five or more business days. If you choose to exercise your Stock Subscription Right, in whole or in part, and to pay for shares of common stock by uncertified check and your check has not cleared prior to the expiration date of this rights offering, you will not have satisfied the conditions to exercise your Stock Subscription Right and will not receive the common stock you wish to purchase.

The rights offering could impair or limit our net operating loss carry forwards.

As of December 31, 2015, we had federal income tax net operating loss (“NOL”) carryforwards, which may be applied to future taxable income, of approximately $16.0 million. Our aggregate state NOL carryforward as of December 31, 2015 is approximately $6.0 million, with the NOLs beginning to expire in 2024. The utilization of state NOLs is limited based on the jurisdiction in which the taxable income is generated. Under the Internal Revenue Code, if we undergo an “ownership change,” generally defined as a greater than 50 percentage point change (by value) in our equity ownership over a three-year period, our ability to use our pre-change net operating loss, or NOL, carryforwards to offset our post-change taxable income may be limited. We may experience ownership changes as a result of shifts in our stock ownership, including shifts in our stock ownership that can result from the rights offering. In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by us in our sole discretion, potentially result in a limitation on our ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of securities as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

We may amend or modify the terms of the rights offering at any time prior to the expiration of the rights offering in our sole discretion.

Our board of directors reserves the right to amend or modify the terms of the rights offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such stockholders and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering.

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Completion of this offering is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to our raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set. Shareholders should not rely on the success of the rights offering to address our need for funding.

None of our officers or directors, including Mr. Mathieson, has determined whether to exercise subscription rights and, as a result, the rights offering may be undersubscribed.

Paul Mathieson, our Chief Executive Officer and a member of our board of directors, owns approximately 72.4% of our outstanding common stock. Mr. Mathieson has indicated his intention not to participate in the rights offering. As a group, our officers and directors beneficially own approximately 72.5% of our outstanding common stock as of July 28, 2016. As of the date of this prospectus, none of our officers or directors has determined whether to participate in the rights offering. We cannot assure that any of our officers or directors will exercise their basic or over-subscription rights to purchase any shares issued in connection with this offering and there is no minimum amount required to be raised in this offering. As a result, the offering may be undersubscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus or other corporate milestones that we may set.

Our common stock is a “penny stock” under SEC rules. It may be more difficult to resell securities classified as “penny stock.”

Our common stock is a “penny stock” under applicable SEC rules (generally defined as non-exchange traded stock with a per-share price below $5.00). Unless we maintain a per-share price above $5.00, these rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

●	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

●	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

However, investors who have signed arbitration agreements may have to pursue their claims through arbitration.

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These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance that our common stock will not remain classified as a “penny stock” in the future.

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal control over financial reporting may have an adverse impact on the price of our common stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act and if we fail to continue to comply, our business could be harmed and the price of our securities could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of internal control over financial reporting, and for certain issuers (but not us) an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal control over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur significant expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our securities will be affected; however, we believe that there is a risk that investor confidence and the market value of our securities may be negatively affected.

Our Chief Executive Officer has, and will continue to have after giving effect to this offering, voting control, which will limit your ability to influence the outcome of important transactions, including a change in control.

As of July 28 , 2016, Mr. Mathieson beneficially owned 69,000,000 shares of our common stock, which represents 72.4% of our outstanding common stock. As a result, Mr. Mathieson controls a majority of our voting power and therefore is able to control all matters submitted to our stockholders for approval. Mr. Mathieson may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated voting power may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company and might ultimately affect the market price of our common stock.

As a board member, Mr. Mathieson owes a fiduciary duty to our stockholders and must act in good faith and in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, Mr. Mathieson is entitled to vote his shares in his own interest, which may not always be in the interests of our stockholders generally.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering to fund new loan originations and for general corporate purposes. See “Use of Proceeds.” We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

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Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months, subject only to the current public information requirement. Affiliates may sell after six months, subject to the Rule 144 volume, manner of sale (for equity securities), current public information, and notice requirements. Of the approximately 95,319,741 shares of our common stock outstanding as of July 28 , 2016, approximately 5,555,581 shares are tradable without restriction. Given the limited trading of our common stock, resale of even a small number of shares of our common stock pursuant to Rule 144 or an effective registration statement may adversely affect the market price of our common stock.

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our securities may be more volatile.

We have never paid dividends on our common stock and have no plans to do so in the future.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock may have will be in the form of appreciation, if any, in the market value of their shares of common stock. See “Dividend Policy.”

 USE OF PROCEEDS

Assuming full participation in the rights offering, we estimate that the net proceeds from the rights offering will be approximately $87,616,427 , after deducting expenses related to this offering payable by us estimated at approximately $7,703,314 , including $7,625,579 in dealer-manager fees.

Assuming all the shares of common stock offered are sold, the gross proceeds to us will be up to approximately $95,319,741. We are conducting the rights offering to raise capital that we intend to use to fund new loan originations and for general corporate purposes.

Completion of this offering is not subject to us raising a minimum offering amount. As such, proceeds from this rights offering may not be sufficient to satisfy our desired level of new loan originations in the future or meet our general corporate objectives we state in this prospectus or other corporate milestones that we may set. Stockholders should not rely on the success of this offering to address our need for funding.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. Payment of future dividends on our common stock, if any, will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

CAPITALIZATION

The following table shows:

●	Our capitalization as of June 30 , 2016; and

●

Our unaudited capitalization as of June 30, 2016, as adjusted to reflect the receipt of the net proceeds in the amount of $87,616,427 from the sale by us of 95,319,741 shares of common stock assuming full participation in the rights offering, after deducting $7,703,314 in estimated offering expenses payable by us, including $ 7,625,579 in dealer-manager fees.

We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and audited pro forma consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with “Selected Historical Consolidated Financial and Operating Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

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	As of June 30, 2016
	Actual	As Adjusted (1)
	(unaudited)
Cash and cash equivalents	$174,080	$87,790,507
Stockholders’ equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized, and 3,071,000 and 3,071,000 shares issued and outstanding on an actual basis and on an as adjusted basis, respectively	3,071	3,071
Common stock, $0.001 par value; 200,000,000 shares authorized, and 95,319,741 shares issued and outstanding on an actual basis, and 200,000,000 shares authorized and 190,639,482 shares issued and outstanding on an as adjusted basis, respectively	2,231,851	2,327,171
Additional paid-in capital	31,183,758	126,408,179
Prepaid preferred share redemption	-	-
Subscription receivable	(2,980,450)	(2,980,450)
Accumulated deficit	(22,582,661)	(30,285,975)
Total stockholders’ equity	7,855,569	95,471,996
Total capitalization	$7,855,569	$95,471,996

(1)	The number of shares of common stock to be outstanding after the offering is based on 95,319,741, which is the number of shares outstanding on June 30, 2016.

THE RIGHTS OFFERING

Please read the following information concerning the subscription rights in conjunction with the statements under “Description of Subscription Rights” on page 62 of this prospectus, which the following information supplements.

The Stock Subscription Rights

We are distributing to the record holders of our common stock as of the record date Stock Subscription Rights to purchase shares of our common stock. Each Stock Subscription Right will entitle you to purchase one share of our common stock at a subscription price equal to $1.00, subject to a maximum offering of $95,319,741. The subscription price per share was determined by our board of directors after a review of recent historical trading prices of our common stock and the closing sale price of our common stock on July 28, 2016. The closing sale price of our common stock on July 28, 2016, was $1.67 . The Stock Subscription Rights will entitle the holders of our common stock as of the record date for the rights offering to purchase up to an aggregate of approximately 95,319,741 shares of our common stock for an aggregate purchase price up to approximately $95,319,741 .

Each holder of record of our common stock as of the record date for the rights offering will receive one Stock Subscription Right for every share of our common stock owned by such holder as of 5:00 p.m., Eastern time, on the record date. Each Stock Subscription Right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below.

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Basic Subscription Privilege

With your basic subscription privilege, you may purchase one share of common stock per Stock Subscription Right, upon delivery of the required documents and payment of the subscription price of $1.00 per share, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege. However, if you exercise less than your full basic subscription privilege with respect to your Stock Subscription Right, you will not be entitled to purchase shares of common stock pursuant to your over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest.

We will deliver stock certificates evidencing your common stock purchased with the basic subscription privilege promptly after the rights offering has expired.

Over-Subscription Privilege

If you fully exercise your basic subscription privilege with respect to your Stock Subscription Rights and other stockholders do not fully exercise their basic subscription privileges with respect to Stock Subscription Rights, you may also exercise an over-subscription right to purchase additional shares of our common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of common stock among stockholders exercising this over-subscription right. To the extent the amount of unsubscribed common stock is not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the common stock will be prorated among those stockholders who properly exercised over-subscription rights based on the amount of common stock each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater amount of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that amount of common stock for which the stockholder oversubscribed, and the remaining amount of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until the full amount of the common stock has been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total amount of unsubscribed shares of common stock prior to the expiration of the rights offering, if you wish to maximize the amount of common stock you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum amount of common stock available to you, assuming that no stockholder other than you has purchased any shares of common stock pursuant to their basic subscription privilege and over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the amount of common stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of common stock is available following the exercise of Stock Subscription Rights under the basic subscription privileges.

●	To the extent the aggregate subscription price of the maximum amount of unsubscribed shares of common stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the amount of unsubscribed common stock available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest.

●	To the extent the stockholders properly exercise their over-subscription privileges for an aggregate amount of common stock that is less than the amount of the unsubscribed common stock, you will be allocated the amount of unsubscribed common stock for which you actually paid in connection with the over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest.

We will deliver stock certificates representing shares of common stock purchased with the over-subscription privilege promptly after the expiration of the rights offering.

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Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such securities as we, in our sole discretion, shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

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Reasons for the Rights Offering

In authorizing the rights offering, our board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital. Our board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances. We are conducting the rights offering to raise capital that we intend to use to fund new loan originations and for general corporate purposes. Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Officer and Director Participation in the Rights Offering

Mr. Mathieson, our Chief Executive Officer and a member of our board of directors, owns approximately 72.4% of our outstanding common stock. As a group, our officers and directors own or have the right to acquire, within 60 days of July 28 , 2016, approximately 72.5% of our outstanding common stock. As of the date of this prospectus, none of our officers or directors, including Mr. Mathieson, has determined whether to participate in the rights offering. In an effort to diversify our stockholder base, Mr. Mathieson has indicated his intention not to participate in the rights offering.

Method of Exercising Subscription Rights

The exercise of Stock Subscription Rights is irrevocable and may not be cancelled or modified, even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You may exercise your Stock Subscription Rights as follows:

Subscription by Registered Holders

You may exercise your Stock Subscription Rights by properly completing and executing the relevant rights certificate together with any required signature guarantees and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “Subscription Agent,” prior to the expiration of the rights offering.

Subscription by DTC Participants

We expect that the exercise of your Stock Subscription Rights may be made through the facilities of DTC. If your subscription rights are held of record through DTC, you may exercise your subscription rights by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of Stock Subscription Rights you are exercising and the amount of securities you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and your full subscription payment.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, custodian bank or other nominee, or if you hold our common stock certificates and would prefer to have an institution conduct the transaction relating to the subscription rights on your behalf, you should instruct your broker, custodian bank or other nominee or institution to exercise your subscription rights and deliver all documents and payment on your behalf prior to 5:00 p.m., Eastern time, on, which is the expiration of the rights offering. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian bank, nominee or institution, as the case may be, all of the required documents and your full subscription payment prior to 5:00 p.m., Eastern time, on August 29, 2016.

Payment Method

Payments must be made in full in U.S. currency by:

●	check or bank draft payable to Computershare Inc., the subscription agent, drawn upon a U.S. bank;

●	postal, telegraphic or express money order payable to the subscription agent; or

●	wire transfer of immediately available funds to accounts maintained by the subscription agent.

Payments received after the expiration of the rights offering will not be honored, and the subscription agent will return your subscription payment to you promptly, without interest. The subscription agent will be deemed to receive payment upon:

●	clearance of any uncertified check deposited by the subscription agent;

●	receipt by the subscription agent of any certified check bank draft drawn upon a U.S. bank;

●	receipt by the subscription agent of any postal, telegraphic or express money order; or

●	receipt of collected funds in the subscription agent’s account.

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If you elect to exercise your Stock Subscription Rights, we urge you to consider using a certified or cashier’s check, money order or wire transfer of funds to ensure that the subscription agent receives your funds prior to the expiration of the rights offering. If you send an uncertified check, payment will not be deemed to have been received by the subscription agent until the check has cleared, but if you send a certified check bank draft drawn upon a U.S. bank, a postal, telegraphic or express money order or wire or transfer funds directly to the subscription agent’s account, payment will be deemed to have been received by the subscription agent immediately upon receipt of such instruments and wire or transfer.

Any personal check used to pay for securities in the rights offering must clear the appropriate financial institutions prior to 5:00 p.m., Eastern time, on August 29, 2016, which is the expiration of the rights offering. The clearinghouse may require five or more business days. Accordingly, holders that wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration of the rights offering to ensure such payment is received and clears by such date.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “—Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is borne by you or your nominee, and not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Unless a rights certificate provides that the common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Exchange Act, subject to any standards and procedures adopted by the subscription agent.

Missing or Incomplete Subscription Information

If you do not indicate the number of Stock Subscription Rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Stock Subscription Rights, as the case may be, that may be exercised with the aggregate subscription payment you delivered to the subscription agent. If we do not apply your full subscription payment to your purchase of securities, any excess subscription payment received by the subscription agent will be returned to you promptly, without interest.

Expiration Date and Amendments

The subscription period during which you may exercise your Stock Subscription Rights expires at 5:00 p.m., Eastern time, on August 29, 2016, which is the expiration of the rights offering. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue common stock to you if the subscription agent receives your rights certificate or your subscription payment after that time, regardless of when the rights certificate and subscription payment were sent, unless you send the documents in compliance with the guaranteed delivery procedures described below. We may extend the expiration of the rights offering for a period not to exceed 30 days by giving oral or written notice to the subscription agent prior to the expiration date of the rights offering, although we do not presently intend to do so. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., Eastern time, on the next business day after the most recently announced expiration time of the rights offering. We will extend the duration of the rights offering as required by applicable law or regulation and may choose to extend it if we decide to give investors more time to exercise their subscription rights in the rights offering. If we elect to extend the rights offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all subscription payments advanced.

If the rights offering is not fully subscribed following expiration of the rights offering and the 30-day extension, Source Capital has agreed to use its best efforts to place any unsubscribed shares of common stock as part of this rights offering at the subscription price for an additional period of up to 45 days. The number of shares that may be sold by us during this period will depend upon the number of shares of common stock that are subscribed for pursuant to the exercise of rights by our shareholders. No assurance can be given that any unsubscribed shares will be sold during this period.

Our board of directors also reserves the right to amend or modify the terms of the rights offering. If we should make any fundamental changes to the terms of the rights offering set forth in this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included, offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such stockholder and recirculate an updated prospectus after the post-effective amendment is declared effective by the SEC. In addition, upon such event, we may extend the expiration date of the rights offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date. The terms of the rights offering cannot be modified or amended after the expiration date of the rights offering. Although we do not presently intend to do so, we may choose to amend or modify the terms of the rights offering for any reason, including, without limitation, in order to increase participation in the rights offering. Such amendments or modifications may include a change in the subscription price, although no such change is presently contemplated.

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Subscription Price

In determining the subscription price, our board of directors considered a number of factors, including: the likely cost of capital from other sources, the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, our need for liquidity and capital and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.

Conditions, Withdrawal and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason. We may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate, cancel or withdraw the rights offering, in whole or in part, we will issue a press release notifying the stockholders of such event, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest, following such termination, cancellation or withdrawal.

Cancelation Rights

Our board of directors may cancel the rights offering at any time prior to the time the rights offering expires for any reason. If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation and all subscription payments received by the subscription agent will be returned promptly, without interest.

Subscription Agent

The subscription agent for this offering is Computershare Inc. The address to which subscription documents, rights certificates, notices of guaranteed delivery and subscription payments other than wire transfers should be mailed or delivered is as follows:

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

If you deliver subscription documents, rights certificates or notices of guaranteed delivery in a manner different than that described in this prospectus, then we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for our common stock or for additional copies of this prospectus to the information agent, Georgeson LLC, at (888) 680-1528 (toll free) or IEGH@Georgeson.com .

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent in connection with the rights offering. We will also pay fees of Source Capital acting as the dealer-manager. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority (“FINRA”), or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

●	your subscription rights certificate provides that your common stock is to be delivered to you as record holder of those subscription rights; or

●	you are an eligible institution.

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You can obtain a signature guarantee from a financial institution – such as a commercial bank, savings, bank, credit union or broker dealer – that participates in one of the Medallion signature guarantee programs. The three Medallion signature guarantee programs are the following:

●	Securities Transfer Agents Medallion Program (STAMP), whose participants include more than 7,000 U.S. and Canadian financial institutions;

●	Stock Exchanges Medallion Program (SEMP), whose participants include the regional stock exchange member firms and clearing and trust companies; and

●	New York Stock Exchange Medallion Signature Program (MSP), whose participants include NYSE member firms. If a financial institution is not a member of a recognized Medallion signature guarantee program, it would not be able to provide signature guarantees. Also, if you are not a customer of a participating financial institution, it is likely the financial institution will not guarantee your signature. Therefore, the best source of a Medallion signature guarantee would be a bank, savings and loan association, brokerage firm or credit union with whom you do business. The participating financial institution will use a Medallion imprint or stamp to guarantee your signature, indicating that the financial institution is a member of a Medallion signature guarantee program and is an acceptable signature guarantor.

Notice to Nominees

If you are a broker, custodian bank or other nominee holder that holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the subscription agent with the proper subscription payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” which is provided with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

If you wish to exercise subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

●

deliver to the subscription agent prior to the expiration of the rights offering the subscription payment for the number of shares of common stock you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above under “—Payment Method”;

●	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery”; and

●	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the “Form of Instructions for Use of IEG Holdings Corporation Subscription Rights Certificates,” which will be distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution acceptable to the subscription agent. A form of that guarantee is included with the Notice of Guaranteed Delivery.

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In your Notice of Guaranteed Delivery, you must provide:

●	your name;

●

the number of subscription rights represented by your rights certificate, the number of shares of common stock for which you are subscribing under your basic subscription privilege, and the number of shares of common stock for which you are subscribing under your over-subscription privilege, if any; and

●	your guarantee that you will deliver to the subscription agent a rights certificate evidencing the subscription rights you are exercising within three (3) business days following the date the subscription agent receives your Notice of Guaranteed Delivery.

You may deliver your Notice of Guaranteed Delivery to the subscription agent in the same manner as your rights certificate at the address set forth above under “—Subscription Agent.” You may alternatively transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission at (617) 360-6810 (eligible institutions only) . To confirm facsimile deliveries, you may call (781) 575-2332 .

The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you need them. You should call Georgeson LLC at (888) 680-1528 (toll free) to request additional copies of the form of Notice of Guaranteed Delivery.

Transferability of Stock Subscription Rights

The Stock Subscription Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone. The Stock Subscription Rights will not be listed for trading on any stock exchange or market or on the OTC Market.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering. In resolving all such questions, we will review the relevant facts, consult with our legal advisors and we may request input from the relevant parties. Our determination will be final and binding. Once made, subscriptions and directions are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors, and we will not accept any alternative, conditional or contingent subscriptions or directions. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion. Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Escrow Arrangements; Return of Funds

The subscription agent will hold funds received in payment for securities in a segregated account pending completion of the rights offering. The subscription agent will hold this money in escrow until the rights offering is completed or is withdrawn and canceled. If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest. In addition, all subscription payments received by the subscription agent will be returned promptly, without interest, if subscribers decide to cancel their subscription rights in the event that we extend the rights offering for a period of more than 30 days after the expiration date or if there is a fundamental change to the terms of the rights offering.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the rights offering, if any, until certificates representing the shares of our common stock are issued to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, the full subscription payment and any other required documents to the subscription agent.

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Foreign Stockholders

We will not mail this prospectus or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The subscription agent will hold these rights certificates for their account. To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., Eastern time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights and even if the rights offering is extended by our board of directors. However, if we amend the rights offering to allow for an extension of the rights offering for a period of more than 30 days or make a fundamental change to the terms of the rights offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your subscription rights unless you are certain that you wish to purchase securities at the subscription price.

Regulatory Limitation

We will not be required to issue to you securities pursuant to the rights offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such securities and if, at the time the rights offering expires, you have not obtained such clearance or approval.

U.S. Federal Income Tax Treatment of Rights Distribution

We believe that our distribution and any stockholder’s receipt and exercise of these subscription rights to purchase shares of our common stock will not be taxable to our stockholders for the reasons described below in “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the subscription rights. You are urged to make your decision based on your own assessment of our business and the rights offering. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our common stock.

Listing

The subscription rights will not be listed for trading on any stock exchange or market or on the OTC Market.

Compliance with Regulations Pertaining to the Subscription Rights Offering

We are not making the subscription rights offering in any state or other jurisdiction in which it is unlawful to do so. We will offer the subscription rights in all states pursuant to exemptions from registration requirements, with the exception of California, where the securities are being registered pursuant to qualification by coordination. We are not aware of any state securities laws with respect to such exemptions that would restrict the number of shares available for over-subscription shares. We are also not aware of any securities laws of the State of California regarding qualification by coordination that would restrict the number of shares available for over-subscription requests or that would require us to delay the allocation and distribution of the over-subscription shares. As a result, we do not anticipate any delay in any state as a result of restrictions on over-subscription requests.

Notwithstanding the foregoing, we will not sell or accept an offer to purchase the subscription rights from you if you are a resident of any state or other jurisdiction in which we subsequently determine that the sale or offer of the subscription rights would be unlawful. If that happens, we may delay the commencement of the subscription rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the subscription rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the subscription rights offering. We do not expect that there will be any changes in the terms of the subscription rights offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses material U.S. federal income tax considerations relating to (i) the receipt and exercise (or expiration) of the subscription rights as contemplated throughout this rights offering, and (ii), if applicable, in connection with the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, the acquisition, ownership and sale of shares of our common stock, and with respect to such U.S. federal income tax matters addressed herein as to which affirmative conclusions of our tax counsel, Legal & Compliance, LLC, are made, constitute the opinion of said tax counsel. This discussion , and the opinions of tax counsel expressed herein, addresses only the treatment to a Shareholder (defined below ) that is a U.S. holder (defined below), and who receives subscription rights pursuant to this offering, or holds shares of our common stock issued upon the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, in each instance as capital assets within the meaning of Section 1221 of the Code. This discussion does not provide a complete or comprehensive analysis of all potential tax considerations. The information provide herein is based on existing United States federal income tax authorities, including but not limited to, the Code, the Treasury Regulations promulgated thereunder, legislative history, judicial authority and published rulings, any of which may subsequently change, possibly retroactively, or interpreted differently by the IRS, so as to result in U.S. federal income tax consequences different from those discussed throughout this offering. This discussion neither binds nor precludes the IRS from adopting a position contrary to, or otherwise challenging, the positions addressed in this prospectus, and we cannot assure you that such a contrary position could not be asserted successfully by the IRS or adopted by a court if the position or matter was litigated. We have not sought, and will not seek a ruling from the IRS regarding the tax considerations discussed herein. Additionally, this discussion does not address any tax consequences under foreign, state, or local tax laws, nor does it address the effects of the U.S. federal estate or gift tax laws.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular Shareholder in light of such Shareholder’s circumstances. For example, this discussion does not apply to a Shareholder who is not a U.S. holder or Shareholders who are members of a special class of holders subject to special rules, including, without limitation, financial institutions, banks, regulated investment companies, real estate investment trusts, dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations or entities, tax-deferred or other retirement accounts, insurance companies, persons liable for alternative minimum tax, holders who hold shares of our common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction, holders whose functional currency is not the U.S. dollar, certain former citizens or residents of the U.S., and holders who received our common stock on which the subscription rights are distributed in satisfaction of our indebtedness.

As used throughout this discussion, a “U.S. holder” means a beneficial owner of subscription rights, or shares of our common stock acquired pursuant to the exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, in either case, as is the subject matter of this offering, that is:

●	An individual who is a citizen or resident of the United States, including an alien individual who either is a lawful permanent resident of the United States or meets the substantial presence test under Code Section 7701(b);

●	A corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized, or treated as created or organized, in or under the laws of the United States, any state thereof, or the District of Columbia;

●	An estate whose income is subject to U.S. federal income tax regardless of its source; or

●	A trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

In addition, as used throughout this discussion, the term “Securities,” means shares of our common stock, and the term, “Shareholder,” means a U.S. holder who is a holder of shares of our common stock. As such, this discussion addresses the receipt of the subscription rights contemplated in this offering by current holders of shares of our common stock.

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If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) receives the subscription rights or holds the common stock received upon exercise of the basic subscription privilege or, if applicable, the over-subscription privilege, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner and the partnership are urged to consult their own tax advisors as to the U.S. federal income tax consequences of receiving the subscription rights, exercising (or allowing to expire) the basic subscription privilege or, if applicable, the over-subscription privilege, and acquiring, holding or disposing of shares of our common stock.

EACH U.S. HOLDER OF SUBSCRIPTION RIGHTS AND, IF APPLICABLE, OUR COMMON STOCK, IS STRONGLY URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS IN CONNECTION WITH THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE RECEIPT, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

Receipt of Subscription Rights Considered Non-Taxable

Receipt of the Subscription Rights

Tax counsel opines that our distribution of subscription rights to a Shareholder with respect to such Shareholder’s Securities will be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Code and the Treasury Regulations promulgated thereunder. The remainder of this section entitled “—Receipt of Subscription Rights Considered Non-Taxable” assumes that tax counsel’s opinion hereby expressed that the receipt by a Shareholder of subscription rights with respect to such Shareholder’s Securities pursuant to this rights offering would be confirmed to be non-taxable for U.S. federal income tax purposes. However, counsel’s conclusion is not assured, and it is possible that the IRS could take a contrary view.

If, contrary to tax counsel’s conclusion and corresponding opinion hereunder that the distribution of subscription rights to a Shareholder with respect to such Shareholder’s Securities constitutes a non-taxable event, the receipt by a Shareholder of subscription rights hereunder would , instead, be deemed a part of a “disproportionate distribution” under Section 305(b)(2) of the Code, then such receipt would be treated as a potentially taxable distribution as to such Shareholder to the extent of the fair market value of the subscription rights received as of the date received. In such a case, and contrary to tax counsel’s opinion herein that the distribution of subscription rights will not be deemed to constitute a taxable event, the federal income tax treatment discussed below under the section entitled “—Receipt of Subscription Rights if the Rights Offering Would Be Considered Taxable” would be applicable.

Tax Basis in the Subscription Rights

If the fair market value of the subscription rights received by a Shareholder would be confirmed to be less than 15% of the fair market value of such Shareholder’s Securities as of the date the subscription rights are distributed, then such holder’s subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes pursuant to Code Section 307(b) unless a Shareholder elects pursuant to Section 307(b)(2) of the Code to allocate a portion of such holder’s tax basis in such holder’s existing Securities between (i) such Shareholder’s Securities and (ii) such Shareholder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing Securities and subscription rights determined as of the date of the receipt of the subscription rights as set forth in Section 307(a) of the Code. If a Shareholder chooses to make such an election, then such holder must make this election on a statement included with such holder’s tax return for the taxable year in which such holder receives subscription rights pursuant to this offering. Such an election, if made, is irrevocable, and the Shareholder must retain a copy of the election and the tax return with which the election was filed in order to substantiate the use of an allocated basis upon subsequent disposition of the stock acquired by exercise.

If the fair market value of the subscription rights received by a Shareholder is 15% or more of the fair market value of such holder’s Securities as of the date the subscription rights are distributed, then such holder must allocate such holder’s tax basis in such holder’s existing Securities between (i) such Shareholder’s shares of Securities, and (ii) such Shareholder’s subscription rights received pursuant to this offering, in proportion to the relative fair market values of such existing Securities and subscription rights determined as of the date of the distribution of the subscription rights as called for by Section 307(a) of the Code.

The fair market value of the subscription rights on the date the subscription rights are to be received pursuant to this offering is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the subscription rights as of that date. Fair market value is defined generally as the price at which property would hypothetically change hands between a willing buyer and a willing seller, where neither is under any compulsion to buy or sell. Fair market value is a factual determination. In determining the fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our common stock on the date that the subscription rights are distributed or received, the length of the time period during which the subscription rights may be exercised, the fact that the subscription rights are non-transferable, and any other relevant facts and circumstances.

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Exercise of the Subscription Rights

A Shareholder would not recognize any gain or loss upon the exercise of subscription rights received pursuant to this rights offering, but instead would adjust the basis of the stock acquired through exercise of the right. For example, a Shareholder’s tax basis in shares of our common stock acquired through the exercise of subscription rights acquired pursuant to this offering would equal the sum of (i) the subscription price paid for the shares upon the terms of this offering, plus (ii) the tax basis, if any, in those subscription rights allocated to them upon their issuance. For purposes of the determination of the character of gain or loss realized by a Shareholder on the prospective disposition of shares acquired through exercise of the subscription rights being distributed in connection with this offering, the holding period for shares of our common stock acquired through the exercise of such subscription rights would commence as of the date the subscription rights were exercised versus the date that the subscription rights to be distributed in this offering occurred.

Expiration of the Subscription Rights

A Shareholder who would allow subscription rights received pursuant to this rights offering to lapse without exercise generally would not recognize any gain or loss upon such expiration. If, in connection with the receipt of subscription rights pursuant to this offering, a Shareholder, by election or otherwise, had allocated a portion of the tax basis in such Shareholder’s then existing Securities to such Shareholder’s subscription rights, then upon the expiration of such subscription rights, the portion of the tax basis previously allocated to the subscription rights would be re-allocated, or re-attributed, to such Shareholder’s Securities, and the Shareholder’s tax basis in such Securities would be restored to what it was immediately before the Shareholder’s receipt of the subscription rights in this offering.

Receipt of Subscription Rights if the Rights Offering Would Be Considered Taxable

Receipt of Subscription Rights

In general, receipt by a Shareholder of subscription rights to acquire shares of our common stock generally would be taxable as to the Shareholder if , in contrast to the opinion of tax counsel hereunder that the distributions of stock purchase rights in connection with this offering are non-taxable distributions to them, the distribution or issuance (alone or as part of a series of distributions or issuances, including deemed distributions and issuances) either (i) would be deemed to be a receipt of cash or property by some Shareholders, with a corresponding increase in the proportionate interests of other Shareholders in the assets or earnings and profits of the Company (i.e., a disproportionate distribution, as contemplated in Section 305(b)(2) of the Code), or (ii) would be, at the election of any of the Shareholders, payable either in cash or property in lieu of the rights to acquire additional shares of our common stock (i.e., a distribution in lieu of money, as contemplated in Section 305(b)(1) of the Code) . As previously indicated, for these purposes, the term “Securities,” means shares of our common stock and rights to acquire shares of our common stock.

If, contrary to tax counsel’s opinion that the rights offering hereunder is amenable to treatment as a non-taxable, Section 305(a) distribution in respect of stock, the distribution or issuance to a Shareholder of subscription rights pursuant to this offering were to be characterized instead as part of a distribution in lieu of money or a disproportionate distribution as contemplated under Sections 305(b)(1) and 305(b)(2) of the Code, respectively, then such distribution would generally be treated as being includable in the gross income of a Shareholder as a dividend in respect of that Shareholder’s common stock, to the extent that the fair market value of the subscription rights distributed would be allocable to our current and accumulated earnings and profits, if any. Owing to the fact, however, that we have reported a cumulative $16 million net operating loss through December 31, 2015, while we have not undertaken a formal calculation of the Company’s earnings and profits for purposes of this disclosure, we believe that upon such formal calculation, it would be confirmed that the Company has no earnings and profits as to which a taxable distribution in connection with the rights offered hereby might be deemed a taxable dividend distribution as to the Shareholder, even assuming that the distribution would be found to be characterized as a distribution in lieu of money or a disproportionate distribution under Section 305(b ) of the Code. Assuming in the abstract, nonetheless, that the distribution of the rights hereunder this offering would be deemed to be dividends to the Shareholders (i.e. that there would be a deemed distribution of property out of corporate earnings and profits or a disproportionate distribution for federal income tax purposes), any dividend received by corporate Shareholders would be taxable at ordinary corporate income tax rates, subject to any applicable dividends-received deduction. Subject to the discussion below respecting the additional Medicare tax (see, “—Net Investment Income Tax”), qualified dividends received by non-corporate Shareholders would be taxable at a maximum rate of 20% (for Shareholders in the maximum 39.6% marginal income tax bracket, and at a maximum rate of 15% for Shareholders in a marginal income tax bracket less than the maximum 39.6% bracket), provided the holder satisfies applicable holding period requirements. Assuming, in such a case, that the distribution of the subscription rights pursuant to this offering would be treated as a taxable Section 305(b) distribution, we believe, but cannot assure, that the Company would not have current or accumulative earnings and profits prior to the consummation of the rights offering hereunder, so as to cause the distribution contemplated in this rights offering to be treated as includable in the Shareholders’ gross income, and, therefore, taxable as dividends to Shareholders. Any distribution that would be found to be includable in the gross income of a Shareholder of shares of our common stock that would be in excess of the Company’s current and/or accumulated earnings and profits would be treated as a tax-free return of such holder’s basis in our common stock to the extent of that basis, and amounts of distributions in excess of such Shareholder’s basis in our common stock would be treated as gain from the sale or exchange of such common stock. Shareholders acquiring rights to acquire shares of our common stock pursuant to a distribution deemed to be part of a disproportionate distribution (or part of a distribution in lieu of money), would be taxable to such Shareholder, and could be taxable to such holder at graduated ordinary income tax rates (e.g., in a case in which a resulting gain on the ultimate disposition of shares of our common stock acquired pursuant to the Shareholder’s exercise of those rights would be deemed a short term capital gain).

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The remainder of the discussion in this section entitled, “—Receipt of Subscription Rights Assuming the Rights Offering Would Be Considered Taxable,” assumes that the receipt of subscription rights pursuant to this offering would be considered part of a disproportionate distribution, and generally taxable to the receiving Shareholder.

Tax Basis in the Subscription Rights

If the receipt of subscription rights pursuant to this offering would be found to be taxable to the receiving Shareholder in contrast to counsel’s opinion that they would not be, then regardless of whether the receipt of subscription rights would be characterized as dividend, tax-free return of basis, or gain from the sale or exchange of our common stock, a Shareholder’s tax basis in the subscription rights received would be equal to the fair market value of such subscription rights.

Exercise of the Subscription Rights

If the receipt of subscription rights pursuant to this offering would be treated as taxable to the receiving Shareholder, then such Shareholder would not recognize any gain or loss upon the exercise of such subscription rights. In such a case, a Shareholder’s tax basis of shares of our common stock acquired through the exercise of such subscription rights would equal the sum of (i) the subscription price paid for the shares of our common stock, plus (ii) the tax basis, if any, in the subscription rights immediately prior to such exercise. The holding period for shares of our common stock acquired through the exercise of the subscription rights would begin on the date the subscription rights are exercised versus the time that the rights to subscribe to those shares of our common stock pursuant to this offering were received by a Shareholder.

Expiration of the Subscription Rights

If the receipt of subscription rights pursuant to this offering would be deemed taxable in contrast to tax counsel’s opinion to the contrary, and a Shareholder would allow the subscription rights received in this offering to expire, then such Shareholder would recognize a short-term capital loss equal to such Shareholder’s tax basis in the expired subscription rights. A Shareholder’s ability to use any capital loss may be subject to limitations based upon the Shareholder’s unique income tax circumstances.

Net Investment Income Tax

In addition to the United States federal income tax, discussed above, certain Shareholders may be subject to an additional 3.8% Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, would exceed certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals the taxpayer’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. Net investment income tax is determined in a manner departing from the manner in which the U.S. federal income tax is determined. Shareholders are urged to consult their own tax advisors regarding the implications of the net investment income tax.

Ownership and Disposition of Shares of Our Common Stock

Distributions and Dividends

Distributions of cash or property in respect of shares of our common stock, if there were to be any, acquired through the exercise of subscription rights distributable in connection with this offering would be taxable to a Shareholder as a dividend to the extent such distribution would be deemed made out of any current or accumulated earnings and profits, as determined under U.S. federal income tax principles for the year in which the distribution is made. Dividends received by corporate U.S. holders are taxable at ordinary corporate income tax rates, subject to any applicable dividends-received deduction. Subject to the discussion below respecting the additional Medicare tax (see, “—Net Investment Income Tax”), qualified dividends received by non-corporate U.S. holders are taxable at a maximum rate of 20%, provided the holder meets applicable holding period requirements. Any distribution in excess of the Company’s current and accumulated earnings and profits would be characterized as a tax-free return of a Shareholder’s basis in our common stock to the extent of that Shareholder’s basis in our common stock, and any distributions in excess of a Shareholder’s basis in our common stock would be treated as gain from the sale or exchange of such common stock.

Sale or Other Taxable Disposition

Upon the sale or other taxable disposition of shares of our common stock, a Shareholder would generally recognize capital gain or loss equal to the difference between (i) the amount realized by such Shareholder in connection with such sale or other taxable disposition, and (ii) such Shareholder’s adjusted tax basis in such stock. Such capital gain or loss would generally be long-term capital gain or loss if Shareholder’s holding period respecting such stock is more than twelve months. Shareholders who are individuals are eligible for preferential rates of taxation respecting their long-term capital gains. For example, long-term capital gains recognized by individuals are taxable at a maximum rate of twenty percent (20%), in addition to the additional Medicare tax (see, “—Net Investment Income Tax), if applicable. A Shareholder’s ability to use a capital loss may be subject to limitations depending or such Shareholder’s unique income taxable status.

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Net Investment Income Tax

In addition to the United States federal income tax implications to Shareholders in respect of the distribution of rights to purchase our common stock pursuant to this offer as discussed above, certain Shareholders may be subject to an additional 3.8% Medicare tax (the “net investment income tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, would exceed certain thresholds (e.g., $250,000 for married individuals filing jointly). For these purposes, “net investment income” generally equals a taxpayer’s gross investment income (e.g., interest income, dividends and gain from the sale or other disposition of stock) reduced by deductions that are allocable to such income. The net investment income tax is determined in a manner which is different than the manner in which the U.S. federal income tax is determined. Shareholders are urged to consult their own tax advisors regarding the implications of the net investment income tax.

Information Reporting and Backup Withholding

U.S. backup withholding (currently at a rate of 28%) is imposed upon certain distributions (or deemed distributions or similar transactions such as the issuance of subscription rights to Shareholders of our common stock in this offering) to persons who fail (or are unable) to furnish the issuing entity information required pursuant to U.S. information reporting requirements. Distributions (or deemed distributions or similar transactions) to a Shareholder would generally be exempt from backup withholding, provided the Shareholder meets applicable certification requirements, including (i) providing the Company with such Shareholder’s U.S. taxpayer identification number (e.g., an individual’s social security number or individual taxpayer identification number, or an entity’s employer identification number, each a “TIN”) or (ii) otherwise establishing an exemption (e.g., an exemption from backup withholding as a corporate payee), in each instance on a properly filled out IRS Form W-9, W-8 BEN or W-8BEN-E, as applicable, certifying under penalties of perjury that, among others, such TIN or exemption is correct, together with such other certifications as may be required by law.

Backup withholding does not represent an additional tax. Any amounts that would be withheld from a distribution to a Shareholder under the backup withholding rules would generally be allowed as a credit against such Shareholder’s U.S. federal income tax liability, and perhaps would entitle such Shareholder to a refund, provided the required information and returns would be timely furnished by such Shareholder to the IRS.

AS INDICATED ABOVE, THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND SHOULD NOT BE VIEWED AS COMPLETE OR COMPREHENSIVE TAX ADVICE. BOTH (I) SHAREHOLDERS RECEIVING A DISTRIBUTION OF STOCK RIGHTS CONTEMPLATED IN THIS OFFERING, AND (II) SHAREHOLDERS CONSIDERING THE PURCHASE OF OUR COMMON STOCK BY EXERCISING SUCH STOCK RIGHTS, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN LAWS TO THEM.

MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQX tier of the OTC Markets under the symbol “IEGH.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information.

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. As of June 17, 2015, we effected a 1-for-100 reverse stock split of our outstanding shares. All prices in the following table reflect post-reverse split prices.

Fiscal Year Ended December 31, 2014

	High	Low
Fiscal Quarter Ended:
March 31, 2014	$10.00	$10.00
June 30, 2014	$12.00	$10.00
September 30, 2014	$45.00	$10.00
December 31, 2014	$100.00	$19.00

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Fiscal Year Ended December 31, 2015

	High	Low
Fiscal Quarter Ended:
March 31, 2015	$51.00	$38.75
June 30, 2015	$55.00	$25.00
September 30, 2015	$27.50	$8.00
December 31, 2015	$10.00	$7.49

Fiscal Year Ending December 31, 2016

	High	Low
Fiscal Quarter:
Ended March 31, 2016	$9.90	$4.95
Ended June 30, 2016	$6.50	$1.75
Ending September 30, 2016 (1)	$2.40	$1.66

(1) Reflects transactions through July 28 , 2016.

On July 28 , 2016, the closing price for our common stock on the OTCQX was $1.67 per share.

The volume of our shares traded on the OTC Markets was insignificant and therefore, we do not believe the prices represent a reliable indication of the fair market value of these shares. We sold shares of common stock in private placements during 2014 at prices ranging from $0.50 per share to $2.00 per share, during 2015 at prices ranging from $1.00 per share to $5.00 per share, and in 2016 at prices ranging from $1.00 to $5.00 per share.

Holders of Common Stock

As of July 28, 2016, there were approximately 1,006 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

We have not paid any cash dividends on our common stock and do not currently anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business.

We have no securities authorized for issuance under equity compensation plans.

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At June 30 , 2016, we had a net tangible book value of approximately $7,855,569, or $0.08 per share of our common stock. We calculate net tangible book value per share by calculating the difference between the total assets less intangible assets and total liabilities, and dividing the result by the number of shares of common stock outstanding.

By way of illustration, the following table illustrates this per-share dilution assuming a subscription price of $1.00 , which represents the amount which is 60% of $1.67 , which is the closing price per share of our common stock as quoted on the OTCQX® marketplace on July 28 , 2016.

Pro forma as adjusted net tangible book value dilution per share represents the difference between the amount per share of common stock in the rights offering and the pro forma net tangible book value per share of common stock immediately after the completion of this offering as of June 30 , 2016 after giving effect to the sale by us of 95,319,741 shares of our common stock at an assumed price of $1.00 per share and the application of the estimated net proceeds to us in this offering as described under “Use of Proceeds.”

Assumed Subscription Price		$1.00
Net tangible book value per share at June 30, 2016 before the rights offering	$0.08
Increase in pro forma as adjusted net tangible book value per share attributable to the rights offering	$0.46
Less: Pro forma as adjusted net tangible book value per share after giving effect to the rights offering		$0.54
Dilution in pro forma as adjusted net tangible book value per share to purchasers in the rights offering		$0.46

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We are a consumer finance company providing responsible online personal loan products to customers in 17 states via our website and online application portal. We provide unsecured loans to individuals. Our $5,000 online personal loans range from 23.9% - 29.9% APR and all are unsecured over a five-year term. We have a five-year track record of high quality origination, underwriting and servicing of personal loans to underbanked consumers. We leverage our experience and knowledge in the consumer finance industry to achieve a meaningful return on our investment in the loan portfolio.

We have the ability to finance our businesses from a diversified source of capital and funding, including financings in the capital markets. During 2014 and 2015, we demonstrated the ability to attract capital markets funding for our core personal loans by completing private placements of common stock and preferred stock.

We operate in one business segment: Consumer Loans.

Results of Operations

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

Interest Revenue

For the six months ended June 30 , 2016, interest revenue increased to $1,039,172, compared to $777,739 for the six months ended June 30, 2015. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the six months ended June 30, 2016, other revenue increased to $31,156, compared to $19,323 for the six months ended June 30 , 2015. Other revenue consisted of decline lead revenue, late/dishonor fees, loss recovery and stock application/processing fees. The increase was attributable to increased decline lead revenue through improved decline lead monetization processes.

Salaries and Compensation Expenses

For the six months ended June 30, 2016, salaries and compensation expenses decreased to $809,329, compared to $832,850 for the six months ended June 30 , 2015. The decrease was primarily attributable to the cessation of employment for our VP Corporate Finance.

Other Operating Expenses

For the six months ended June 30, 2016, other operating expenses increased to $819,468, compared to $576,280 for the six months ended June 30 , 2015. The increase was attributable to the higher legal and accounting costs associated with our SEC filings in the period.

Consulting Fees

For the six months ended June 30 , 2016, consulting fees decreased to $453,280 , compared to $622,813 for the six months ended June 30 , 2015. The decrease was attributable to timing of capital raising fees incurred with less new equity being raised in the period.

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Provision for Credit Losses

For the six months ended June 30, 2016, the provision for credit losses expense increased to $742,437 , compared to $580,008 for the six months ended June 30 , 2015. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from prior year was due to the significantly larger net loans receivable outstanding balance of $8,766,508 at June 30, 2016 compared to net loans receivable outstanding of $7,606,151 at June 30 , 2015 and an increase in loans charged off during the first quarter of 2016, offset by the results of tighter lending standards implemented, which have reduced credit losses overall during the period.

Advertising

For the six months ended June 30 , 2016, advertising expenses decreased to $221,309, compared to $315,624 for the six months ended June 30, 2015. The decrease was attributable to the reduction in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the six months ended June 30, 2016, rent expense decreased to $107,465, compared to $130,603 for the six months ended June 30 , 2015. The decrease was due to reduced relocation costs.

Travel, Meals and Entertainment

For the six months ended June 30 , 2016, travel, meals and entertainment expenses increased to $126,168 , compared to $75,910 for the six months ended June 30, 2015. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The increase was due to the significant increase in investor roadshows conducted by the CEO in the period compared to the previous period.

Depreciation and Amortization

For the six months ended June 30, 2016, depreciation and amortization decreased to $3,833, compared to $8,015 for the six months ended June 30, 2015. The minimal movement was in line with expectations.

Interest Expense

For the six months ended June 30 , 2016, interest expense decreased to $0, compared to $474,227 for the six months ended June 30, 2015. The decrease is due to repayment of BFG loan facility in August 2015.

Three Months Ended June 30, 2016 Compared to Three Months Ended June 30, 2015

Interest Revenue

For the three months ended June 30, 2016, interest revenue increased to $526,380, compared to $438,263 for the three months ended June 30, 2015. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the three months ended June 30, 2016, other revenue increased to $18,976, compared to $18,463 for the three months ended June 30, 2015. The minimal movement was in line with expectations.

Salaries and Compensation Expenses

For the three months ended June 30, 2016, salaries and compensation expenses decreased to $406,323, compared to $407,424 for the three months ended June 30, 2015. The minimal movement was in line with expectations.

Other Operating Expenses

For the three months ended June 30, 2016, other operating expenses increased to $409,407, compared to $352,185 for the three months ended June 30, 2015. The increase was attributable to the higher legal and accounting costs associated with our SEC filings.

Consulting Fees

For the three months ended June 30, 2016, consulting fees decreased to $307,693, compared to $445,849 for the three months ended June 30, 2015. The decrease was attributable to timing of capital raising fees incurred with less new equity being raised in the period.

Provision for Credit Losses

For the three months ended June 30, 2016, the provision for credit losses expense decreased to $354,918, compared to $428,604 for the three months ended June 30, 2015. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The decrease in provision for credit losses from prior year was due to the tighter lending standards, which resulted in lower credit losses in the period.

Advertising

For the three months ended June 30, 2016, advertising expenses decreased to $173,485, compared to $225,645 for the three months ended June 30, 2015. The decrease was attributable to the reduction in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the three months ended June 30, 2016, rent expense decreased to $52,778, compared to $57,100 for the three months ended June 30, 2015. The decrease was due to reduced relocation costs.

Travel, Meals and Entertainment

For the three months ended June 30, 2016, travel, meals and entertainment expenses increased to $90,040, compared to $47,121 for the three months ended June 30, 2015. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The increase was due to the significant increase in investor roadshows conducted by the CEO in the period compared to the previous period.

Depreciation and Amortization

For the three months ended June 30, 2016, depreciation and amortization marginally decreased to $1,917, compared to $4,192 for the three months ended June 30, 2015. The minimal movement was in line with expectations.

Interest Expense

For the three months ended June 30, 2016, interest expense decreased to $0, compared to $333,108 for the three months ended June 30, 2015. The decrease is due to repayment of BFG loan facility in August 2015.

Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $174,080 as of June 30, 2016, compared to $485,559 as of December 31, 2015. The decrease was due to allocation of cash to greater loan originations in the period.

Loans Receivable

We had net loan receivables of $7,701,377 as of June 30, 2016, as compared to $7,124,702 as of December 31, 2015. The increase was due to greater loan originations in the period versus repayment of loan principal by customers.

Other Receivables

We had other receivables of $84,617 as of June 30, 2016, as compared to $76,262 as of December 31, 2015. Other receivables comprised outstanding invoices for decline lead revenue due from marketing partners and accrued interest receivable on our consumer loans at June 30, 2016. The increase in other receivables is primarily due to the increase in decline leads in the period.

Property and Equipment

We had net property and equipment of $24,678 as of June 30, 2016 as compared to $28,511 as of December 31, 2015. The minimal movement was in line with expectations and a direct result of recording depreciation expense for the period.

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Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $157,356 as of June 30, 2016, compared to $96,441 as of December 31, 2015. The increase was due to management’s decision to defer payment of a number of June expenses in full in the current period so accrual was required for those expenses.

For the Year Ended December 31, 2015 compared to December 31, 2014

	Year Ended December 31, 2015	Year Ended December 31, 2014
REVENUES
Interest revenue	$1,789,701	$521,018
Other revenue	45,464	8,207
TOTAL REVENUES	1,835,165	529,225
OPERATING EXPENSES

Salaries and compensation	2,126,243	1,889,136
Other operating expenses	1,399,157	904,920
Consulting	1,013,690	871,228
Provision for credit losses	1,134,518	614,684
Advertising	950,905	459,804
Rent	244,621	250,744
Travel, meals and entertainment	129,351	376,101
Depreciation and amortization	14,124	15,054
TOTAL OPERATING EXPENSES	7,012,609	5,381,671
LOSS FROM OPERATIONS	(5,177,444)	(4,852,446)
OTHER INCOME (EXPENSE)
Interest expense	(527,921)	(558,257)
Miscellaneous income (expense)	7,167	8,949
TOTAL OTHER INCOME (EXPENSE)	(520,754)	(549,308)
NET LOSS	$(5,698,198)	$(5,401,754)

Interest Revenue

For the year ended December 31, 2015, interest revenue increased to $1,789,701, compared to $521,018 for the year ended December 31, 2014. This increase was due to the significant growth in our interest-earning loan book of consumer receivables. We expect our interest revenue to grow significantly in future periods as we continue to grow our loan book.

Other Revenue

For the year ended December 31, 2015, other revenue increased to $45,464, compared to $8,207 for the year ended December 31, 2014. Other revenue consisted of decline lead revenue, loss recovery and processing fees. The increase was attributable to increased decline lead revenue through improved decline lead monetization processes combined with increased loan application volumes.

Salaries and Compensation Expenses

For the year ended December 31, 2015, salaries and compensation expenses increased to $2,126,243, compared to $1,889,136 for the year ended December 31, 2014. The increase was primarily attributable to increased staff levels to service the larger loan book.

Other Operating Expenses

For the year ended December 31, 2015, other operating expenses increased to $1,399,157, compared to $904,920 for the year ended December 31, 2014. The increase was attributable to the higher costs associated with a significantly higher volume of loan applications to process and larger loan book to service.

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Consulting Fees

For the year ended December 31, 2015, consulting fees increased to $1,013,690, compared to $871,228 for the year ended December 31, 2014. The increase was attributable to timing of capital raising fees incurred with significant new equity being raised in the period.

Provision for Credit Losses

For the year ended December 31, 2015, the provision for credit losses expense increased to $1,134,518, compared to $614,684 for the year ended December 31, 2014. We carry a provision for credit losses which is estimated collectively based on our loan portfolio and general economic conditions. The increase in provision for credit losses from year ended December 31, 2014 was due to the significantly larger net loans receivable outstanding balance of $7,124,702 at December 31, 2015 compared to net loans receivable outstanding of $4,316,316 at December 31, 2014.

Advertising

For the year ended December 31, 2015, advertising expenses increased to $950,905, compared to $459,804 for the year ended December 31, 2014. This increase is attributable to the increase in customer acquisition costs incurred to grow the loan book, including online advertising, direct mail, and lead generation costs.

Rent Expense

For the year ended December 31, 2015, rent expense decreased to $244,621, compared to $250,744 for the year ended December 31, 2014. The minimal movement was in line with expectations.

Travel, Meals and Entertainment

For the year ended December 31, 2015, travel, meals and entertainment expenses decreased to $129,351, compared to $376,101 for the year ended December 31, 2014. Travel, meals and entertainment expenses include corporate travel for meetings and investor presentations, as well as other investor related expenses. The decrease is attributable to a number of prior year expenses being submitted and reimbursed at June 30, 2014.

Depreciation and Amortization

For the year ended December 31, 2015, depreciation and amortization marginally decreased to $14,124, compared to $15,054 for the year ended December 31, 2014. The minimal movement was in line with expectations.

Interest Expense

For the year ended December 31, 2015, interest expense decreased to $527,921, compared to $558,257 for the year ended December 31, 2014. The decrease was due to the full repayment of the BFG senior debt facility.

Financial Position

Cash and Cash Equivalents

We had cash and cash equivalents of $485,559 as of December 31, 2015, compared to $433,712 as of December 31, 2014. The increase was due to capital raising of both common and preferred shares.

Loans Receivable

We had net loan receivables of $7,124,702 as of December 31, 2015, as compared to $4,316,316 as of December 31, 2014. The increase was due to our continued growth in loan originations.

Other Receivables

We had other receivables of $76,262 as of December 31, 2015, as compared to $25,882 as of December 31, 2014. Other receivables comprised outstanding invoices for decline lead revenue due from marketing partners and accrued interest receivable on our consumer loans at December 31, 2015. The increase in other receivables is primarily due to the increase in accrued interest receivable due to our significantly larger loan book.

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Property and Equipment

We had net property and equipment of $28,511 as of December 31, 2015 as compared to $36,100 as of December 31, 2014. The minimal movement was in line with expectations.

Loan Costs

Our net loan costs decreased from $77,781 as of December 31, 2014 to $0 as of December 31, 2015 due to the full amortization of capitalized loan cost upon the full repayment of the BFG loan facility in August 2015.

Accounts Payable and Accrued Expenses

We had accounts payable and accrued expenses of $96,441 as of December 31, 2015, compared to $172,139 as of December 31, 2014. The decrease was due to management’s decision to pay a number of December expenses in full in the current period so no accrual required.

CEO Accrued Wages

We had CEO accrued wages of $0 as of December 31, 2015, compared to $106,588 as of December 31, 2014. The reduction in accrued wages is due to CEO wages being paid in full in the current period and so no accrual required.

Senior Debt

We had senior debt of $0 as of December 31, 2015 and $2,230,000 as of December 31, 2014. This senior debt comprised advances from our $10 million revolving facility. This credit facility was converted into a term loan in July 2015 and was fully repaid on August 21, 2015.

Financial Condition, Liquidity and Capital Resources

We continue to incur operating expenses in excess of net revenue and will require capital infusions to sustain our operations until operating results improve. We may not be able to obtain such capital in a timely manner and as a result may incur liquidity imbalances.

Liquidity and Capital Resources

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015

We used cash in operations of $1,293,403 during the six months ended June 30 , 2016, compared to $2,109,101 during the six months ended June 30, 2015, and this decrease is in line with expectations due to the continued growth of our revenue. We used cash in investing activities of $1,319,112 during the six months ended June 30, 2016, compared to $2,964,813 of cash used during the six months ended June 30, 2015. The decrease in cash used in investing activities is primarily due to a decrease in loans receivable originated.

We were provided $2,301,036 of net cash from financing activities during the six months ended June 30, 2016, compared to $5,573,822 during the same period in 2015. The funds were attributable to proceeds from preferred stock and common stock received and was a decrease from the corresponding period in 2015.

At June 30, 2016, we had cash on hand of $174,080, which is not sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity capital raisings.

On August 21, 2015, we, through certain of our wholly owned subsidiaries, paid an aggregate of $1,676,954, representing all principal and accrued interest under the Loan and Security Agreement, as amended (the “Loan Agreement”), among BFG and certain of our wholly owned subsidiaries. As a result, there is currently no outstanding balance under the Loan Agreement. However, the Loan Agreement continues in effect and we are subject to a net profit interest under which we are required to pay BFG 20% of the “Net Profit” of its subsidiary, IEC SPV, LLC, until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of refinancing the loan through a third party, as provided in the Loan Agreement, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. The Net Profit arrangement can be terminated by us upon a payment of $3,000,000 to BFG. Net profit interest for the six months ended June 30, 2016 and 2015 was $58,885 and $51,551, respectively. As of June 30, 2016 the $58,885 were fully accrued for.

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Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

We used cash in operations of $3,959,568 during the year ended December 31, 2015, compared to $3,302,159 during the year ended December 31, 2014, and this increase is in line with expectations due to the continued growth or our loan book and associated higher operating expenses. We used net cash from investing activities of $4,057,025 during the year ended December 31, 2015, compared to $4,513,954 during the year ended December 31, 2014. The decrease in cash used in investing activities is primarily due to an increase in loans receivable repaid from the larger loan book.

We were provided $8,068,440 of net cash from financing activities during the year ended December 31, 2015, compared to $7,967,946 during the year ended December 31, 2014. The funds were attributable to proceeds from preferred stock and proceeds from common stock received in the year ended December 31, 2015 and was a minimal change from the corresponding period in 2014.

At December 31, 2015, we had cash on hand of $485,559, which is not sufficient to meet our operating needs for the next 12 months. We plan to continue to raise the required capital to meet our operating needs via equity capital raisings.

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

The Company had a credit facility that provided for borrowings of up to $10 million with $0 outstanding at December 31, 2015 and $2,230,000 outstanding at December 31, 2014, subject to a borrowing base formula. The Company could borrow, at its option, at the rate of 18% with a minimum advance of $25,000. Proceeds from this credit facility were used to fund loans to consumers. In July 2015, the credit facility was converted to a term loan, to be repaid monthly, with payments equal to 100% of the consumer loan proceeds, with the balance due June 1, 2016. The credit facility was repaid in full on August 21, 2015.

The credit facility remains subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV’s “Net Profit” until 10 years from the date the loan was repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the year ended December 31, 2015 and 2014 was $107,340 and $0, respectively. All loans receivable of the company are pledged as collateral at December 31, 2015 for the fulfillment of the Net Profit calculation.

Off-Balance Sheet Arrangements

As of June 30, 2016 and December 31, 2015, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company is increasing its revenue and management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

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Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia. During the year ended December 31, 2015, the Company originated $5,000 and $10,000 loans over a five-year term and during the year ended December 31, 2014, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. In June 2015, the Company streamlined its product offering $5,000 loans over a five-year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At June 30, 2016, 70 loans with a total balance of $312,139 were delinquent or in default. At December 31, 2015, 111 loans with a total balance of $543,054 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Concentration of Credit Risks

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

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Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases all expire (unless renewed) during 2016.

Loan Costs

Loan costs consisted of broker success fees and legal fees related to the credit facility. These costs were amortized over the period of the credit facility.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) attributed to common shareholder by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 100-for-1 reverse split that occurred on June 17, 2015.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

Carrying amounts reported in the consolidated balance sheets for other receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

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Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

DESCRIPTION OF BUSINESS

Business Overview

We provide unsecured online consumer loans under the brand name “Mr. Amazing Loans” via our website and online application portal at www.mramazingloans.com. We started our business and opened our first office in Las Vegas, Nevada in 2010. From March 2013 to mid-2015, we provided unsecured consumer loans ranging from $2,000 to $10,000, and since then we only offer $5,000 consumer loans that mature in five years. We are currently licensed and originating direct consumer loans in 17 states – Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. We provide loans to residents of these states through our online application portal, with all loans originated, processed and serviced out of our centralized Las Vegas head office, which eliminates the need for physical offices in all of these states.

Our strategy is to address the funding needs of “under-banked” consumers that tend to be ignored by mainstream institutional credit providers such as traditional banks and credit unions, and charged high advanced fees and interest by fringe lenders such as payday lenders. In the current economic environment, we believe there is a substantial need for the small personal loans that we offer.

All of our personal loans are offered at less than prevailing maximum statutory rates with fixed repayments and no prepayment penalties. We conduct full underwriting on all applications, including credit checks and review of bank statements to ensure customers have the capacity to repay their loans.

We plan to continue expanding our state coverage in 2016 by obtaining state lending licenses in an additional eight states, including New York and Ohio, increasing our coverage to 25 states. As soon as we receive new state licenses, we are prepared to re-focus our existing online marketing and distribution channel resources to those states, which we expect will continue to lower our average customer acquisition cost.

For the years ended December 31, 2015 and 2014, we generated revenue of $1,835,165 and $529,225, respectively, and had net losses of $5,698,198 and $5,401,754, respectively. For the six months ended June 30 , 2016 and 2015, we generated revenue of $1,070,328 and $797,062, respectively, and had net losses of $2,201,211 and $2,819,019, respectively.

We were organized as a Florida corporation on January 21, 1999, originally under the name Interact Technologies, Inc. In February 2013, we changed our name to IEG Holdings Corporation. We have two wholly-owned subsidiaries, IEC, our U.S. operating entity that holds all of our state licenses, leases, employee contracts and other operating and administrative assets, and IEC SPV, a bankruptcy remote special purpose entity that holds our U.S. loan receivables.

Market

We operate in the consumer finance industry serving the large and growing population of consumers who have limited access to credit from banks, credit card companies and other lenders. According to the Federal Deposit Insurance Corporation, 7.7% (1 in 13) of households in the United States were unbanked in 2013. This proportion represented nearly 9.6 million households. According to the Center for Financial Services December 2015 report, the rapid rise of short term credit, which grew 37% from 2012 to 2014, while single payment credit grew only 0.1% over the same period, is starkly apparent. With anticipated regulatory changes likely to alter the feasibility of offering loans due in one lump sum, many companies are investing more heavily in installment-based credit products, while new players are seeking to upend the economics of small-dollar loans through online channels and alternative underwriting. The strong marketing and new account approval rates of subprime credit cards have also provided consumers with increased access to funds available on a short-term basis. Together, these shifts in the consumer lending industry suggest that total revenue for short term credit products, sized at $29 billion in 2014, will soon outpace that of single payment credit products, sized at $38 billion for the same year. In fact, short term credit products already generate nearly twice as much annual revenue as single payment credit products.

Installment lending to non-prime consumers is one of the most highly fragmented sectors of the consumer finance industry. We are a state-licensed Internet-based personal loan company serving in the consumer installment lending industry. Our online lending platform provides the distribution network to efficiently address this growing market of consumers without the significant costs and overhead associated with an extensive branch network. We believe we are well positioned to capitalize on the significant growth and expansion opportunity created by the continued shift of consumers to online services, such as online banking and in our case online personal loans.

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We are currently licensed and providing loans online to residents of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, with plans to continue to expand across the United States by acquiring additional state lending licenses. The following is a breakdown of our cumulative loan origination amounts in each licensed state for our current active loan portfolio as at June 30, 2016:

State	Origination Volume ($)	Current Principal ($)	Number of Loans
Alabama	85,000	77,625	16
Arizona	797,000	471,548	118
California	865,000	781,260	162
Florida	2,245,000	1,329,253	319
Georgia	1,318,023	900,005	197
Illinois	1,636,000	1,022,537	230
Kentucky	10,000	9,983	2
Louisiana	15,000	14,096	3
Missouri	403,000	311,671	68
Nevada	1,603,000	773,927	198
New Jersey	1,527,000	1,050,033	233
New Mexico	30,000	28,190	6
Oregon	275,000	204,945	44
Pennsylvania	720,000	590,079	122
Texas	735,000	477,419	110
Utah	65,000	47,296	10
Virginia	985,000	676,641	147
	13,314,023	8,766,508	1,985

Business Strategy

Our business strategy is to lower the cost of providing consumer loans by leveraging our online lending platform and distribution network, while continuing to obtain additional state licenses to enable further loan book growth and portfolio diversification. Our strategy includes a number of key elements:

●	State-Licensed Model: Our state-licensed business model is a key element of our business strategy. We are currently licensed in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia and plan to continue expanding across the United States by acquiring additional state lending licenses.

●	Online Distribution: We launched online lending in March 2013 and commenced online advertising in July 2013. Upon fulfillment of state regulatory requirements, we received approval from regulators in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia to operate solely online in these states. This allows us to fully service all 17 states from our centralized Las Vegas headquarters, which we believe is a key competitive advantage over brick and mortar lenders.

●	Cost-Effective Customer Acquisition: Our customer acquisition costs have been reduced significantly since we launched online lending and marketing. While traditional forms of direct advertising such as radio and television typically resulted in an 8% to 10% acquisition cost, online search engine advertising has averaged 4% to 6%.

●

Continue to Grow Loan Book: Total cumulative loan originations as of June 30, 2016 have increased 2,168% to $13,314,023 since our January 1, 2014 total of $587,000. This growth in lending is attributable to launching online lending and joint venturing with a number of new marketing partners, however, such past growth is not necessarily indicative or predictive of our future results of operation. We also plan to obtain an additional eight state lending licenses in 2016.

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Competitive Strengths

We believe our competitive strengths are:

●	Large Market and Scope for Growth: Large personal and payday loan market in the United States presents opportunity for significant growth and expansion.

●	Proven Business Model: Our founder, Chairman and CEO, Paul Mathieson, established a similar business in Australia that forms the foundation of our United States business model.

●	Regulation: We are materially compliant with state lending licenses in Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia, and are well positioned for current and future regulatory changes due to ongoing compliance and conservative business model.

●	Customer Proposition: Our unsecured $5,000 installment loans are all offered over five years and feature affordable weekly repayments. Rates range from 23.9% - 29.9% APR which make us a low cost alternative to payday loans which have an average APR of over 400%.

●	Online Distribution: Special approval has been granted by the Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia regulators to operate our business without a physical office location in each state. As a result, we have closed offices in Arizona, Illinois and Florida and moved to full online loan distribution, enabling us to offer loans to residents in all 17 of our licensed states from our Las Vegas headquarters. We will apply for the same regulatory approval for our eight additional planned states in 2016.

●	Customer Acquisition: We launched online advertising in July 2013 with positive results from search engine cost per click advertising and online lead generation. In addition, we engaged a number of new marketing partners in 2014 and 2015, including online lead generators and direct mail. All of these avenues provide opportunities for strong growth at low customer acquisition costs.

●	Barriers to Entry: We believe that state licensure acts as a barrier to entry into our segment of the consumer loan market. We are strongly positioned with approval to operate under 17 state licenses from one centralized head office.

Products

We currently provide $5,000 online consumer loans unsecured over a five-year term with rates ranging from 23.9% to 29.9% annual percentage rate. Our current loan portfolio also includes loans remaining from our previous product offerings which were $2,000 to $10,000 loans unsecured over a three- to five-year term.

Our personal loan products are fully amortizing, fixed rate, unsecured installment loans and all loans are offered at prevailing statutory rates, with our standard loan product being a 29.9% interest rate and annual percentage rate, fully amortizing, five-year unsecured personal loan. The variations from this standard loan product in certain states is due to individual state requirements and to comply with our state lending licenses; for example, Florida requires a blended rate which caps the maximum rate on a $5,000 loan at 24%.

The following is a breakdown of loan terms and interest rates for each currently licensed state:

State	APR $5,000 loan
Alabama	29.90%
Arizona	24.90%
California	29.90%
Florida	23.90%
Georgia	29.90%
Illinois	29.90%
Kentucky	23.90%
Louisiana	28.90%
Missouri	29.90%
Nevada	29.90%
New Jersey	29.90%
New Mexico	29.90%
Oregon	29.90%
Pennsylvania	29.90%
Texas	27.50%
Utah	29.90%
Virginia	29.90%

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The following is an illustrative profile of our personal loans:

Loan Product	-	$5,000 loans
	-	5 years
	-	28.9% average APR
	-	Fixed rate, fully amortizing
	-	No hidden or additional fees
	-	No prepayment penalties

Loan Purpose	Loans available for any purpose. Common uses include:
	-	Debt consolidation
	-	Medical expenses
	-	Home improvements
	-	Auto repairs
	-	Major purchase
	-	Discretionary spending

Average Borrower Demographic	-	600 - 750 credit score
	-	$30,000 - $100,000 income
	-	25 - 60 years old

We commenced originating personal loans online in July 2013. Prior to that, we provided loans to customers via our office network, which comprised one office in each state as required by state licensing regulations. Our online loan origination platform now means that a qualifying customer can obtain a loan from us without having to come into an office location. We have maintained our full underwriting processes, identity verifications and fraud checks to ensure that online customers are verified to the same degree that customers were when they obtained a loan in an office. Our new website and application portal was recently launched on www.mramazingloans.com and we expect this enhanced website with improved customer experience to be a key driver of customer conversions and loan book growth.

The following graphs depict our monthly loan origination values from January 2013 through June 2016 and our yearly revenue from January 2013 through December 2015:

The following table sets forth the minimum, maximum and average credit score, income and age of our current borrowers as of June 30, 2016:

Average Borrower Demographic of Current Loan Portfolio as at June 30, 2016

Demographic	Minimum	Maximum	Average
Credit Score	559	889	646
Income	$24,000	$222,696	$64,996
Age	22	82	45

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Customer Acquisition

Since launching online lending in July 2013, our marketing efforts have been focused on online customer acquisition. We saw significant increases in loan applications and inquiries as a result of search engine advertising and commenced banner advertising, remarketing and search engine optimization in 2014. We commenced online video advertising in 2015. We have also engaged numerous online lead generators who provide personal loan leads on a daily basis with a combination of cost per funded loan and cost per application expense. We are continuing to develop relationships with additional lead generation partners to drive further growth. We also supplement our online marketing efforts with traditional direct mail advertising.

Loan Underwriting

Applicants apply online providing income, employment and banking information in the pre-approval process. The pre-approval process utilizes a soft credit pull and if the applicant successfully meets the minimum pre-approval criteria they are invited to proceed. Upon accepting the conditional pre-approval, the applicant authorizes a full credit report from Experian on all applicants and to verify employment. Applicants are provided disclosures and privacy statements during this process.

Once the application has been transmitted, a full credit report is obtained and the automated preliminary underwriting is completed based on stated income and expense data obtained from the credit report. The automated preliminary underwriting includes, but is not limited to, credit score, number of credit inquiries, outstanding unpaid collections, length of credit history, length of employment, debt to income ratio and internet protocol, or “IP,” address to verify location of applicant.

The second step in the underwriting process for those applicants that are conditionally approved based on stated income, credit score, number of credit inquires, outstanding unpaid collections, length of credit history and length of employments, debt to income ratio, IP address, is to validate the actual income (current pay invoices and prior year W-2) and to obtain 60-90 day read-only statements from the applicant’s primary bank. During this process the pay invoices are reviewed for garnishments, hardship loans and other legal liens allowed on wages. Bank statements are transmitted electronically directly to underwriting to ensure the integrity of the information. This process allows the underwriter to review the money management of every applicant and to assess the ability to take on additional expense. It also provides the underwriter with additional debt not found on traditional credit reports such as payday loans, title loans and IRS payments that could affect the ability of the applicant to assume additional debt. If all conditions are met as it relates to money management, maximum debt to income, minimum length of employment, and satisfactory credit history the underwriter recommends final approval and request to draw documents.

The final step in the underwriting process is to present the completed file to the Chief Credit Officer for final approval and order to draw documents. The file is then reviewed for any exceptions to policy, compliance with the underwriting policies and to ensure the loan system is reflective of what has been presented by the underwriter. The applicant is then approved for a $5,000 loan based on income, ability to repay and credit strength. Rate and loan terms are fixed (fixed rate and fixed term can vary based on regulatory state maximums) as we do not utilize risk based variable pricing models eliminating the risk of discrimination and other compliance related issues.

The closing process is completed by contacting the applicant, communicating the lending decision and reviewing loan terms and conditions. Upon acceptance an identity check using Experian’s Precise Identity Screening is completed and if successful loan documents are emailed for electronic signature, and returned to us for final verifications, document review and funding.

Servicing

All of our loan servicing is handled in our centralized Las Vegas head office. All servicing and collection activity is conducted and documented using an industry standard loan service software system which handles and records all records and transactions of loan originations, loan servicing, collections and reporting.

Our primary third-party servicing arrangement is with CyberRidge, LLC, a company that licenses its consumer loan software to us. We use this software for our loan management system. We have a servicing agreement with CyberRidge, LLC which renews automatically unless either party notifies the other, at least 60 days prior to the end of the renewal term. We believe the risk of termination is low as we are a paying customer of CyberRidge, LLC and have maintained a positive working relationship since 2012. In the unlikely event that the agreement was terminated, we believe 60 days’ notice would be sufficient to find a suitable replacement with minimal disruption to our business.

Portfolio Ledger Stratification as at June 30 , 2016

	Current Unpaid Principal Balance	%
0 - 30 days	$8,149,032	93.0%
31 - 60 days	191,216	2.2%
61 - 90 days	114,121	1.3%
91 - 120 days	88,873	1.0%
121 - 184 days	223,266	2.5%
Total	$8,766,508	100.0%

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At June 30 , 2016, we also had 70 loans delinquent or in default (defined as 91+ days past due) representing 3.56% of the number of loans in our active portfolio. Loans become eligible for lender to take legal action at 60 days past due.

Regulation

Consumer loans in the United States are regulated at both the federal and state level. National oversight is provided by the Federal Trade Commission, which enforces the following credit laws that protect consumers’ rights to get, use and maintain credit:

●	The Truth in Lending Act promotes the informed use of consumer credit, by requiring disclosures about its terms and cost to standardize the manner in which costs associated with borrowing are calculated and disclosed.

●	The Fair Credit Reporting Act promotes the accuracy and privacy of information in the files of the nation’s credit reporting companies. If a company denies an application, under the Fair Credit Reporting Act consumers have the right to the name and address of the credit reporting company they contacted, provided the denial was based on information given by the credit reporting company.

●	The Equal Opportunity Credit Act prohibits credit discrimination on the basis of sex, race, marital status, religion, national origin, age, or receipt of public assistance. Creditors may ask for this information (except religion) in certain situations, but they may not use it to discriminate against consumers when deciding whether to grant you credit.

●	The Fair Credit Billing Act and Electronic Fund Transfer Act establish procedures for resolving mistakes on credit billing and electronic fund transfer account statements.

●	The Fair Debt Collection Practices Act (the “FDCPA”) applies to personal, family, and household debts. The FDCPA prohibits debt collectors from engaging in unfair, deceptive, or abusive practices while collecting these debts.

In addition, the CFPB has broad authority over our business. The CFPB is a new agency which commenced operations in 2011, and there continues to be uncertainty as to how the agency’s actions or the actions of any other new agency could impact our business or that of our issuing banks. The CFPB has the authority to write regulations under federal consumer financial protection laws, such as the Truth in Lending Act and the Equal Credit Opportunity Act, and to enforce those laws against and examine financial institutions for compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. To assist in its enforcement, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the loan products we facilitate. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

We are subject to the CFPB’s jurisdiction, including its enforcement authority, as a servicer and acquirer of consumer credit. The CFPB may request reports concerning our organization, business conduct, markets and activities. The CFPB may also conduct on-site examinations of our business on a periodic basis if the CFPB were to determine, through its complaint system, that we were engaging in activities that pose risks to consumers.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact our businesses and our results of operations going forward. Actions by the CFPB could result in requirements to alter or cease offering affected loan products and services, making them less attractive and restricting our ability to offer them.

Consumer loans are also regulated at the state level, and the regulatory requirements vary between states. We are licensed in the following states:

●	Alabama (Consumer Credit License, No. MC 22125, which commenced on August 13, 2015)

●	Arizona (Consumer Lender License, No. CL0918180, which commenced on May 20, 2011)

●	California (Finance Lender License, No. 60 DBO 35873, which commenced on July 7, 2015)

●	Florida (Consumer Finance Company License, No. CF9900865, which commenced on August 29, 2011)

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●	Georgia (Certificate of Authority, No. 14021183, which commenced on March 4, 2014)

●	Illinois (Consumer Instalment Loan License, No. CI3095, which commenced on April 13, 2011)

●	Kentucky (Consumer Instalment Loan License, No. CL327249, which commenced on December 17, 2015)

●	Louisiana (License No. 1226052-980840, which was issued on October 2, 2015)

●	Missouri (Consumer Instalment Loan License, No. ###-##-####, which commenced on April 7, 2014)

●	Nevada (Installment Loan License, No. II22748, which commenced on June 15, 2010)

●	New Jersey (Consumer Lender License, No. L066960, which commenced on April 24, 2014)

●	New Mexico (Certificate of Authority, No. 5012554, which commenced on January 29, 2015

●	Oregon (Consumer Finance License, No. 0407-001-C, which commenced on January 8, 2015)

●	Pennsylvania (Consumer Lender License, No. 49269, which commenced on December 23, 2014)

●	Texas (Regulated Lender License, No. 1400031843-150319, which commenced on November 14, 2014)

●	Utah (Consumer Lender License which commenced on February 5, 2015)

●	Virginia (Certificate of Authority, No. CIS0368, which commenced on March 5, 2014)

State licensing statutes impose a variety of requirements and restrictions on us, including:

●	record-keeping requirements;

●	restrictions on servicing practices, including limits on finance charges and fees;

●	disclosure requirements;

●	examination requirements;

●	surety bond and minimum net worth requirements;

●	financial reporting requirements;

●	notification requirements for changes in principal officers, stock ownership or corporate control;

●	restrictions on advertising; and

●	review requirements for loan forms.

The statutes also subject us to the supervisory and examination authority of state regulators in certain cases.

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Competition

We operate in a highly competitive environment. Several personal consumer loan companies operate in the United States. Our competitors include:

●	large, publicly-traded, state-licensed personal loan companies,

●	peer-to-peer lending companies, such as Lending Club and Prosper,

●	online personal loan companies, such as Avant,

●	“brick and mortar” personal loan companies, including those that have implemented websites to facilitate online lending, and

●	payday lenders, tribal lenders and other online consumer loan companies.

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We believe we compete based on affordable repayment terms, favorable interest rates and low overhead due to on-line distribution. We believe that in the future we will face increased competition from these companies as we expand our operations. Most of the entities against which we compete, or may compete, are larger and have greater financial resources than us. No assurance can be given that increased competition will not have an adverse effect on our company.

Office Locations

Our executive offices, which also serve as our centralized operational headquarters and Nevada branch, are located at 6160 West Tropicana Ave, Suite E-13, Las Vegas, Nevada 89103. This facility occupies a total of approximately 2,125 square feet under a lease that expires in September 2017. Our annual rental cost for this facility is approximately $56,313, plus a proportionate share of operating expenses of approximately $12,112 annually. We believe this facility is adequate for our current and near term future needs due to our online strategy and our ability to operate 7 days a week with unrestricted hours of operation from this location.

We lease approximately 1,200 square feet in Chicago, Illinois under a lease expiring in July 2016. Our annual rental for this office is approximately $33,000 plus a proportionate share of operating expenses. We subleased this office in September 2014 for $19,200 annually and will continue to pay the remaining rent until expiration of the lease.

We lease approximately 1,400 square feet in Phoenix, Arizona under a lease expiring in August 2016. Our annual rental for this office is approximately $24,000, plus a proportionate share of operating expenses.

We lease approximately 4,024 square feet in West Palm Beach, Florida under a lease expiring in August 2016. Our annual rental for this office is approximately $71,000, plus a proportionate share of operating expenses.

We no longer use the offices located in Phoenix and West Palm Beach.

Employees

As of July 28 , 2016, we had seven full-time employees and two part-time employees. None of our employees is represented by a union. We consider our relations with our employees to be good.

Corporate History

We were organized as a Florida corporation on January 21, 1999, under the name Interact Technologies, Inc. (“Interact”). Interact was formed for the purpose of acquiring certain medical technology. On February 18, 1999, we changed our name to Fairhaven Technologies, Inc. (“Fairhaven”). Fairhaven’s business plan continued to involve the acquisition of certain medical technology. By June 1999, Fairhaven abandoned its business plan and had no operations until December 2001. On December 14, 2001, we changed our name to Ideal Accents, Inc. Ideal Accents, Inc. was engaged primarily in the business of accessorizing cars and trucks at the new vehicle dealer level. Ideal Accents, Inc. ceased operations in 2005. IEC, our wholly owned subsidiary, commenced operations in 2010 and in February 2013, we changed our name to IEG Holdings Corporation.

In 2005, Mr. Mathieson, our Chief Executive Officer and a member of our Board of Directors, founded IEG in Sydney, Australia. IEG launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States via IEGC in 2010. From 2005 until 2012, Mr. Mathieson operated the Amazing Loans business through IEG in Australia. IEG ceased doing business in Australia in 2012. On January 28, 2013, IEGC entered into a stock exchange agreement (the “Stock Exchange Agreement”) among IEGC, its sole stockholder, IEG, and our company. Under the terms of the Stock Exchange Agreement, we agreed to acquire a 100% interest in IEGC for 2,724,471 shares of our common stock after giving effect to a 1-for-6 reverse stock split (also adjusted for the 1-for-100 reverse stock split that took effect June 17, 2015). On February 14, 2013, we filed an amendment to our articles of incorporation, as amended, with the Secretary of State of Florida which had the effect of:

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●	changing our name from Ideal Accents, Inc. to IEG Holdings Corporation,

●	increasing the number of shares of our authorized common stock to 1,000,000,000, $.001 par value,

●	creating 50,000,000 shares of “blank-check” preferred stock, and

●	effecting the Reverse Stock Split pursuant to the terms of the Stock Exchange Agreement.

FINRA approved the amendment to our articles of incorporation, as amended, on March 11, 2013.

On March 13, 2013, we completed the acquisition of IEGC under the terms of the Stock Exchange Agreement and issued to IEG 2,724,471 shares of our common stock after giving effect to the Reverse Stock Split whereby we acquired a 100% interest in IEGC. The stock exchange agreement between IEGC, IEG and IEG Holdings resulted in a reverse acquisition with a public shell, with IEGC being the accounting acquirer. IEG Holdings issued 908 shares of its common stock to the stockholders of IEG (IEG transferred its ownership in IEGC to its stockholders, which is why the shares were issued to the ultimate stockholders of IEG rather than to IEG itself) for each share of IEGC, in exchange for 100% ownership interest in IEGC. We determined that IEGC was the accounting acquirer because of the following facts and circumstances:

1.	After consummation of the transaction, the ultimate stockholders of IEGC own 99.1% of the outstanding shares of IEG Holdings;

2.	The board of directors of IEG Holdings immediately after the transaction is comprised exclusively of former directors of IEGC; and

3.	The operations of IEG Holdings immediately after the transaction are those of IEGC.

In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

On May 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The amendment was approved by FINRA, and became effective, on June 17, 2015. The articles of amendment effected (i) a 1-for-100 reverse stock split, and (ii) an increase in our authorized capital stock from 2,550,000,000 shares to 3,050,000,000 shares, of which 3,000,000,000 shares are common stock and 50,000,000 are preferred stock.

On September 10, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 1,333/10,000 (0.1333) to 2,666/10,000 (0.2666) shares of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced August 3, 2015.

On December 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 2,666/10,000 (0.2666) to 5,332/10,000 (0.5332) shares of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced December 1, 2015.

On January 8, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from 5,332/10,000 (0.5332) to one share of common stock for each Series H preferred share, to account for the Company’s offering to existing stockholders of the Company commenced January 8, 2016.

The articles of amendment had the effect, among other things, of adjusting the conversion ratio of the Series H preferred stock, from one share to two shares of common stock for each Series H preferred share.

Effective April 1, 2016, we amended our amended and restated articles of incorporation, as amended, in order to effect a 1-for-100 reverse stock split. No fractional shares were issued. Rather, we paid stockholders who would have received a fractional share an amount equal to the average closing price per share of our common stock on the OTCQB, averaged over the period of 30 consecutive calendar days ending on (and including) April 1, 2016. In addition, after the reverse stock split was effected on April 1, 2016, we amended our amended and restated articles of incorporation, as amended, to effect (i) a 100-for-1 forward stock split, and (ii) a reduction in the number of authorized shares of common stock from 3 billion to 200 million.

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On May 16, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect, among other things, of:

(i)	Reducing the dividend rate on our Series H preferred stock from 10% per annum to 8% per annum,

(ii)	Extending the date after which we may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016,

(iii)	Extending the date on which the holders of our Series H preferred stock may convert their shares into shares of our common stock from June 30, 2016 to December 31, 2016, and

(iv)	Removing the requirement to adjust the Series H preferred stock conversion ratio when we conduct a rights offering to our existing stockholders.

Legal Proceedings

We are not a party to any pending or threatened litigation.

MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, positions and ages of our directors and executive officers as of the date of this prospectus. Our directors are elected by our stockholders at each annual meeting and serve for one year and until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position(s)
Paul Mathieson	41	Chief Executive Officer and Director
Carla Cholewinski	62	Chief Operating Officer and Chief Credit Officer
Matthew I. Banks	40	Director
Harold A. Hansen	68	Director

Biographical information concerning the directors and executive officers listed above is set forth below.

Paul Mathieson. Mr. Mathieson has served as the Chief Executive Officer and member of our board of directors since 2012. In 2005, Mr. Mathieson founded IEG Holdings Limited in Sydney, Australia which launched the Amazing Loans business in Australia in 2005 and the Mr. Amazing Loans business in the United States through a subsidiary in 2010. In recognition of IEG Holdings Limited’s success, Mr. Mathieson was awarded Ernst & Young’s 2007 Australian Young Entrepreneur of the Year (Eastern Region). Mr. Mathieson has over 21 years’ finance industry experience in lending, funds management, stock market research and investment banking. His career has included positions as Financial Analyst/Institutional Dealer with Daiwa Securities from 1995 to 1995, Head of Research for Hogan & Partners Stockbrokers from 1995 to 2000, and Investment Banking Associate with ING Barings from 2000 to 2001. In addition, from 2002 to 2010, Mr. Mathieson was the Founder and Managing Director of IE Portfolio Warrants, a funds management business that offered high return and leveraged structured equities products. Mr. Mathieson received a Bachelor of Commerce from Bond University, Queensland, Australia in 1994 and a Master’s Degree of Applied Finance from Macquarie University, New South Wales, Australia in 2000.

Carla Cholewinski. Ms. Cholewinski has served as our Chief Operating Officer since 2008 and has over 37 years’ experience in the finance industry including banking, credit union management, regulatory oversight, debt securitization and underwriting. Her career has included positions as Vice President and Branch Manager at Glendale Federal Bank from 1976 to 1986, Vice President and District Sales and Lending Manager with California Federal Bank from 1986 to 1992, Mortgage Banker with First Choice Financial Services from 1992 to 1995, Corporate Vice President of Lending and Collections with WestStar Credit Union from 1995 to 1999, Chief Lending Officer for American Corp & Funding from 1999 to 2000, Chief Credit Officer for Security State Savings Bank from 2000 to 2004, and Chief Credit Officer for Fifth Street Bank from 2004 to 2008. Since 2008, Ms. Cholewinski has served as our Chief Operating Officer and Chief Credit Officer and has utilized her extensive finance, banking and regulatory experience to grow the business from initial launch to our current level of operations.

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Matthew I. Banks. Mr. Banks has served as a member of our board of directors since his appointment in January 2015. Mr. Banks has been a finance broker with Quantum Business Finance, an asset finance business, since 2010, and has been a founding director of Rumble Resources, a junior mining company, since 2011. In 2000, Mr. Banks founded ECG, a sports marketing company in Melbourne, Australia. He served as a director of ECG from 2000 to 2010.

Harold A. Hansen. Mr. Hansen was appointed as a member of our board of directors in January 2015. Mr. Hansen was appointed a certified public accountant in 1971 and was the managing partner in an accounting firm for over 40 years. He served as a part-time director and consultant for Hansens Accountants after 2010 and has been a full -time director and company secretary for R & H Nominees Pty Ltd., a trustee company, since 1975.

There are no family relationships between any of the executive officers and directors.

Director Qualifications

Mr. Mathieson was appointed to our board in March 2013 following the reverse merger with IEGC described in this prospectus. Given his role in the founding and/or operations of IEGC, we believe he remains a good fit for our current needs. Mr. Mathieson has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our board and a greater understanding of certain of the challenges we face in executing our growth strategy.

Our board believes that Mr. Banks’ qualifications to serve on our board include extensive experience in investing, consulting and management.

Mr. Hansen brings financial expertise to our board of directors. We expect that Mr. Hansen’s knowledge of accounting and financial reporting processes will assist our directors in understanding, advising and overseeing our financing and investing activities, financial reporting and internal control of such activities.

Board of Directors and Board Committees

Our board has established the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of the audit committee, the compensation committee and the nominating and corporate governance committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board.

The majority of our board members are independent. The board has determined that each of Messrs. Banks and Hansen is an independent director pursuant to the requirements of NASDAQ, and each of the members of the audit committee satisfies the additional conditions for independence for audit committee members required by NASDAQ. In addition, each of the members of the compensation committee satisfies the additional conditions for independence for compensation committee members required by NASDAQ.

Audit Committee

Messrs. Banks and Hansen, each an independent director, serve on our audit committee. Mr. Hansen is the chair of the audit committee. The primary role of the audit committee is to oversee the financial reporting and disclosure process. The board has determined that Mr. Hansen qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

Compensation Committee

Messrs. Banks and Hansen, each an independent director, serve on our compensation committee. Mr. Hansen is the chair of the compensation committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to review and determination of executive compensation. Each member of the committee is independent, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code.

Nominating and Corporate Governance Committee

Messrs. Banks and Hansen, each an independent director, serve on our nominating committee. Mr. Banks is the chair of this committee. The committee is responsible for carrying out the responsibilities delegated by the board relating to our director nominations process, developing and maintaining our corporate governance policies and any related matters required by federal securities laws.

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Our nominating and corporate governance committee will consider any director candidates recommended by our stockholders. We do not have a policy regarding the minimum qualifications for director candidates, including candidates recommended by stockholders, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board will consider the professional and/or educational background of any nominee with a view toward how this person might bring a different viewpoint or experience to our board.

Board Oversight in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Our Chief Executive Officer also serves as one of our directors and we do not have a lead director. In the context of risk oversight, at the present stage of our operations we believe that our selection of one person to serve in both positions provides the board with additional perspective which combines the operational experience of a member of management with the oversight focus of a member of the board. The business and operations of our company are managed by our board as a whole, including oversight of various risks that our company faces.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that applies to our board of directors, our executive officers and our employees. A copy of the Code of Ethics and Business Conduct is available on our corporate website at www.investmentevolution.com, and any amendments to the Code of Ethics and Business Conduct or any waivers of its requirement related to certain matters, will be disclosed on our website and reported to the SEC, as may be required.

Director Compensation

Each of our non-employee directors receives an annual cash retainer of $36,000. Our corporate governance committee reviews and makes recommendations to the board regarding compensation of directors, including equity-based plans. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including IEG Holdings, in the past two fiscal years for each of our executive officers. For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Mathieson,	2015	1,000,000		300,000	(1)	0	0	0	0	0	1,300,000
Chief Executive Officer (2)	2014	300,000	(3)	1,000,000	(3)	0	0	0	0	0	1,300,000

Carla Cholewinski,	2015	220,000		30,000		0	0	0	0	0	250,000
Chief Operating Officer and Chief Credit Officer	2014	210,000		10,000		0	0	0	0	0	220,000

(1)	In September 2015, Mr. Mathieson purchased 220,079 shares of common stock from us for an aggregate purchase price of $220,079. The full amount of the purchase price was offset by $220,079 of his $225,000 September 2015 discretionary bonus declared by the Board to him in September 2015 (for the period January 1, 2015 to September 30, 2015) with the $4,921 balance offset against CEO advance. On December 31, 2015, Mr. Mathieson was paid $75,000 for his 2015 discretionary bonus declared by the Board to him (for the period October 1, 2015 to December 31, 2015). The material factors considered by our board in awarding the total bonus to Mr. Mathieson were the substantial expansion in the loan book and the significant increase in revenues of the business in the relevant period.

(2)	Mr. Mathieson serves as principal executive officer, principal financial officer and principal accounting officer.

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(3)	During 2014, Mr. Mathieson agreed to defer receipt of part of his earned consulting fee of $300,000. Throughout 2014, we paid Mr. Mathieson $107,423 of his deferred consulting fee and $85,989 was offset against Series A preferred stock subscription. As of March 31, 2014 we owed Mr. Mathieson $108,988 of deferred salary. As of June 30, 2014, we owed Mr. Mathieson $0 of deferred salary. As of June 30, 2014, we owed Mr. Mathieson $0 of Series A preferred stock dividend. On December 31, 2014, we issued common stock in lieu of payment of dividend on Series A preferred shares accrued of $90,411. As of December 31, 2014, we owed Mr. Mathieson $106,588 of the deferred consulting fee and $0 of Series A preferred stock dividend. No deferred consulting fee was due and owing to Mr. Mathieson as of September 30, 2015. No interest was accrued or due on the deferred consulting fee in 2014.

The material factors considered by our board in awarding the $1,000,000 bonus to Mr. Mathieson were the substantial expansion in the loan book and the significant increase in revenues of the business in the relevant period. The $1,000,000 bonus awarded to Mr. Mathieson by our board was not paid in cash. On June 30, 2014, Mr. Mathieson purchased 2,000,000 shares of common stock from us for an aggregate purchase price of $1,000,000. The full amount of the purchase price was offset by his $1,000,000 deferred compensation.

The total amount of business reimbursements owed by us to Mr. Mathieson for 2014 expenses incurred during 2014 and paid by Mr. Mathieson was $123,591, for telephone and internet costs, meeting costs, business meals and business travel, including multiple airfares to meet our substantial international investor base. In addition, Mr. Mathieson was reimbursed $243,224 in 2014 for business expenses incurred prior to 2014 for telephone and internet costs, meeting costs, business meals and business travel including multiple airfares to meet our substantial international investor base. No business related expense reimbursements were due and owing to Mr. Mathieson as of December 31, 2015.

Mr. Mathieson subscribed for 1,000,000 of Series A preferred stock in December 2013. On March 31, 2014, Mr. Mathieson was issued 1,000,000 shares of Series A preferred stock from us for an aggregate purchase price of $1,000,000. The purchase price of $1,000,000 was offset by (i) $914,011 of the $1,401,763 of deferred salary owed from 2012 and 2013, and (ii) $85,989 of 2014 consulting fee.

Employment Agreements

We are not currently a party to any employment agreements with any of our executive officers. However, IEG Holdings entered into a professional consulting contract with Mr. Mathieson on September 30, 2015 with an effective date as of January 1, 2015 (the “2015 Consulting Contract”). Pursuant to the terms of the 2015 Consulting Contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to Investment Evolution Corporation. The 2015 Consulting Contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the 2015 Consulting Contract, the IEG Holdings’ board of directors authorized a portion in the amount of $225,000 of the 2015 bonus to be paid to Mr. Mathieson on September 30, 2015 for services previously rendered by Mr. Mathieson from January 1, 2015 to September 30, 2015. In addition, the IEG Holdings’ board of directors authorized a final portion in the amount of $75,000 of the 2015 bonus to be paid to Mr. Mathieson on December 31, 2015 for services previously rendered by Mr. Mathieson from October 1, 2015 to December 31, 2015.

IEGC entered into a professional consulting contract with Mr. Mathieson on September 30, 2014 with an effective date of January 1, 2014 (the “2014 Consulting Contract”), pursuant to which Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEGC. The 2014 Consulting Contract had a term of one year and renewed automatically for one-year periods unless notice of termination was provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEGC agreed to pay Mr. Mathieson $300,000 annually and a bonus of $1,000,000 payable no later than September 30, 2014 for services provided between January 1, 2014 and September 30, 2014. Beginning January 1, 2015, IEGC agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors on December 31, 2015. The 2014 Consulting Contract was replaced with the 2015 Consulting Contract.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2015:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Mathieson	0	0	0	0	0	0	0	0	0
Carla Cholewinski	0	0	0	0	0	0	0	0	0

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Limitation on Liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

●	deriving an improper personal benefit from a transaction,

●	voting for or assenting to an unlawful distribution, and

●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a stockholder.

The statute does not affect a director’s responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the audit committee for consideration for referral to our board of directors for its consideration.

IEGC entered into a professional consulting contract with Mr. Mathieson on September 30, 2014 with an effective date of January 1, 2014 pursuant to which Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEGC. The professional consulting contract had a term of one year and renewed automatically for one-year periods unless notice of termination was provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEGC agreed to pay Mr. Mathieson $300,000 annually and a bonus of $1,000,000 payable no later than September 30, 2014 for services provided between January 1, 2014 and September 30, 2014. Beginning January 1, 2015, IEGC agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors on December 31, 2015.

In August 2015, IEGC assigned all of its tangible and intangible assets to IEG Holdings and IEGC was dissolved.

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IEG Holdings entered into a professional consulting contract with Mr. Mathieson on September 30, 2015 with an effective date as of January 1, 2015. Pursuant to the terms of the professional consulting contract, Mr. Mathieson agreed to provide regulatory and management consulting services as requested by IEG Holdings, including services to be provided by IEG Holdings to Investment Evolution Corporation. The professional consulting contract has a term of one year and renews automatically for one year periods unless notice of termination is provided 30 days prior to the automatic renewal date. In exchange for Mr. Mathieson’s services, IEG Holdings agreed to pay Mr. Mathieson $1,000,000 annually and a discretionary bonus to be determined by IEG Holdings’ board of directors. Pursuant to the terms of the professional consulting contract, the IEG Holdings’ board of directors authorized a portion in the amount of $225,000 of the 2015 bonus to be paid to Mr. Mathieson on September 30, 2015 for services previously rendered by Mr. Mathieson from January 1, 2015 to September 30, 2015. In addition, the IEG Holdings’ board of directors authorized a final portion in the amount of $75,000 of the 2015 bonus to be paid to Mr. Mathieson on December 31, 2015 for services previously rendered by Mr. Mathieson from October 1, 2015 to December 31, 2015.

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $1,300,000 for the year ended December 31, 2015. $220,079 was offset against common stock subscription. Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $1,300,000 for the year ended December 31, 2014, of which $1,000,000 was offset against common stock subscription and $85,989 was offset against preferred stock subscription. The balance of deferred salary amounted to $106,588 at December 31, 2014.

Chief Operating Officer

Compensation to our Chief Operating Officer totaled $250,000 for the year ended December 31, 2015. $20,000 was offset against common stock subscription. Compensation to our Chief Operating Officer totaled $220,000 for the year ended December 31, 2014.

VP Corporate Finance

Compensation to our VP Corporate Finance totaled $121,721 for the year ended December 31, 2015, of which $14,029 was offset against common stock subscription. Compensation to our VP Corporate Finance totaled $155,573 for the year ended December 31, 2014, of which $67,112 was offset against common stock subscription.

Consulting Fees

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $27,500 and $29,538, respectively, to Gilmour & Company Pty Ltd., which is owned by Ian Gilmour, a former director of IEG Holdings Corporation.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $27,500 and $0, respectively, to Matthew Banks, who is a director of IEG Holdings Corporation. $20,000 of the $27,500 consulting fees incurred in year ended December 31, 2015 was paid, with the remaining $7,500 offset as consideration for common stock subscriptions by Ian Banks (Matthew Bank’s father).

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $27,500 and $0, respectively to R & H Nominees Pty Ltd which is owned by Harold Hansen, who is a director of IEG Holdings Corporation.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $4,500 and $20,000 to Comms Watch Pty Ltd, which is owned by Damien Mathieson, a former director and the brother of our Chief Executive Officer.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $318,857 and $321,951, respectively, to Clem Tacca, who is a shareholder of IEG Holdings Corporation, and related entities.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $75,000 and $0, respectively, to Judith Willoughby, who is a shareholder of IEG Holdings Corporation, and related entities. $55,000 of the $75,000 consulting fees incurred in the year ended December 31, 2015 was paid, with the remaining $20,000 offset as consideration for common stock subscriptions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At July 28, 2016, we had 95,319,741 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2016 for:

●	each of our executive officers,

●	each of our directors,

●	all of our directors and executive officers as a group, and

●	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws, except as otherwise provided below.

Unless otherwise indicated, the business address of each person listed is in care of IEG Holdings Corporation, 6160 West Tropicana Ave., Suite E-13, Las Vegas, NV 89103.

	Shares Beneficially Owned
Name	Number		Percent
Named Executive Officers and Directors:
Paul Mathieson	69,000,000		72.4%
Carla Cholewinski	20,000		*
Matthew I. Banks	—		0.0%
Harold A. Hansen	105,647	(1)	*
All executive officers and directors as a group (4 persons)	69,125,647		72.5%

* Less than 1%.

(1)	With respect to 73,092 shares, Mr. Hansen shares voting and investment power with his spouse. With respect to 32,555 shares, Mr. Hansen shares voting and investment power with Trevor Schoenmaker, Lisa Stibley and Brett Hansen.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders	-	-	-
Plans not approved by stockholders	-	-	-

DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our amended and restated articles of incorporation, as amended, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

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Authorized Capital Stock

As of the date of this prospectus, our authorized capital stock consists of (i) 200,000,000 shares of common stock, par value $0.001 per share, and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share. At July 28, 2016, we had 95,319,741 shares of common stock issued and outstanding. As of July 28, 2016, we had 3,071,000 shares of Series H preferred stock issued and outstanding. Effective June 17, 2015, the Series B, Series C, Series D and Series E preferred stock were cancelled. Effective January 1, 2016, the Series F and Series G preferred stock were entirely converted and/or redeemed. Effective March 31, 2016, the Series A preferred stock was entirely converted. Effective May 16, 2016, the Series A, Series F and Series G preferred stock were cancelled.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Description of Series H Preferred Stock

Our amended and restated articles of incorporation, as amended, authorize 10,000,000 shares of Series H preferred stock, of which 3,071,000 shares are outstanding as of July 28, 2016. There are no sinking fund provisions applicable to our Series H preferred stock.

Ranking. The Series H preferred stock ranks pari passu with any other series of preferred stock subsequently designated by IEG Holdings and not designated as senior securities or subordinate to the Series H preferred stock.

Liquidation Preference. In the event of a liquidation or winding up of IEG Holdings, a holder of Series H preferred stock will be entitled to receive $1.00 per share of Series H preferred stock.

Dividends. The Series H preferred stock is entitled to receive 8% per annum dividends, paid quarterly.

Conversion. Holders of Series H preferred shares have the following rights with respect to the conversion of Series H preferred shares into shares of our common stock:

●	On December 31, 2016 and upon notice provided by the holder to us, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of two shares of common stock for each share of Series H preferred stock so converted (the “Series H Conversion Ratio”). Effective December 31, 2015, holders of an aggregate of 160,000 shares of Series H preferred stock notified the Company of their intent to convert their Series H shares into shares of common stock. On December 31, 2015, the Company issued an aggregate of 85,312 shares of common stock to such Series H holders.

●	If at any time after the date of issuance of the Series H preferred stock, in the event IEG Holdings (i) makes or issues a dividend or other distribution payable in common stock (other than with respect to the Series H preferred stock); (ii) subdivides outstanding shares of common stock into a larger number of shares; or (iii) combines outstanding shares of common stock into a smaller number of shares, the Series H Conversion Ratio shall be adjusted appropriately.

●	Except as otherwise provided in the amended and restated articles of incorporation, as amended, if the common stock issuable upon the conversion of the Series H preferred stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, then in each such event, the holder of each share of Series H preferred stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of common stock into which such shares of Series H preferred stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

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Voting. On all matters to come before our stockholders, holders of Series H preferred stock have that number of votes per share (rounded to the nearest whole share) equal to the product of: (a) the number of shares of Series H preferred stock held on the record date for the determination of the holders of the shares entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first solicited, and (b) 13/100. The holders of Series H preferred shares vote together with the holders of the outstanding shares of all other capital stock of IEG Holdings (including and any other series of preferred stock then outstanding), and not as a separate class, series or voting group.

Redemption and Call Rights. Any time after December 31, 2016, we have the right, but not the obligation, to redeem all of the unconverted outstanding shares of Series H preferred stock by paying in cash an amount per share equal to $1.00.

Anti-Takeover Effects of Certain Provisions of Our Amended and Restated Articles of Incorporation, as Amended, and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our amended and restated bylaws provide that special meetings of the stockholders may be called only by the board of directors or by the president, and shall be called by the president or the secretary at the request in writing of record stockholders owning at least 10% of shares outstanding and entitled to vote.

Removal of Directors; Vacancies. Our amended and restated bylaws provide that a director may be removed from office with or without cause, at any time, by the affirmative vote of a plurality of the votes of the issued and outstanding stock entitled to vote for the election of directors, at a special meeting of the stockholders called and held for that purpose. A vacancy on the board of directors may be filled only by stockholders at such meeting, or if the stockholders fail to fill such vacancy, by a majority of the directors then in office.

Amendment of Bylaws. Our amended and restated bylaws provide that our board of directors may amend or repeal the amended and restated bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval. Allowing the board to amend our amended and restated bylaws without stockholder approval enhances board control over our bylaws.

Preferred Stock. Our amended and restated articles of incorporation, as amended, authorize the issuance of up to 50,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The Subscription Rights

We are distributing to the record holders of our common stock as of the record date Stock Subscription Rights to purchase shares of our common stock. Each Stock Subscription Right will entitle you to purchase one share of our common stock at a subscription price per share equal to $1.00, subject to a maximum offering of $95,319,741 . The subscription price per share was determined by our board of directors after a review of recent historical trading prices of our common stock and the closing sale price of our common stock on July 28 , 2016. The closing sale price of our common stock on July 28 , 2016, was $1.67. The Stock Subscription Rights will entitle the holders of our common stock to purchase approximately an aggregate of 95,319,741 shares of our common stock for an aggregate purchase price up to approximately $95,319,741 .

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Each holder of record of our common stock will receive one Stock Subscription Right for each share of our common stock owned by such holder as of 5:00 p.m., Eastern time, on the record date. Each Stock Subscription Right will entitle the holder to a basic subscription privilege and an over-subscription privilege.

Basic Subscription Privilege

With your basic subscription privilege, you may purchase one share of our common per subscription right, upon delivery of the required documents and payment of the subscription price, prior to the expiration of the rights offering. You may exercise all or a portion of your basic subscription privilege. However, if you exercise less than your full basic subscription privilege you will not be entitled to purchase shares of common stock pursuant to your over-subscription privilege.

Any excess subscription payments received by the subscription agent will be returned promptly, without interest.

We will deliver shares of common stock purchased with the basic subscription privilege promptly after the rights offering has expired.

Over-Subscription Privilege

If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you may also exercise an over-subscription right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares of common stock among stockholders exercising this over-subscription right. To the extent the number of unsubscribed shares of common stock is not sufficient to satisfy all of the properly exercised over-subscription rights requests, then the available common stock will be prorated among those who properly exercised over-subscription rights based on the number of shares of common stock each rights holder subscribed for under the basic subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares of common stock for which the stockholder oversubscribed, and the remaining common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs earlier.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares of common stock prior to the expiration of the rights offering, if you wish to maximize the number of shares of common stock you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock available to you, assuming that no stockholder other than you has purchased any common stock pursuant to their basic subscription privilege and over-subscription privilege.

We can provide no assurances that you will actually be entitled to purchase the number of shares of common stock issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient number of shares of common stock is available following the exercise of subscription rights under the basic subscription privilege.

●

To the extent the aggregate subscription price of the maximum number of unsubscribed shares of common stock available to you pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated only the number of shares of common stock available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest.

●

To the extent the stockholders properly exercise their over-subscription privileges for an aggregate number of shares of common stock that is less than the number of unsubscribed shares of common stock, you will be allocated the number of unsubscribed shares of common stock for which you actually paid in connection with the over-subscription privilege.

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Any excess subscription payments received by the subscription agent will be returned promptly, without interest.

We will deliver certificates representing the shares of common stock purchased with the over-subscription privilege promptly after the expiration of the rights offering.

Limitation on Exercise of Basic Subscription Privilege and Over-Subscription Privilege

In the event that the exercise by a stockholder of the basic subscription privilege or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use the Tax Attributes under the Code and rules promulgated by the IRS, we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription privilege or the over-subscription privilege to such number of shares of common stock as we in our sole discretion shall determine to be advisable in order to preserve our ability to use the Tax Attributes.

Distribution Arrangements

Source Capital, which is a broker-dealer registered under the Exchange Act and member of FINRA, will act as dealer-manager for this offering. The principal business address of the dealer-manager is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital will provide marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription right. This offering is not contingent upon any number of rights being exercised.

Pursuant to the dealer-manager agreement, we have agreed to pay Source Capital a dealer-manager fee equal to 6% of the dollar amount received by us from any gross proceeds received from cash exercises of the Stock Subscription Rights issued to stockholders in this offering, which commission will not exceed $6,000,000 in the aggregate. We have also agreed to pay Source Capital a non-accountable expense allowance of 1.8% of the gross proceeds of this offering, which non-accountable expense fee shall not exceed $1,800,000 in the aggregate, as well as an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of this offering, which accountable expense allowance shall not exceed $200,000 in the aggregate. For any unsubscribed shares of common stock placed by Source Capital after the conclusion of the rights offering, we have agreed to pay Source Capital a placement fee equal to 6%, in lieu of the dealer-manager fee, along with continuing non-accountable and accountable expense allowances of 1.8% and 0.2%, respectively, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital if the rights offering were fully subscribed. Neither the placement fee or expense allowances in connection with the placement shall be payable with respect to any securities purchased as result of the exercise of any basic subscription privilege or oversubscription privilege in the rights offering. We agreed to indemnify the dealer-manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer-manager agreement also provides that Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of gross negligence, bad faith or willful misconduct of Source Capital. Source Capital and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription or over-subscription rights or to otherwise invest in our company.

PLAN OF DISTRIBUTION

Promptly after the record date for the rights offering, we will distribute the Stock Subscription Rights, and rights certificates, to individuals who owned shares of our common stock at 5:00 p.m., Eastern time, on August 15, 2016. If you wish to exercise your Stock Subscription Rights to purchase shares of our common stock, you should complete the rights certificate and return it with payment for shares of common stock to the subscription agent, Computershare Inc., as follows:

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

See “The Rights Offering—Method of Exercising Subscription Rights.”

If you have any questions, you should contact the information agent, Georgeson LLC, at (888) 680-1528 (toll free) or IEGH@Georgeson.com .

Source Capital, which is a broker-dealer registered under the Exchange Act and member of FINRA, will act as the dealer-manager for this offering. Source Capital’s principal business address is 276 Post Road West, Westport, CT 06880. Under the terms and subject to the conditions contained in a dealer-manager agreement, Source Capital will provide marketing assistance and advice to our company in connection with this offering and will solicit the exercise of rights and participation in the over-subscription right. This rights offering is not contingent upon any number of rights being exercised.

Under the terms and subject to the conditions contained in the dealer-manager agreement, we have agreed to pay Source Capital a dealer-manager fee equal to 6% of the dollar amount received by us from any gross proceeds received from cash exercises of the Stock Subscription Rights issued to stockholders in this offering, which commission will not exceed $6,000,000 in the aggregate. We have also agreed to pay Source Capital a non-accountable expense allowance of 1.8% of the gross proceeds of this offering, which non-accountable expense fee shall not exceed $1,800,000 in the aggregate, as well as an out-of-pocket accountable expense allowance of 0.2% of the gross proceeds of this offering, which accountable expense allowance shall not exceed $200,000 in the aggregate. For any unsubscribed shares of common stock placed by Source Capital after the conclusion of the rights offering, we have agreed to pay Source Capital a placement fee equal to 6%, in lieu of the dealer-manager fee, along with continuing non-accountable and accountable expense allowances of 1.8% and 0.2%, respectively, with such placement fee and expenses to be calculated in respect of the total gross proceeds paid to and received by us for subscriptions accepted by us from investors in connection with such placement and such placement fee and expenses not to exceed the aggregate amounts that would have been otherwise received by Source Capital if the rights offering were fully subscribed. Neither the placement fee or expense allowances in connection with the placement shall be payable with respect to any securities purchased as result of the exercise of any basic subscription privilege or oversubscription privilege in the rights offering. We have agreed to indemnify Source Capital and their respective affiliates against certain liabilities arising under the Securities Act. The dealer-manager agreement also provides that Source Capital will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of gross negligence, bad faith or willful misconduct of Source Capital. Source Capital and its affiliates may provide to us from time to time in the future in the ordinary course of their business certain financial advisory, investment banking and other services for which they will be entitled to receive customary fees. Source Capital does not make any recommendation with respect to whether you should exercise the basic subscription or over subscription rights or to otherwise invest in our company.

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Other than as described herein, we do not know of any existing agreements between or among any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401. Olshan Frome Wolosky LLP, New York, New York, has acted as counsel to the dealer-manager.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2015 and 2014 included in this prospectus have been audited by Rose, Snyder & Jacobs LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Florida law, our amended and restated articles of incorporation, as amended, and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-1, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of IEG Holdings Corporation:

We have audited the accompanying consolidated balance sheets of IEG Holdings Corporation and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. IEG Holdings Corporation’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IEG Holdings Corporation and Subsidiaries as of December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring operating losses and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Rose, Snyder & Jacobs LLP

Encino, California

February 18, 2016

15821 VENTURA BOULEVARD, SUITE 490, ENCINO, CALIFORNIA 91436 PHONE: (818) 461 - 0600 ● FAX: (818) 461 - 0610

F-2

IEG HOLDINGS CORPORATION

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

	December 31, 2015	December 31, 2014
ASSETS
ASSETS
Cash and cash equivalents	$485,559	$433,712
Loans receivable, net, note 2	7,124,702	4,316,316
Other receivables	76,262	25,882
Prepaid expenses	7,276	-
Property and equipment, net, note 3	28,511	36,100
Security deposits	35,839	39,329
Loan costs, net	-	77,781

TOTAL ASSETS	$7,758,149	$4,929,120

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued expenses	$96,441	$172,139
Deferred rent	11,522	28,429
CEO accrued consulting fees, note 10		106,588
Senior debt, note 4	-	2,230,000

TOTAL LIABILITIES	107,963	2,537,156

COMMITMENTS AND CONTINGENCIES, note 9

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 1,160,000 and 2,400,000 shares issued and outstanding at December 31, 2015 and December 31, 2014 respectively, note 6	1,160	2,400
Common stock, $0.001 par value; 3,000,000,000 shares authorized, 28,874,299 and 21,581,103 shares issued and outstanding at December 31, 2015 and December 31, 2014 respectively, note 6	2,165,405	2,158,111
Additional paid-in capital	26,025,071	14,914,705
Prepaid preferred share redemption, note 13	(160,000)	-
Accumulated deficit	(20,381,450)	(14,683,252)

TOTAL STOCKHOLDERS’ EQUITY	7,650,186	2,391,964

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,758,149	$4,929,120

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-3

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
REVENUES
Interest revenue	$1,789,701	$521,018
Other revenue	45,464	8,207

TOTAL REVENUES	1,835,165	529,225

OPERATING EXPENSES
Salaries and compensation	2,126,243	1,889,136
Other operating expenses	1,399,157	904,920
Consulting	1,013,690	871,228
Provision for credit losses	1,134,518	614,684
Advertising	950,905	459,804
Rent	244,621	250,744
Travel, meals and entertainment	129,351	376,101
Depreciation and amortization	14,124	15,054

TOTAL OPERATING EXPENSES	7,012,609	5,381,671

LOSS FROM OPERATIONS	(5,177,444)	(4,852,446)

OTHER INCOME (EXPENSE)
Interest expense	(527,921)	(558,257)
Miscellaneous income (expense)	7,167	8,949

TOTAL OTHER INCOME (EXPENSE)	(520,754)	(549,308)

NET LOSS	$(5,698,198)	$(5,401,754)

Dividends on preferred shares	(311,056)	(204,526)

Net loss attributable to common stockholders	(6,009,254)	(5,606,280)

Net loss attributable to common stock per share, basic and diluted *	$(0.25)	$(0.42)

Weighted average number of common shares outstanding, basic and diluted *	23,812,576	13,345,142

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-4

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

			Preferred Stock																Additional
	Common Stock *		Series A		Series B		Series C		Series D		Series E		Series F		Series G		Series H		Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2014	9,567,228	956,723	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,323,319	-	(9,281,498)	(2,001,456)

Issuance of shares at $0.50	6,119,914	611,991																	2,447,966	-	-	3,059,957

Issuance of shares at $1.00, $1.50 and $2.00	3,038,844	303,885																	2,791,833	-	-	3,095,718

Issuance of Preferred Shares	-	-	1,000,000	1,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-	999,000	-	-	1,000,000

Issuance of Preferred Shares	-	-	-	-	410,000	410	-	-	-	-	-	-	-	-	-	-	-	-	409,590	-	-	410,000

Issuance of Preferred Shares	-	-	-	-	-	-	400,025	400	-	-	-	-	-	-	-	-	-	-	399,625	-	-	400,025

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	173,000	173									172,827	-	-	173,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	461,000	461	-	-	-	-	-	-	460,539	-	-	461,000

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	1,400,000	1,400	-	-	-	-	1,398,600	-	-	1,400,000

Conversion of Preferred Shares to Common Shares	2,855,117	285,512	-	-	(410,000)	(410)	(400,025)	(400)	(173,000)	(173)	(461,000)	(461)	-	-	-	-	-	-	(284,068)	-	-	-

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(204,526)	-	-	(204,526)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,401,754)	(5,401,754)

Balance, December 31, 2014	21,581,103	$2,158,111	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	1,400,000	$1,400	-	$-	-	$-	$14,914,705	$-	$(14,683,252)	$2,391,964

Issuance of shares at $1.00	4,326,086	4,326																	4,321,760			4,326,086

Issuance of Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	600,000	600	5,669,500	5,670		160,000	160	6,423,071	-	6,429,500

Issuance of shares at $5.00	134,378	134																	671,756			671,890

Conversion of Preferred Shares to Common Shares	2,832,732	2,833	-	-	-	-	-	-	-	-	-	-	(2,000,000)	(2,000)	(5,509,500)	(5,510)	(160,000)	(160)	4,836	-	-	-

Prepaid Preferred Share Redemption																				(160,000)		(160,000)

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(311,056)	-	-	(311,056)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,698,198)	(5,698,198)

Balance, December 31, 2015	28,874,299	$2,165,405	1,000,000	$1,000	-	$-	-	$-	-	$-	-	$-	-	$-	160,000	$160	-	$-	$26,025,071	$(160,000)	$(20,381,450)	$7,650,186

The financial statements have been retroactively restated to reflect the 1-for-100 reverse stock split that occurred on June 17, 2015.

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-5

IEG HOLDINGS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	December 31, 2015	December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,698,198)	$(5,401,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	1,134,518	614,684
Depreciation and amortization	14,124	15,054
Amortization of loan costs	77,781	53,689
Loss on disposition of property and equipment	12,582	-
Changes in assets - (increase) decrease:
Other receivables	(50,380)	(25,882)
Prepaid expenses	(7,276)	-
Deposits	3,490	-
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	452,285	554,867
Deferred rent	(16,906)	(20,415)
Deferred salary	118,412	907,598

NET CASH USED IN OPERATING ACTIVITIES	(3,959,568)	(3,302,159)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(5,381,851)	(4,781,022)
Loans receivable repaid	1,438,946	276,077
Advances to CEO	(95,003)	-
Purchase of property & equipment	(19,117)	(9,009)

NET CASH USED IN INVESTING ACTIVITIES	(4,057,025)	(4,513,954)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	-	1,730,000
Proceeds from short-term loans	400,000	669,980
Payments on short-term loans	(400,000)	(419,980)
Repayment of senior debt	(2,230,000)	-
Prepaid preferred share redemption	(160,000)
Deposit on preferred shares to be issued	-	1,834,112
Preferred dividends paid	(220,974)	(114,115)
Proceeds from issuance of preferred stock	6,100,000	-
Proceeds from issuance of common stock	4,579,414	4,267,949

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,068,440	7,967,946

NET INCREASE IN CASH AND CASH EQUIVALENTS	51,847	151,833

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	433,712	281,879

CASH AND CASH EQUIVALENTS, END OF YEAR	$485,559	$433,712

Supplemental disclosures:
Interest paid in cash	$508,800	$477,157
Income taxes paid in cash	$-	$-

Issuance of common stock in lieu of payment of accrued compensation	$261,608	$1,000,000
Issuance of common stock in lieu of payment of dividend on preferred shares	$-	$90,411
Issuance of preferred stock in lieu of consulting fees	$279,500	$-
Issuance of common stock in lieu of consulting fees	$156,954	$-
Deposit on preferred stock in lieu of accrued compensation	$-	$85,989
Advance officer offset against preferred dividends & accrued compensation	$95,003	$-
Stock in lieu of repayment of short term loan	$-	$390,000

See report of independent registered public accounting firm and notes to consolidated financial statements.

F-6

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 consumer loans over a five-year term through its subsidiaries Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 17 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

In August 2015, the Company dissolved redundant subsidiary companies Investment Evolution Philippines Corporation, Investment Evolution Global Corporation and Investment Evolution Canada, LLC, as it no longer has plans to pursue international expansion.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company is increasing its revenue and management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia. During fiscal 2015, the Company originated $5,000 and $10,000 loans over a five-year term and during fiscal 2014, the Company originated $2,000, $3,000, $5,000 and $10,000 loans with terms ranging from three to five years. In June 2015, the Company streamlined its product offering to $5,000 loans over a five-year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

F-7

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At December 31, 2015, 111 loans with a total balance of $543,054 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases all expire (unless renewed) during 2016.

F-8

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Loan Costs

Loan costs consisted of broker success fees and legal fees related to the credit facility. These costs were amortized over the period of the credit facility. Accumulated amortization of loan costs amounted to $205,485 and 127,704 at December 31, 2015 and 2014, respectively. The loan costs were fully amortized at December 31, 2015 as the credit facility was repaid in full on August 21, 2015.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $950,905 and $459,804 at December 31, 2015 and 2014, respectively.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) attributed to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 100-for-1 reverse split that occurred on June 17, 2015.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level III	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At December 31, 2015 and 2014, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for other receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

F-9

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

2.	LOANS RECEIVABLE

Loans receivable consisted of the following at December 31:

	2015	2014
Loans receivable	$8,110,077	$4,913,279
Allowance for credit losses	(985,375)	(596,963)
Loans receivable, net	$7,124,702	$4,316,316

A reconciliation of the allowance for credit losses consist of the following at December 31:

	2015	2014
Beginning balance	$596,963	$61,319
Provision for credit losses	1,134,518	614,684
Loans charged off	(746,106)	(79,040)
Ending balance	$985,375	$596,963
Basis of Assessment:
Individually	$-	$-
Collectively	$985,375	$596,963

The following is an age analysis of past due receivables as of December 31, 2015 and 2014:

	30-60 Days Past Due	61-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
2015	$157,316	$153,623	$389,431	$700,370	$7,409,707	$8,110,077	$389,431
2014	$65,684	$76,198	$124,397	$266,279	$4,647,000	$4,913,279	$124,397

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of December 31, 2015 and 2014 by credit quality indicator:

Credit Score	2015		2014
Below 575	$		$-
575-600		149,056	299,040
601-650		3,397,512	2,180,507
651-700		3,230,308	1,737,587
701-750		1,097,225	558,305
751-800		185,840	113,581
801-850		50,136	24,259
		$8,110,077	$4,913,279

3.	PROPERTY AND EQUIPMENT

At December 31, 2015 and 2014, property and equipment consists of the following:

	2015	2014
Computer equipment	$111,196	$120,513
Furniture and fixtures	21,303	22,323
Leasehold improvements	35,897	55,102
	168,396	197,938
Less accumulated depreciation and amortization	139,885	161,838
Total	$28,511	$36,100

Depreciation of property and equipment amounted to $14,124 and $15,054 during the years ended December 31, 2015 and 2014, respectively. Depreciation costs are included in the accompanying statements of operations in operating expenses.

F-10

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

4.	SENIOR DEBT

The Company had a credit facility that provided for borrowings of up to $10 million with $0 and $2,230,000 outstanding at December 31, 2015 and December 31, 2014, respectively, subject to a borrowing base formula. The Company could borrow, at its option, at the rate of 18% with a minimum advance of $25,000. Proceeds from this credit facility were used to fund loans to consumers. In July 2015, the credit facility was converted to a term loan, to be repaid monthly, with payments equal to 100% of the consumer loan proceeds, with the balance due June 1, 2016. The credit facility was repaid in full on August 21, 2015.

The credit facility remains subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full. Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the years ended December 31, 2015 and 2014 were $107,340 and $0, respectively. All loans receivable of the company are pledged as collateral at December 31, 2015 for the fulfillment of the Net Profit calculation.

5.	WORKING CAPITAL LOANS

On January 29, 2014, the Company received $60,000 of a $265,000 loan from Willoughby Family Trust, an investor in the Company. The Company received an additional $140,000 on February 11 and an additional $65,000 on March 10, 2014. The Company repaid $110,000 in cash on June 30, 2014, and $200,000 was an offset of balance due for subscription receivable, which comprised full repayment of $265,000 loan principal and a $45,000 facility fee recorded as interest expense.

On February 26, 2014, the Company received $85,000 of a working capital loan of up to $245,000 from Dr. L. Prasad, an investor in the Company. The Company received an additional $25,000 on March 27, 2014, repaid $25,000 on April 2, 2014 and received an additional $30,000 on April 22, 2014. The Company repaid $139,500 on May 1, 2014 which comprised full repayment of $115,000 outstanding loan principal and a $24,500 facility fee recorded as interest expense.

On July 13, 2014, the Company secured a $100,000 working capital loan to expand from Dr. L Prasad, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

On July 14, 2014, the Company secured a $90,000 working capital loan to expand from Willoughby Family Trust, an investor in the Company. The Company repaid $9,000 cash on September 8, 2014, and $90,000 was an offset of balance due for subscription receivable, which comprised full repayment of $90,000 loan principal and a $9,000 facility fee recorded as interest expense.

On July 28, 2014, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. The Company repaid $115,000 on September 30, 2014 which comprised full repayment of $100,000 loan principal and a $15,000 facility fee recorded as interest expense.

On April 13, 2015, the Company secured a $200,000 working capital loan to expand from Dr. L. Prasad, an investor in the Company. On June 24, 2015, the Company repaid $230,000 which comprised $200,000 principal and a $30,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from Domenic Tacca, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

On April 13, 2015, the Company secured a $100,000 working capital loan to expand from CT Super, an investor in the Company. On June 24, 2015, the Company repaid $115,000 which comprised $100,000 principal and a $15,000 facility fee which was recorded as interest expense.

The effective interest rate on these notes is 81.1% and 43.7% for the years ended December 31, 2015 and 2014, respectively.

F-11

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

6.	STOCKHOLDERS’ EQUITY

The aggregate number of shares which the Company has the authority to issue is 3,050,000,000 shares, of which 3,000,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per shares. At December 31, 2015, the Company had 28,874,299 shares of common stock issued and outstanding. At December 31, 2015, the Company also had 1,000,000, 0, 160,000, and 0 shares of Series A, Series F, Series G and Series H preferred stock, respectively, issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof.

During the years ended December 31, 2015, and 2014 the Company issued 4,460,464 shares at a price of $1.00 and $5.00 per share and 9,158,758 shares at a price of $0.50, $1.00, $1.50 and $2.00, respectively, in accordance with offerings to existing stockholders of the Company.

On March 31, 2014 the Board of Directors resolved to increase the authorized number of common stock from 1,000,000,000 to 2,500,000,000. In addition, the Board of Directors authorized to issue 1,000,000, 410,000, 400,025 and 173,000 shares of Series A, B, C and D of Preferred Stock, par value $0.001 per share, respectively.

On March 31, 2014 the Company issued 1,983,025 shares of convertible preferred stock (“Preferred Stock”), which is allocated as follows: Series A: 1,000,000 shares, Series B: 410,000 shares, Series C: 400,025 shares and Series D: 173,000 shares. 1,000,000 shares of Series A Preferred Stock were issued to the Company’s President and Chief Executive Officer, Mr. Paul Mathieson, in consideration for $1,000,000 owed to him.

On October 27, 2014, the Board of Directors authorized to issue 1,500,000 shares of Series F Preferred Stock, par value $0.001 per share.

On November 19, 2014 the Company issued 1,861,000 shares of Preferred Stock, which is allocated as follows:

●	Series E: 461,000 shares and Series F: 1,400,000 shares.

On December 31, 2014, all holders of Series B, Series C, Series D, and Series E Preferred Stock elected to convert their shares to Common Stock, which was distributed as follows:

●	Series B: 410,000 shares of preferred stock converted to 1,640,000 shares of common stock

●	Series C: 400,025 shares of preferred stock converted to 800,050 shares of common stock

●	Series D: 173,000 shares of preferred stock converted to 230,067 shares of common stock

●	Series E: 461,000 shares of preferred stock converted to 184,400 shares of common stock.

Following the conversions on December 31, 2014, no shares of Series B, Series C, Series D, and Series E preferred stock were outstanding.

On May 1, 2015, the Board of Directors resolved to increase the authorized number of common stock from 2,500,000,000 to 3,000,000,000.

On June 17, 2015, the Board of Directors cancelled Series B, Series C, Series D and Series E Preferred Stock, increased the authorized shares of Series F Preferred Stock, par value $0.001 per share, to 2,000,000, and authorized to issue 6,000,000 and 10,000,000 shares of Series G and Series H of Preferred Stock, par value $0.001 per share, respectively.

On June 17, 2015, the Company issued 600,000 shares of Series F Preferred Stock in consideration for receipt of an aggregate of $600,000.

On June 22, 2015, the Company issued 5,419,500 shares of Series G Preferred Stock in consideration for receipt of $5,419,500.

On June 30, 2015, holders of Series F and Series G Preferred Stock elected to convert some of their shares to Common Stock, which was distributed as follows:

●	Series F: 1,750,000 shares of preferred stock converted to 635,395 shares of common stock.

●	Series G: 4,459,500 shares of preferred stock converted to 938,725 shares of common stock.

F-12

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On September 2, 2015, the Company issued an aggregate of 4,326,086 shares of the Company’s common stock to certain of its existing stockholders in consideration for $4,326,086. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.

On September 10, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Company commenced August 3, 2015 and removing references to conversion on June 30, 2015 for Series F and Series G preferred stock:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 4 to 8 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 3,333/10,000 (0.3333) to 6,666/10,000 (0.6666) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 2,000/10,000 (0.2000) to 4,000/10,000 (0.4000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 1,333/10,000 (0.1333) to 2,666/10,000 (0.2666) shares of common stock for each Series H preferred stock.

On October 22, 2015, the Company issued 160,000 shares of Series H Preferred Stock in consideration for receipt of an aggregate of $160,000.

On December 1, 2015, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Company commenced December 1, 2015:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 8 to 16 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 6,666/10,000 (0.6666) to 13,332/10,000 (1.3332) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 4,000/10,000 (0.4000) to 8,000/10,000 (0.8000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 2,666/10,000 (0.2666) to 5,332/10,000 (0.5332) shares of common stock for each Series H preferred stock.

On December 31, 2015, the Company issued an aggregate of 134,378 shares of the Company’s common stock to certain of its existing stockholders for consideration of $671,890. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act.

On December 31, 2015, all holders of Series F and Series H Preferred Stock and some holders of Series G Preferred Stock elected to convert their shares to Common Stock, which was distributed as follows:

●	Series F: 250,000 shares of preferred stock converted to 333,300 shares of common stock

●	Series G: 1,050,000 shares of preferred stock converted to 840,000 shares of common stock

●	Series H: 160,000 shares of preferred stock converted to 85,312 shares of common stock

F-13

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Following the conversions on December 31, 2015, no shares of Series F and Series H preferred stock were outstanding and 160,000 shares of Series G preferred stock were outstanding.

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock will be outstanding.

The Preferred Stock accrues dividends at the rate of 12% per annum paid monthly for Series A, F and G, and 10% for Series H. Each series of preferred stock ranks pari-passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Company, holders of the Preferred Stock shall be entitled to receive the Stated Value of $1 per share.

Series A Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 0 and 1,000,000 shares of Series A convertible preferred stock, respectively, with a par value of $0.001 per share. Each share is convertible into 16 shares of common stock at the option of the holder any time after December 31, 2015 (32 shares at January 8, 2016 – see note 13). The holder of the shares is also entitled to vote at a ratio of 1001 votes for each share of preferred stock.

Series B Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 0 and 410,000 shares of Series B convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 4 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 1,640,000 shares on December 31, 2014. On June 17, 2015, the Board of Directors cancelled Series B Preferred Stock.

Series C Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 0 and 400,025 shares of Series C convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 2 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 800,050 shares on December 31, 2014. On June 17, 2015, the Board of Directors cancelled Series C Preferred Stock.

Series D Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 0 and 173,000 shares of Series D convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 1.333 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 230,667 shares on December 31, 2014. On June 17, 2015, the Board of Directors cancelled Series D Preferred Stock.

Series E Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 0 and 461,000 shares of Series E convertible preferred stock, respectively, with a par value of $0.001 per share. Each share was converted into 0.4 shares of common stock at the option of the holder on December 31, 2014, for a total issuance of 184,400 shares on December 31, 2014. On June 17, 2015, the Board of Directors cancelled Series E Preferred Stock.

Series F Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 600,000 and 1,400,000 shares of Series F convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series F preferred shares into shares of our common stock on the basis of 13,332/10,000 (1.3332) shares of common stock for each share of Series F preferred stock so converted. The holder of the shares is also entitled to vote at a ratio of 0.34 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

F-14

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Effective June 30, 2015, holders of an aggregate of 1,750,000 shares of Series F preferred stock notified the Company of their intent to convert their Series F shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 635,395 shares of common stock to such Series F holders. Effective December 31, 2015, holders of an aggregate of 250,000 shares of Series F preferred stock notified the Company of their intent to convert their Series F shares into shares of common stock. On December 31, 2015, the Company issued an aggregate of 333,300 shares of common stock to such Series F holders.

Series G Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 5,669,500 and 0 shares of Series G convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series G preferred shares into shares of our common stock on the basis of 8,000/10,000 (0.8000) shares of common stock for each share of Series G preferred stock so converted. The holder of the shares is also entitled to vote at a ratio of 0.20 votes for each share of preferred stock. Any time after December 31, 2015, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Effective June 30, 2015, holders of an aggregate of 4,459,500 shares of Series G preferred stock notified the Company of their intent to convert their Series G shares into shares of common stock. On June 30, 2015, the Company issued an aggregate of 938,725 shares of common stock to such Series G holders. Effective December 31, 2015, holders of an aggregate of 1,050,000 shares of Series G preferred stock notified the Company of their intent to convert their Series G shares into shares of common stock. On December 31, 2015, the Company issued an aggregate of 840,000 shares of common stock to such Series G holders. On January 1, 2016, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000.

Series H Preferred Stock

During the years ended December 31, 2015 and 2014, the Company issued 160,000 and 0 shares of Series H convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2015 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of 5,332/10,000 (0.5332) shares of common stock for each share of Series H preferred stock so converted or if the holder elects to convert on June 30, 2016, such shares shall be converted on the basis of 1 share of common stock for each share of Series H Preferred Stock. The holder of the shares is also entitled to vote at a ratio of 0.13 votes for each share of preferred stock. Any time after June 30, 2016, the Company also has the right to redeem the shares at a redemption value of $1 per share.

Effective December 31, 2015, holders of an aggregate of 160,000 shares of Series H preferred stock notified the Company of their intent to convert their Series H shares into shares of common stock. On December 31, 2015, the Company issued an aggregate of 85,312 shares of common stock to such Series H holders.

7.	INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards.

Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

As of December 31, 2015, the Company has a net loss carryforward of approximately $16 million that may potentially be used to offset future Federal taxable income. This net loss carryforward will expire through 2035. In the event of statutory ownership changes, the amount of net operating loss carryforward that may be utilized in future years is subject to significant limitations.

F-15

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the years ended December 31, 2015 and 2014. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia. All of the Company’s tax filings are still subject to examination. The Company’s net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

We utilize FASB ASC 740-10, “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

The components of the income tax provision for fiscal year 2015 and 2014 were as follows:

	2015	2014
Current
Federal	$0	$0
State	0	0
	0	0
Deferred
Federal	0	0
State	0	0
	0	0

Total	$0	$0

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows for fiscal year 2015 and 2014:

	2015	2014
Income tax computed at federal statutory tax rate	-34.0%	-34.0%
Non-deductible expenses	0.0	0.6
Change in Valuation allowance	34.0	33.4
Total	0%	0%

Significant components of the Company’s deferred tax assets and liabilities for income taxes for the fiscal years ended December 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets
Provision for credit losses	$335,000	$200,000
Deferred rent	4,000	10,000
Intangible assets	425,000	460,000
Net Operating loss carryforwards	5,650,000	3,800,000
Total deferred tax assets	6,414,000	4,470,000
Less: Valuation allowance	(6,414,000)	(4,470,000)
Net deferred tax assets	$0	$0

F-16

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

8.	CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia and consequently such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

At December 31, 2015 the company had cash and cash equivalents exceeding insured limits by $242,525.

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through September 2017. Total rent expense for the years ended December 31, 2015 and 2014 was $244,621 and $250,744, respectively. The Company is responsible for certain operating expenses in connection with these leases. The future minimum rental payments required under non-cancelable operating leases as of December 31, 2015 is $125,192 to be paid within the next twelve months.

The Company subleased the Chicago office in September 2014 and is currently looking to sublease the remaining two unused offices which could reduce future required rental payments.

Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company has a professional consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $1 million and health insurance plus a bonus of $300,000 for the year ended December 31, 2015 ($220,079 of the bonus was offset against common stock subscription and $4,921 offset against CEO advance). The Company is obligated to pay its CEO $1,000,000 annually plus health insurance, with a discretionary bonus to be determined by the IEG Holdings Corporation Board on December 31, 2015. The Board amended the contract as of September 30, 2015 and elected to pay $225,000 of the yearly discretionary bonus on September 30, 2015. In addition, the IEG Holdings’ board of directors authorized a final portion in the amount of $75,000 of the 2015 bonus to be paid to Mr. Mathieson on December 31, 2015 for services previously rendered by Mr. Mathieson from October 1, 2015 to December 31, 2015.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

F-17

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

10.	RELATED PARTY TRANSACTIONS

Chief Executive Officer

Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $1,300,000 for the year ended December 31, 2015. $220,079 was offset against common stock subscription and $4,921 against CEO advance. Compensation to our Chief Executive Officer under the Professional Consulting Contract totaled $1,300,000 for the year ended December 31, 2014, of which $1,000,000 was offset against common stock subscription and $85,989 was offset against preferred stock subscription. The balance of deferred salary amounted to $106,588 at December 31, 2014.

Chief Operating Officer

Compensation to our Chief Operating Officer totaled $250,000 for the year ended December 31, 2015. $20,000 was offset against common stock subscription. Compensation to our Chief Operating Officer totaled $220,000 for the year ended December 31, 2014.

VP Corporate Finance

Compensation to our VP Corporate Finance totaled $121,721 for the year ended December 31, 2015, of which $14,029 was offset against common stock subscription. Compensation to our VP Corporate Finance totaled $155,573 for the year ended December 31, 2014, of which $67,112 was offset against common stock subscription.

Consulting Fees

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director and consulting fees totaling $27,500 and $29,538, respectively, to Gilmour & Company Pty Ltd., which is owned by Ian Gilmour, a director of IEG Holdings Corporation.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $27,500 and $0, respectively, to Matthew Banks, who is a director of IEG Holdings Corporation. $20,000 of the $27,500 consulting fees incurred in year ended December 31, 2015 was paid, with the remaining $7,500 offset as consideration for common stock subscriptions by Ian Banks (Matthew Bank’s father).

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director fees totaling $27,500 and $0, respectively to R & H Nominees Pty Ltd which is owned by Harold Hansen, who is a director of IEG Holdings Corporation.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred director and consulting fees totaling $4,500 and $20,000 to Comms Watch Pty Ltd, which is owned by Damien Mathieson, the brother of our Chief Executive Officer.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $318,857 and $321,951, respectively, to Clem Tacca, who is a shareholder of IEG Holdings Corporation, and related entities.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $66,098 and $22,000, respectively, to Ascendant SC Pty Ltd, which is a shareholder of IEG Holdings Corporation. $25,000 of the consulting fees incurred were offset as consideration for Series G Preferred Stock on June 19, 2015 and $10,000 of the consulting fees incurred were offset as consideration for common stock subscriptions at December 31, 2015.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $419,204 and $150,473, respectively, to Frank Wilkie, who is a shareholder of IEG Holdings Corporation, and related entities. $70,250 of the $419,204 consulting fees incurred in the year ended December 31, 2015 was paid, with $224,500 offset as consideration for Series G Preferred Stock on June 19, 2015 and $124,454 offset as consideration for common stock subscriptions.

During the years ended December 31, 2015 and December 31, 2014, the Company incurred consulting fees totaling $75,000 and $0, respectively, to Judith Willoughby, who is a shareholder of IEG Holdings Corporation, and related entities. $55,000 of the $75,000 consulting fees incurred in the year ended December 31, 2015 was paid, with the remaining $20,000 offset as consideration for common stock subscriptions.

11.	RIGHTS OFFERING AND CHANGE IN CONVERSION RATIO OF PREFERRED SHARES

Effective August 3, 2015 and December 1, 2015, the Company commenced rights offerings to certain of its existing stockholders. Pursuant to the terms of the Series A preferred stock, the Series F preferred stock, the Series G preferred stock and the Series H preferred stock, as a result of the Company’s commencement of the rights offerings, the Company adjusted the conversion ratio applicable to each series of preferred stock.

F-18

IEG HOLDINGS CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On September 10, 2015, the Company filed articles of amendment to its amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Company commenced August 3, 2015 and removing references to conversion on June 30, 2015 for Series F and Series G preferred stock:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 4 to 8 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 3,333/10,000 (0.3333) to 6,666/10,000 (0.6666) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 2,000/10,000 (0.2000) to 4,000/10,000 (0.4000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 1,333/10,000 (0.1333) to 2,666/10,000 (0.2666) shares of common stock for each Series H preferred stock.

On December 1, 2015, the Company filed articles of amendment to its amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A, Series F, Series G and Series H preferred stock to account for the Company’s offering to existing stockholders of the Company commenced December 1, 2015:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 8 to 16 shares of common stock for each Series A preferred stock;

(ii)	Adjusting the conversion ratio of the Series F preferred stock from 6,666/10,000 (0.6666) to 13,332/10,000 (1.3332) shares of common stock for each Series F preferred stock;

(iii)	Adjusting the conversion ratio of the Series G preferred stock from 4,000/10,000 (0.4000) to 8,000/10,000 (0.8000) shares of common stock for each Series G preferred stock; and

(iv)	Adjusting the conversion ratio of the Series H preferred stock from 2,666/10,000 (0.2666) to 5,332/10,000 (0.5332) shares of common stock for each Series H preferred stock.

12.	RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements have been restated to retroactively reflect the 1-for-100 reverse stock split that took effect June 17, 2015.

13.	SUBSEQUENT EVENTS

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock were outstanding.

On January 8, 2016, we filed articles of amendment to our amended and restated articles of incorporation, as amended, with the Secretary of State of Florida. The articles of amendment had the effect of adjusting the conversion ratios of the Series A and Series H preferred stock to account for the Company’s offering to existing stockholders of the Company commenced January 8, 2016:

(i)	Adjusting the conversion ratio of the Series A preferred stock from 16 to 32 shares of common stock for each Series A preferred stock; and

(ii)	Adjusting the conversion ratio of the Series H preferred stock from 5,332/10,000 (0.5332) to one share of common stock for each Series H preferred stock.

On January 14, 2016, we filed a Preliminary Schedule 14C Information Statement with the Securities and Exchange Commission, in connection with the approval of articles of amendment to our amended and restated articles of incorporation, as amended, by our Board of Directors and the holder of a majority of the voting power of the issued and outstanding capital stock of the Company, to, on the Effective Date (as defined below), (i) effect a reverse stock split of the issued and outstanding shares of the common stock, at the ratio of 1-for-100, (ii) immediately after the reverse stock split, effect a forward stock split on a 100-for-1 share basis of the issued and outstanding common stock and reduce the number of authorized shares of common stock from 3,000,000,000 to 200,000,000, and (iii) immediately prior to the reverse stock split, pay in cash to those shareholders holding fewer than 100 shares of common stock, instead of issuing fractional shares, an amount per share equal to the average closing price per share of the common stock on the OTCQB, averaged over a period of 30 consecutive calendar days ending on (and including) the date of the Effective Date, without interest. The articles of amendment will be effective upon their filing with the Secretary of State of Florida which will occur approximately, but not less than, 20 days after the definitive information statement is mailed to the shareholders of the Company (“Effective Date”).

On January 22, 2016, the Company issued an aggregate of 3,700 shares of the Company’s common stock at a price of $5.00 per share to certain of its existing stockholders for receipt of an aggregate of $18,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf.

On January 25, 2016, the Company filed a Form S-1 Registration Statement to offer to the public up to 1,000,000 common shares at $5.00 per share.

F-19

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

JUNE 30, 2016 AND DECEMBER 31, 2015

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
ASSETS
Cash and cash equivalents	$174,080	$485,559
Loans receivable, net, note 2	7,701,377	7,124,702
Other receivables	84,617	76,262
Prepaid expenses	1,935	7,276
Property and equipment, net, note 3	24,678	28,511
Security deposits	30,964	35,839

TOTAL ASSETS	$8,017,651	$7,758,149

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued expenses	$157,356	$96,441
Preferred Dividends Payable	1,443	-
Deferred rent	3,283	11,522

TOTAL LIABILITIES	162,082	107,963

COMMITMENTS AND CONTINGENCIES, note 7

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 3,071,000 and 1,160,000 shares issued and outstanding at June 30, 2016 and December 31, 2015 respectively, note 5	3,071	1,160
Common stock, $0.001 par value; 200,000,000 shares authorized, 95,319,741 and 28,874,299 shares issued and outstanding at June 30, 2016 and December 31, 2015 respectively, note 5	2,231,851	2,165,405
Additional paid-in capital	31,183,758	26,025,071
Prepaid preferred share redemption	-	(160,000)
Subscription receivable	(2,980,450)	-
Accumulated deficit	(22,582,661)	(20,381,450)

TOTAL STOCKHOLDERS' EQUITY	7,855,569	7,650,186

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,017,651	$7,758,149

*The condensed consolidated unaudited Financial Statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-20

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
REVENUES
Interest revenue	$526,380	$438,263	$1,039,172	$777,739
Other revenue	18,976	18,463	31,156	19,323

TOTAL REVENUES	545,356	456,726	1,070,328	797,062

OPERATING EXPENSES
Salaries and compensation	406,323	407,424	809,329	832,850
Other operating expenses	409,407	352,185	819,468	576,280
Consulting	307,693	445,849	453,280	622,813
Provision for credit losses	354,918	428,604	742,437	580,008
Advertising	173,485	225,645	221,309	315,624
Rent	52,778	57,100	107,465	130,603
Travel, meals and entertainment	90,040	47,121	126,168	75,910
Depreciation and amortization	1,917	4,192	3,833	8,015

TOTAL OPERATING EXPENSES	1,796,561	1,968,120	3,283,289	3,142,103

LOSS FROM OPERATIONS	(1,251,205)	(1,511,394)	(2,212,961)	(2,345,041)

OTHER INCOME (EXPENSE)
Interest expense	-	(333,108)	-	(474,227)
Miscellaneous income (expense)	6,673	5	11,750	249

TOTAL OTHER INCOME (EXPENSE)	6,673	(333,103)	11,750	(473,978)

NET LOSS	$(1,244,532)	$(1,844,497)	$(2,201,211)	$(2,819,019)

Dividends on preferred shares	(1,421)	(72,689)	(31,360)	(143,481)

Net loss attributable to common stockholders	(1,245,953)	(1,917,186)	(2,232,571)	(2,962,500)

Net loss attributable to common stock per share, basic and diluted *	$(0.01)	$(0.09)	$(0.04)	$(0.14)

Weighted average number of common shares outstanding, basic and diluted *	94,432,364	21,598,401	62,019,819	21,589,800

*The condensed consolidated unaudited Financial Statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-21

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JANUARY 1, 2015 THROUGH JUNE 30, 2016

	Common Stock *		Series A		Series F		Series G		Series H		Additiona Paid-in	Prepaid Preferred Share	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Redemption	Receivable	Deficit	Total

Balance, January 1, 2015	21,581,103	$2,158,111	1,000,000	$1,000	1,400,000	$1,400	-	$-	-	$-	$14,914,705	$-	$-	$(14,683,252)	$2,391,964

Issuance of shares at $1.00	4,326,086	4,326									4,321,760				4,326,086

Issuance of Preferred Shares	-	-	-	-	600,000	600	5,669,500	5,670	160,000	160	6,423,071			-	6,429,500

Issuance of shares at $5.00	134,378	134									671,756				671,890

Conversion of Preferred Shares to Common Shares	2,832,732	2,833	-	-	(2,000,000)	(2,000)	(5,509,500)	(5,510)	(160,000)	(160)	4,836	-		-	-

Prepaid Preferred Share Redemption												(160,000)			(160,000)

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	(311,056)	-		-	(311,056)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(5,698,198)	(5,698,198)

Balance, December 31, 2015	28,874,299	$2,165,405	1,000,000	$1,000	-	$-	160,000	$160	-	$-	$26,025,071	$(160,000)	$-	$(20,381,450)	$7,650,186

Prepaid Preferred Share Redemption							(160,000)	(160)			(159,840)	160,000			-

Issuance of shares at $5.00	3,700	4									18,496				18,500

Issuance of Preferred Shares	-	-	-	-					3,071,000	3,071	3,067,929			-	3,071,000

Conversion of Preferred Shares to Common Shares	64,000,000	64,000	(1,000,000)	(1,000)							(63,000)	-		-	-

Issuance of shares at $1.00	2,459,673	2,460									2,457,213				2,459,673

Buyback of shares	(17,931)	(18)									(130,751)				(130,769)

Preferred Dividends	-	-	-	-	-	-	-	-	-	-	(31,360)	-		-	(31,360)

Subscription Receivable	-	-											(2,980,450)		(2,980,450)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,201,211)	(2,201,211)

Balance, June 30, 2016	95,319,741	$2,231,851	-	$-	-	$-	-	$-	3,071,000	$3,071	$31,183,758	$-	$(2,980,450)	$(22,582,661)	$7,855,569

*The condensed consolidated unaudited Financial Statements have been retroactively restated to reflect the 100-for-1 reverse split that occurred on June 17, 2015

See notes to condensed consolidated unaudited Financial Statements

F-22

IEG HOLDINGS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	June 30, 2016	June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,201,211)	$(2,819,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	742,437	580,008
Depreciation and amortization	3,833	8,015
Amortization of loan costs	-	26,844
Changes in assets - (increase) decrease:
Other receivables	(8,355)	(79,714)
Prepaid expenses	5,341	(14,527)
Deposits	4,875	3,490
Changes in liabilities - increase (decrease):
Accounts payable and accrued expenses	167,916	342,021
Deferred rent	(8,239)	(8,315)
Deferred salary	-	(147,904)

NET CASH USED IN OPERATING ACTIVITIES	(1,293,403)	(2,109,101)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans receivable originated	(2,320,000)	(3,529,882)
Loans receivable repaid	1,000,888	584,186
Purchase of property & equipment	-	(19,117)

NET CASH USED IN INVESTING ACTIVITIES	(1,319,112)	(2,964,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
Preferred dividends paid	(29,917)	(113,892)
Proceeds from short-term loans	-	400,000
Payments on short-term loans	-	(400,000)
Payments for buyback of common stock	(130,769)	-
Proceeds from issuance of preferred stock	90,550	5,687,714
Proceeds from issuance of common stock	2,371,172	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,301,036	5,573,822

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(311,479)	499,908

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	485,559	433,712

CASH AND CASH EQUIVALENTS, END OF YEAR	$174,080	$933,620

Supplemental disclosures:
Interest paid in cash	$-	$413,565
Income taxes paid in cash	$-	$-
Issuance of preferred stock in lieu of consulting fees	$-	$279,500
Issuance of common stock in lieu of consulting fees	$107,000	$-

See notes to condensed consolidated unaudited Financial Statements

F-23

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The quarterly report on Form 10-Q for the quarter ended June 30, 2016 should be read in conjunction with the Company’s financial statements for the year ended December 31, 2015, contained in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2016. As contemplated by the SEC under Article 8 of Regulation S-X, the accompanying financial statements and footnotes have been condensed and therefore do not contain all disclosures required by generally accepted accounting principles. The interim financial data are unaudited, however in the opinion of IEG Holdings Corporation (“we, “our”, “us”) the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results for the interim periods. Results of interim periods are not necessarily indicative of those to be expected for the full year.

Nature of Business

The principal business activity of the Company is providing unsecured $5,000 consumer loans over a five-year term through its subsidiaries Investment Evolution Corporation and IEC SPV, LLC. The loans are offered under the consumer brand “Mr. Amazing Loans”. The Company is headquartered in Las Vegas, Nevada and originates consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia via its online platform and distribution network. The Company is a licensed direct lender with state licenses and/or certificates of authority to lend in these 17 states and offers all loans within the prevailing statutory rates.

Basis of Accounting

These consolidated financial statements include the operations of IEG Holdings Corporation and its wholly-owned subsidiaries, Investment Evolution Corporation and IEC SPV, LLC (collectively, the “Company”). All inter-company transactions and balances have been eliminated in consolidation.

The Company’s accounting and reporting policies are in accordance with U.S. generally accepted accounting principles and conform to general practices within the consumer finance industry.

Going Concern

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported recurring losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company is increasing its revenue and management intends to seek additional capital sufficient to continue operations. If the Company is not successful in raising sufficient capital, it may have to delay or reduce expenses, or curtail operations. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

F-24

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

Loans Receivable and Interest Income

The Company is licensed to originate consumer loans in the states of Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah, and Virginia. During the six months ended June 30 2016, the Company originated $5,000 loans over a five-year term and during fiscal 2015, the Company originated $5,000 and $10,000 loans over a five-year term. In June 2015, the Company streamlined its product offering to $5,000 loans over a five-year term. The Company offers its loans at or below the prevailing statutory rates. Loans are carried at the unpaid principal amount outstanding, net of an allowance for credit losses.

The Company calculates interest revenue using the interest yield method. Charges for late payments are credited to income when collected.

Accrual of interest income on loans receivable is suspended when no payment has been received on account for 91 days or more on a contractual basis, at which time a loan is considered delinquent. Payments received on nonaccrual financing loans are first applied to the unpaid accrued interest and then principal. Loans are returned to active status and accrual of interest income is resumed when all of the principal and interest amounts contractually due are brought current; at which time management believes future payments are reasonably assured. At June 30, 2016, 70 loans with a total balance of $312,139 were delinquent or in default.

Allowance for Credit Losses

The Company maintains an allowance for credit losses due to the fact that it is probable that a portion of the loans receivable will not be collected. The allowance is estimated by management based on various factors, including specific circumstances of the individual loans, management’s knowledge of the industry, and the experience and trends of other companies in the same industry.

Our portfolio of loans receivable consists of a large number of relatively small, homogenous accounts. The allowance for credit losses is determined using a systematic methodology, based on a combination of historical bad debt of comparable companies. Impaired loans are considered separately and 100% charged off.

The allowance for credit losses is primarily based upon models that analyze specific portfolio statistics and also reflect, management’s judgment regarding overall accuracy. We take into account several factors, including the customer’s transaction history, specifically the timeliness of customer payments, the remaining contractual term of the loan, and the outstanding balance of the loan.

Impaired Loans

The Company assesses loans for impairment individually when a loan is 91 days past due. The Company defines impaired loans as bankrupt accounts and accounts that are 184 days or more past due. In accordance with the Company’s charge-off policy, once a loan is deemed uncollectible, 100% of the remaining balance is charged-off. Loans can also be charged off when deemed uncollectable due to consumer specific circumstances.

The Company does not accrue interest on impaired loans and any recoveries of impaired loans are recorded to the allowance for credit losses. Changes in the allowance for credit losses are recorded as operating expenses in the accompanying statement of operations.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets as follows:

Classification	Life
Computer equipment	3-5 years
Furniture and fixtures	8 years

The Company amortizes its leasehold improvements over the shorter of their economic lives, which are generally five years, or the lease term that considers renewal periods that are reasonably assured. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statement of operations.

Operating Leases

The Company’s office leases all expire (unless renewed) by September 30, 2017.

Income Taxes

We account for income taxes using the liability method in accordance with FASB Accounting Standards Codification (“ASC”) 740 “Income Taxes”. To date, no current income tax liability has been recorded due to our accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Our net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of our ability to realize future taxable income and to recover our net deferred income tax assets.

F-25

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs amounted to $221,309 and $315,624 for the six months ended June 30, 2016 and 2015, respectively. Advertising costs amounted to $173,485 and $225,645 for the three months ended June 30, 2016 and 2015, respectively.

Earnings and Loss per Share

The Company computes net earnings (loss) per share in accordance with ASC 260-10 that establishes standards for computing and presenting net earnings (loss) per shares. Basic earnings (loss) per share are computed by dividing net income (loss) attributed to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares, if any, had been issued and if the additional common shares were dilutive. Basic and diluted loss per share has been adjusted retroactively for the 100-for-1 reverse split that occurred on June 17, 2015.

Reclassifications

Certain numbers from the prior period have been reclassified to conform to the current year presentation.

Fair Value of Financial Instruments

The Company has adopted guidance issued by the FASB that defines fair value, establishes a framework for measuring fair value in accordance with existing generally accepted accounting principles, and expands disclosures about fair value measurements. Assets and liabilities recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

●	Level I – Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

●	Level II – Inputs, other than quoted prices included in Level I that are observable for the asset or liability through corroboration with market data at the measurement date.

●	Level III – Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date.

At June 30, 2016 and 2015, the only financial instruments that are subject to these classifications are cash and cash equivalents, which are considered Level I assets.

Carrying amounts reported in the consolidated balance sheets for other receivables, accounts payable, and accrued expenses approximate fair value because of their immediate or short-term nature. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

2. LOANS RECEIVABLE

Loans receivable consisted of the following at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Loans receivable	$8,766,508	$8,110,077
Allowance for credit losses	$(1,065,131)	$(985,375)
Loans receivable, net	$7,701,377	$7,124,702

F-26

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

A reconciliation of the allowance for credit losses consist of the following at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Beginning balance, January 1	$985,375	$596,963
Provision for credit losses	$742,437	$1,134,518
Loans charged off	$(662,681)	$(746,106)
Ending balance	$1,065,131	$985,375
Basis of assessment:
Individually	$-	$-
Collectively	$1,065,131	$985,375

The following is an age analysis of past due receivables as of June 30, 2016 and December 31, 2015:

	31-60 Days Past Due	61-90 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Financing Receivables	Recorded Investment > 90 Days and Accruing
June 30, 2016	$191,216	$114,121	$312,139	$617,476	$8,149,032	$8,766,508	$312,139
December 31, 2015	$157,316	$153,623	$389,431	$700,370	$7,409,707	$8,110,077	$389,431

The Company’s primary credit quality indicator is the customer’s Vantage credit score as determined by Experian on the date of loan origination. The Company does not update the customer’s credit profile during the contractual term of the loan.

The following is a summary of the loan receivable balance as of June 30, 2016 and December 31, 2015 by credit quality indicator:

Credit Score	June 30, 2016	December 31, 2015
550-575	$22,201	-
576-600	$204,404	$149,056
601-650	$3,946,250	$3,397,512
651-700	$3,359,434	$3,230,308
701-750	$996,789	$1,097,225
751-800	$185,988	$185,840
801-850	$34,454	$31,888
851-900	$16,988	$18,248
	$8,766,508	$8,110,077

3. PROPERTY AND EQUIPMENT

At June 30, 2016 and December 31, 2015, property and equipment consists of the following:

	June 30, 2016	December 31, 2015
Computer equipment	$111,196	$111,196
Furniture and fixtures	21,303	21,303
Leasehold improvements	35,897	35,897
	$168,396	$168,396
Less accumulated depreciation and amortization	143,718	139,885
Total	$24,678	$28,511

Depreciation of property and equipment amounted to $3,833 and $8,015 during the six months ended June 30, 2016 and 2015, respectively. Depreciation of property and equipment amounted to $1,917 and $4,192 during the three months ended June 30, 2016 and 2015, respectively. Depreciation costs are included in the accompanying statements of operations in operating expenses.

4. SENIOR DEBT

The Company had a credit facility that provided for borrowings of up to $10 million with $0 and $0 outstanding at June 30, 2016 and December 31, 2015, respectively, subject to a borrowing base formula. The Company could borrow, at its option, at the rate of 18% with a minimum advance of $25,000. Proceeds from this credit facility were used to fund loans to consumers. In July 2015, the credit facility was converted to a term loan, to be repaid monthly, with payments equal to 100% of the consumer loan proceeds, with the balance due June 1, 2016. The credit facility was repaid in full on August 21, 2015.

F-27

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

The credit facility remains subject to a net profit interest under which the Company will pay BFG Loan Holdings, LLC, 20% of its subsidiary IEC SPV, LLC’s “Net Profit” until 10 years from the date the loan is repaid in full (August 2015). Net Profit is defined as the gross revenue less (i) interest paid on the loan, (ii) payments on any other debt incurred as a result of an approved Refinance Event, (iii) any costs, fees or commissions paid on the existing credit facility, and (iv) charge-offs to bad debt resulting from consumer loans and reduced by servicing fee. If the Refinance event shall be approved by BFG Loan Holdings, LLC and occur as set forth in the agreement, the net profit percentage shall be reduced to 10%. The Net Profit arrangement can be terminated by the Company upon a payment of $3,000,000. Net profit interest for the six months ended June 30, 2016 and 2015 were $58,885 and $51,551, respectively. All loans receivable of the Company were pledged as collateral at June 30, 2016 for the fulfillment of the Net Profit calculation. As of June 30, 2016 the $58,885 were fully accrued for.

5. STOCKHOLDERS’ EQUITY

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock were outstanding.

On January 22, 2016, the Company issued an aggregate of 3,700 shares of the Company’s common stock at a price of $5.00 per share to a total of two existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $18,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On March 22, 2016, the Company issued an aggregate of 3,071,000 shares of the Company’s Series H preferred stock to a total of 12 existing stockholders, nine of whom resided in Australia and three of whom resided in the United Kingdom, in exchange for the receipt of $1.00 per share, representing an aggregate purchase price of $3,071,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

On March 31, 2016, Paul Mathieson, the Company’s Chief Executive Officer and the sole holder of the Company’s Series A preferred stock notified the Company of his intention to convert all of his Series A preferred stock into Company common stock pursuant to the terms of the Series A preferred stock. The Company issued an aggregate of 64,000,000 shares of Company common stock pursuant to the conversion notice. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuance involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series A preferred stock were outstanding.

On April 1, 2016, the Company effected a 1-for-100 reverse stock split of its outstanding shares of the common stock. Stockholders whose shares were converted into less than one share in the reverse stock split received cash payments equal to the fair value of those fractional interests. As a result, the Company repurchased a total of 17,931 shares of common stock from those stockholders whose shares of stock were converted into less than one share, for an aggregate purchase price of $130,769. Immediately after the reverse stock split, on April 1, 2016, the Company effected a 100-for-1 forward stock split and reduced the number of authorized shares of common stock from 3,000,000,000 to 200,000,000.

On April 12, 2016, the Company issued an aggregate of 20,000 shares of the Company’s common stock to MZ Group, its investor relations advisor. The securities issuance was exempt from registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On May 2, 2016, Company issued an aggregate of 2,439,673 shares of the Company’s common stock at a price of $1.00 per share to a total of 98 existing stockholders, all of whom resided in Australia, for an aggregate of $2,439,673 of which $87,000 was paid for in consulting services provided to the company. The securities issuances were exempt from registration under the Securities Act, in reliance on an exemption provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

F-28

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

On May 16, 2016, the Company filed articles of amendment (the “May 2016 Amendment”) to its amended and restated articles of incorporation, as amended. The May 2016 Amendment has the effect of:

(i)	Eliminating the Company’s Series A preferred stock, Series F preferred stock and Series G preferred stock, and

(ii)	Revising the terms of the Series H preferred stock to:

	(a)	reduce the dividend rate on the Company’s Series H preferred stock from 10% per annum to 8% per annum,

	(b)	extend the date after which the Company may redeem the unconverted outstanding shares of Series H preferred stock from June 30, 2016 to December 31, 2016,

	(c)	extend the date on which the holders of Series H preferred stock may convert their shares into shares of the Company’s common stock from June 30, 2016 to December 31, 2016, and

	(d)	remove the requirement to adjust the Series H preferred stock conversion ratio when the Company conducts a rights offering to its existing stockholders.

As of June 30, 2016, the aggregate number of shares which the Company had the authority to issue is 250,000,000 shares, of which 200,000,000 shares are common stock, par value $0.001 per share, and 50,000,000 shares are preferred stock, par value $0.001 per shares. At June 30, 2016, the Company had 95,319,741 shares of common stock issued and outstanding. At June 30, 2016, the Company also had 3,071,000 shares of Series H preferred stock issued and outstanding. The Board of Directors is authorized at any time, and from time to time, to provide for the issuance of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the preferred stock or any series thereof.

The Series H preferred stock accrues dividends at the rate of 8% per annum. Each series of preferred stock ranks pari passu with each other series of preferred stock, and senior to the common stock of the Company, as to dividends, and upon liquidation, dissolution or a winding up of the Company. In the event of a liquidation or winding up of the Company, holders of the preferred stock shall be entitled to receive the stated value of $1 per share.

Series H Preferred Stock

During the six months ended June 30, 2016 and year ended December 31, 2015, the Company issued 3,071,000 and 160,000 of Series H convertible preferred stock, respectively, with a par value of $0.001 per share.

On December 31, 2016 and upon notice provided by the holder to the Company, a holder has the right to convert, at face value per share, all or any portion of their Series H preferred shares into shares of our common stock on the basis of two shares of common stock for each share of Series H preferred stock so converted for each share of Series H preferred stock. The holder of the shares is also entitled to vote at a ratio of 0.13 votes for each share of preferred stock. Any time after December 31, 2016, the Company also has the right to redeem the shares at a redemption value of $1 per share.

6. CONCENTRATION OF CREDIT RISK

The Company’s portfolio of finance receivables is with consumers living throughout Alabama, Arizona, California, Florida, Georgia, Illinois, Kentucky, Louisiana, Missouri, Nevada, New Jersey, New Mexico, Oregon, Pennsylvania, Texas, Utah and Virginia and consequently, such consumers’ ability to honor their installment contracts may be affected by economic conditions in these areas.

The Company maintains cash at financial institutions which may, at times, exceed federally insured limits.

At June 30, 2016, the Company had cash and cash equivalents exceeding insured limits by $0.

7. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its operating facilities under non-cancelable operating leases that expire through 30 September 2017. Total rent expense for the six months ended June 30, 2016 and 2015 was $107,465 and $130,603, respectively. Total rent expense for the three months ended June 30, 2016 and 2015 was $52,778 and $57,100, respectively. The Company is responsible for certain operating expenses in connection with these leases. The future minimum rental payments required under non-cancelable operating leases as of June 30, 2016 is $89,216 to be paid within the next fifteen months.

F-29

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

The Company subleased the Chicago office in September 2014.

Legal Matters

From time to time, the Company may be involved in legal proceedings in the normal course of its business. The Company is not involved in any legal proceedings at the present time.

Professional Consulting Contract

The Company has a professional consulting contract with its Chief Executive Officer (“CEO”), according to which, the Company paid $500,000 and health insurance for the six months ended June 30, 2016. The Company is obligated to pay its CEO $1,000,000 annually plus health insurance, with a discretionary bonus to be determined by the Company’s Board on December 31, 2016.

Regulatory Requirements

State statutes authorizing the Company’s products and services typically provide state agencies that regulate banks and financial institutions with significant regulatory powers to administer and enforce the law. Under statutory authority, state regulators have broad discretionary power and may impose new licensing requirements, interpret or enforce existing regulatory requirements in different ways, or issue new administrative rules. In addition, when the staff of state regulatory bodies change, it is possible that the interpretations of applicable laws and regulations may also change.

Net Profit Interest

The Company has a net profit interest agreement with its lender, under which the Company pays 20% of its subsidiary IEC SPV LLC’s net profit to the lender (see note 4).

8. RELATED PARTY TRANSACTIONS

Chief Executive Officer

During the six months ended June 30, 2016 and six months ended June 30, 2015 the Company incurred compensation expense to our Chief Executive Officer under the Professional Consulting Contract of $500,000 and $500,000 respectively. Preferred dividends in the amount of $29,917 were paid in cash to our Chief Executive Officer during the six months ended June 30, 2016. During the three months ended June 30, 2016 and three months ended June 30, 2015 the Company incurred compensation expense to our Chief Executive Officer under the Professional Consulting Contract of $250,000 and $250,000 respectively.

Chief Operating Officer

During the six months ended June 30, 2016 and six months ended June 30, 2015 the Company incurred compensation expense to our Chief Operating Officer of $115,000 and $109,615 respectively. During the three months ended June 30, 2016 and three months ended June 30, 2015 the Company incurred compensation expense to our Chief Operating Officer of $61,923 and $50,769 respectively.

Consulting Fees

During the six months ended June 30, 2015, the Company incurred director and consulting fees of $12,500 to Gilmour & Company Pty Ltd, which is owned by Ian Gilmour, a former director of the Company. During the three months ended June 30, 2015, the Company incurred director and consulting fees of $7,500 to Gilmour & Company Pty Ltd, which is owned by Ian Gilmour, a former director of the Company.

During the six months ended June 30, 2016 and six months ended June 30, 2015, the Company incurred director fees totaling $17,500 and $12,500, respectively, to Matthew Banks, who is a director of the Company. During the three months ended June 30, 2016 and three months ended June 30, 2015, the Company incurred director fees totaling $9,000 and $7,500, respectively, to Matthew Banks, who is a director of the Company.

F-30

IEG HOLDINGS CORPORATION

NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2016

During the six months ended June 30, 2016 and six months ended June 30, 2015, the Company incurred director fees totaling $17,500 and $12,500, respectively to R & H Nominees Pty Ltd, which is owned by Harold Hansen, who is a director of the Company. During the three months ended June 30, 2016 and three months ended June 30, 2015, the Company incurred director fees totaling $9,000 and $7,500, respectively to R & H Nominees Pty Ltd, which is owned by Harold Hansen, who is a director of the Company.

During the six months ended June 30, 2015, the Company incurred consulting fees totaling $190,414 to Clem Tacca and related parties. During the three months ended June 30, 2015, the Company incurred consulting fees totaling $120,250 to Clem Tacca and related parties. Clem Tacca is a significant shareholder of IEG Holdings Corporation. No such fees were incurred in 2016.

During the six months ended June 30, 2016 and six months ended June 30, 2015, the Company incurred consulting fees totaling $87,204 and $249,500, respectively, to Frank Wilkie and related parties. During the three months ended June 30, 2016 and three months ended June 30, 2015, the Company incurred consulting fees totaling $86,954 and $171,000, respectively, to Frank Wilkie and related parties. Frank Wilkie is a shareholder of IEG Holdings Corporation.

During the six months ended June 30, 2016 and six months ended June 30, 2015, the Company incurred consulting fees totaling $68,886 and $44,750, respectively, to Ascendant SC Pty Ltd. During the three months ended June 30, 2016 and three months ended June 30, 2015, the Company incurred consulting fees totaling $68,886 and $44,750, respectively, to Ascendant SC Pty Ltd. $35,000 of the consulting fees incurred in 2016 were offset as consideration for Common Stock on May 2, 2016. $25,000 of the consulting fees incurred in 2015 were offset as consideration for Series G Preferred Stock on June 19, 2015. Ascendant SC Pty Ltd is a shareholder of IEG Holdings Corporation.

During the six months ended June 30, 2016 and six months ended June 30, 2015, the Company incurred consulting fees totaling $13,200 and $0, respectively, to Judith Willoughby and related parties. During the three months ended June 30, 2016 and three months ended June 30, 2015, the Company incurred consulting fees totaling $13,200 and $0, respectively, to Judith Willoughby and related parties. Judith Willoughby is a significant shareholder of IEG Holdings Corporation.

9. SUBSEQUENT EVENTS

None.

F-31

Subscription Rights to Purchase

Up to 95,319,741 Shares of Common Stock at a Price per Share of $1.00,

Subject to a Maximum Offering of $95,319,741

IEG HOLDINGS CORPORATION

PROSPECTUS

Dealer-Manager

____________, 2016

Until ____________, 2016 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

66

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Company, other than fees charged by the dealer-manager, upon the completion of the rights offering. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee.

Type	Amount
SEC Registration Fee	$9,599
FINRA Filing Fee	16,136
Roadshow and Presentation Costs	20,000
Printing and Mailing Costs	5,000
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	12,000
Total Expenses	$77,735

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act allows us to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Our amended and restated articles of incorporation, as amended, provide that our directors and officers shall be indemnified and the Company shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law either now or hereafter.

Our amended and restated bylaws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act. Numbers of shares and exercise prices have been adjusted to reflect the 1-for-100 reverse split of the Company’s common stock effected on June 17, 2015.

During the nine months ended September 30, 2013, we issued 124,919 shares of our common stock at a price of $2.00 and $3.00 per share, and 5,125,136 shares at $0.50 per share in a private placement to pre-merger existing stockholders of the Company (including, but not limited to, the issuance by the Company on June 30, 2013 of 2,084,941 shares of common stock to the Company’s Chief Executive Officer, Mr. Paul Mathieson, for an aggregate purchase price of $1,042,471). The securities were issued in reliance upon the exemptions provided by Section 4(a)(2), Regulation S and Section 2(a)(3), as applicable under the Securities Act. Such securities are restricted as to their transferability as set forth in Rule 144 under the Securities Act.

During the quarter ended December 31, 2013, the Company issued 1,517,855 shares at a price of $0.50 per share in a private placement to pre-merger existing stockholders of the Company. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

II-1

On March 31, 2014, the Company issued 1,000,000 shares of Series A convertible preferred stock to the Company’s President and Chief Executive Officer, Mr. Mathieson, in consideration for $1,000,000. Also on March 31, 2014, the Company issued an aggregate of 410,000 shares of Series B convertible preferred stock to four accredited investors, for an aggregate purchase price of $410,000. In addition, on March 31, 2014, the Company issued an aggregate of 400,025 shares of Series C convertible preferred stock to five accredited investors, for an aggregate purchase price of $400,025. The Company also issued an aggregate of 173,000 shares of Series D convertible preferred stock to 14 accredited investors on March 31, 2014, for an aggregate purchase price of $173,000. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable, and Regulation S under the Securities Act.

During the quarter ended June 30, 2014, the Company issued 6,119,914 shares of its common stock at a price of $0.50 per share in a private placement to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3) or Regulation S, as applicable under the Securities Act.

On November 19, 2014, the Company issued an aggregate of 461,000 shares of Series E preferred stock to nine accredited investors. Also on November 19, 2014, the Company issued an aggregate of 1,400,000 shares of Series F preferred stock 24 accredited investors. All of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

During the six months ended December 31, 2014, the Company issued 3,038,844 shares of common stock at a price of $1.00, $1.50 and $2.00 per share in private placements to existing stockholders of the Company who were accredited investors or who were not “U.S. Persons” as defined in the Securities Act. The securities were issued in reliance upon the exemptions from registration provided by Regulation D, Rule 506 and Rule 506(b) and Regulation S as promulgated by the SEC under the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series B preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series B preferred stock, all of their Series B preferred shares into shares of our common stock on the basis of 4 shares of common stock for each share of Series B preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 1,640,000 shares of common stock to the holders of our Series B preferred stock in exchange for all shares of their Series B preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series C preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series C preferred stock, all of their Series C preferred shares into shares of our common stock on the basis of 2 shares of common stock for each share of Series C preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 800,050 shares of common stock to the holders of our Series C preferred stock in exchange for all shares of their Series C preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series D preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series D preferred stock, all of their Series D preferred shares into shares of our common stock on the basis of 1.333333 shares of common stock for each share of Series D preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 230,667 shares of common stock to the holders of our Series D preferred stock in exchange for all shares of their Series D preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

Effective December 31, 2014, all holders of the then-outstanding Series E preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series E preferred stock, all of their Series E preferred shares into shares of our common stock on the basis of 0.40 shares of common stock for each share of Series E preferred stock so converted. Accordingly, on December 31, 2014, we issued an aggregate of 184,400 shares of common stock to the holders of our Series E preferred stock in exchange for all shares of their Series E preferred stock. The shares of common stock were issued in reliance upon the exemptions provided by Section 3(a)(9) of the Securities Act.

On June 17, 2015, the Company issued an aggregate of 600,000 shares of Series F convertible preferred stock to a total of 25 investors, 24 of whom resided in Australia and one of whom resided in the United Kingdom, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $600,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

On June 22, 2015, the Company issued an aggregate of 5,419,500 shares of Series G convertible preferred stock to a total of 92 investors, 90 of whom resided in Australia and two of whom resided in the United Kingdom, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $5,419,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

II-2

Effective June 30, 2015, 20 holders of an aggregate of 1,750,000 shares of Series F preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series F preferred stock, their Series F preferred shares into shares of our common stock on the basis of 0.3636 shares of our common stock for each share of Series F preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 635,395 shares of common stock to the 20 Series F holders, 19 of whom resided in Australia and one of whom resided in the United Kingdom, in exchange for an aggregate of 1,750,000 shares of Series F preferred stock held by such Series F holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Effective June 30, 2015, 72 holders of an aggregate of 4,459,500 shares of Series G preferred stock provided notice to us of their intent to convert, pursuant to the terms of the Series G preferred stock, their Series G preferred shares into shares of our common stock on the basis of 0.2105 shares of our common stock for each share of Series G preferred stock so converted. Accordingly, on June 30, 2015, we issued an aggregate of 938,725 shares of common stock to the 72 Series G holders, 70 of whom resided in Australia, one of whom resided in the United Kingdom and one of whom resided in Singapore, in exchange for an aggregate of 4,459,500 shares of Series G preferred stock held by such Series G holders. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Also on June 30, 2015, the Company issued 250,000 shares of the Company’s Series G preferred stock to Bruce Merivale-Austin, a resident of Singapore, for a purchase price of $1.00 per share, representing an aggregate purchase price of $250,000. These securities were issued in reliance upon the exemption from registration provided by Regulation S promulgated pursuant to the Securities Act. No offering circular was used in connection with this issuance.

On September 2, 2015, the Company issued an aggregate of 4,326,086 shares of the Company’s common stock to a total of 199 existing stockholders, 197 of whom resided in Australia and two of whom resided in the United Kingdom, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $4,326,086. The shares of common stock were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this issuance.

On October 22, 2015, the Company issued 160,000 shares of Series H convertible preferred stock to a total of three investors, each of whom resided in Australia, in consideration for receipt of $1.00 per share, representing an aggregate purchase price of $160,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

On December 31, 2015, the Company issued an aggregate of 134,378 shares of the Company’s common stock at a price of $5.00 per share to a total of 29 existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $671,890. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this issuance.

Also on December 31, 2015, all of the holders of shares of the Company’s Series F preferred stock notified the Company of their intention to convert their Series F preferred stock into Company common stock pursuant to the terms of the Series F preferred stock. The Company issued an aggregate of 333,300 shares of Company common stock to a total of five stockholders, each of whom resided in Australia, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Following the conversions, no shares of Series F preferred stock were outstanding.

Also on December 31, 2015, the holders of an aggregate of 1,050,000 shares of the Company’s Series G preferred stock notified the Company of their intention to convert their Series G preferred stock into Company common stock pursuant to the terms of the Series G preferred stock. The Company issued an aggregate of 840,000 shares of Company common stock to a total of 21 stockholders, 20 of whom resided in Australia and one of whom resided in the United Kingdom, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

Following the conversions, 160,000 shares of Series G preferred stock were outstanding.

Also on December 31, 2015, all of the holders of the Company’s Series H preferred stock notified the Company of their intention to convert their Series H preferred stock into Company common stock pursuant to the terms of the Series H preferred stock. The Company issued an aggregate of 85,312 shares of Company common stock to a total of three stockholders, each of whom resided in Australia, pursuant to the conversion notices. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversions, no shares of Series H preferred stock were outstanding.

II-3

On January 1, 2016, pursuant to the terms of the Company’s Series G preferred stock, the Company exercised its right to redeem all of the unconverted outstanding shares of Series G preferred stock. On December 24, 2015, the Company early paid the holders of the 160,000 unconverted shares of Series G preferred stock an aggregate of $160,000. Following the redemption of the unconverted shares of Series G preferred stock, no shares of Series G preferred stock were outstanding.

On January 22, 2016, the Company issued an aggregate of 3,700 shares of the Company’s common stock at a price of $5.00 per share to a total of two existing stockholders, each of whom resided in Australia, for receipt of an aggregate of $18,500. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

On March 22, 2016, the Company issued an aggregate of 3,071,000 shares of the Company’s Series H preferred stock to a total of 12 existing stockholders, nine of whom resided in Australia and three of whom resided in the United Kingdom, in exchange for the receipt of $1.00 per share, representing an aggregate purchase price of $3,071,000. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance.

On March 31, 2016, Paul Mathieson, the Company’s Chief Executive Officer and the sole holder of the Company’s Series A preferred stock notified the Company of his intention to convert all of his Series A preferred stock into Company common stock pursuant to the terms of the Series A preferred stock. The Company issued an aggregate of 64,000,000 shares of Company common stock pursuant to the conversion notice. These securities were issued in reliance upon the exemptions provided by Regulation S promulgated pursuant to the Securities Act. The issuance involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. No offering circular was used in connection with this issuance. Following the conversion, no shares of Series A preferred stock were outstanding.

On April 12, 2016, the Company issued an aggregate of 20,000 shares of the Company’s common stock to MZ Group, its investor relations advisor. The securities issuance was exempt from registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) and Section 2(a)(3), as applicable under the Securities Act.

On May 2, 2016, Company issued an aggregate of 2,439,673 shares of the Company’s common stock at a price of $1.00 per share to a total of 98 existing stockholders, all of whom resided in Australia, for receipt of an aggregate of $2,439,673. The securities issuances were exempt from registration under the Securities Act, in reliance on an exemption provided by Regulation S promulgated pursuant to the Securities Act. The issuances involved offers and sales of securities outside the United States. The offers and sales were made in offshore transactions and no directed selling efforts were made by the issuer, a distributor, their affiliates or any persons acting on their behalf. An offering circular was used in connection with this offering.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

II-4

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C) I Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§ 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-5

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter.

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on July 29 , 2016.

IEG Holdings Corporation

By:	/s/ Paul Mathieson
Paul Mathieson,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on July 29 , 2016.

Name	Title

/s/ Paul Mathieson	President and Chief Executive Officer and Director
Paul Mathieson	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director
Matthew I. Banks

*	Director
Harold A. Hansen

By:	/s/ Paul Mathieson
Paul Mathieson
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Stock Exchange Agreement among Investment Evolution Global Corporation, IEG Holdings Limited and Ideal Accents, Inc. dated as of January 28, 2013 (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.1	Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated February 22, 2013 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated March 20, 2014 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.3	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated October 27, 2014 (incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

3.4	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated April 30, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 8, 2015).

3.5	Articles of Amendment to Amended and Restated Articles of Incorporation of IEG Holdings Corporation dated June 17, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on June 18, 2015).

3.6	Articles of Amendment effective September 10, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on September 15, 2015).

3.7	Articles of Amendment effective December 1, 2015 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on December 4, 2015).

3.8	Articles of Amendment effective January 8, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on January 14, 2016).

3.9	Articles of Amendment effective March 22, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on March 28, 2016).

3.10	Articles of Amendment effective April 1, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on February 23, 2016).

3.11	Articles of Amendment effective April 1, 2016 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the Commission on February 23, 2016).

3.12	Articles of Amendment effective May 16, 2016 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed with the Commission on May 20, 2016).

3.13	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 2.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

5.1*	Opinion of the Law Office of Legal & Compliance, LLC.

8.1*	Opinion of the Law Office of Legal & Compliance, LLC.

10.1	Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.2	Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated June 11, 2012 (incorporated by reference to Exhibit 10.2 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.3	Amended and Restated Promissory Note by IEC SPV, LLC in favor of BFG Loan Holdings, LLC dated as of November 12, 2013 (incorporated by reference to Exhibit 10.3 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.4	First Amendment to Loan and Security Agreement between IEC SPV, LLC and BFG Loan Holdings, LLC dated November 12, 2013 (incorporated by reference to Exhibit 10.4 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.5	Second Amendment to Loan and Security Agreement by and between BFG Investment Holdings, LLC, IEC SPV, LLC, Investment Evolution Global Corporation, Investment Evolution Corporation and Paul J. Mathieson dated as of June 30, 2014 (incorporated by reference to Exhibit 10.5 to the registrant’s registration statement on Form S-1 filed with the Commission on December 12, 2014).

10.6	Services Agreement between CyberRidge, LLC and Investment Evolution Corporation dated as of March 28, 2012 (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the registrant’s registration statement on Form S-1 filed with the Commission on April 9, 2015).

10.7+	Professional Consulting Contract, dated September 30, 2015 but effective as of January 1, 2015, by and between IEG Holdings Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.8 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.8+	Professional Consulting Contract, dated September 30, 2014 but effective as of January 1, 2014, by and between Investment Evolution Global Corporation and Paul Mathieson (incorporated by reference to Exhibit 10.9 to the registrant’s quarterly report on Form 10-Q filed with the Commission on October 30, 2015).

10.9*	Form of Dealer-Manager Agreement by and between IEG Holdings Corporation and Source Capital Group, Inc.

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to the registrant’s registration statement on Form S-1/A (File No. 333- 209116) filed with the Commission on February 22, 2016).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 5.1).

23.3*	Consent of the Law Office of Legal & Compliance, LLC (included in Exhibit 8.1).

101.INS*	XBRL Instance

101.SCH*	XBRL Taxonomy Extension Schema

101.CAL*	XBRL Taxonomy Extension Calculation

101.DEF*	XBRL Taxonomy Extension Definition

101.LAB*	XBRL Taxonomy Extension Labels

101.PRE*	XBRL Taxonomy Extension Presentation

*	Filed herewith.

+	Management contract or compensatory plan or arrangement.